UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOENVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
$11,398.58
	(2)	Form, Schedule or Registration Statement No.:
Schedule TO-T
	(3)	Filing Party:
Genzyme Corporation
	(4)	Date Filed:
June 4, 2007

BIOENVISION, INC.
345 Park Avenue, 41st Floor
New York, NY 10154
(212) 750-6700

                  , 2007

MERGER PROPOSED—YOUR VOTE IS IMPORTANT

Dear Stockholder:

You are cordially invited to attend the Special Meeting of stockholders of Bioenvision, Inc. (“Bioenvision”) to be held on                         , 2007, at                    local time, at the offices of Goodwin Procter LLP, located at 599 Lexington Avenue, New York, New York 10022.

At the Special Meeting, you will be asked to vote to approve the merger (the “Merger”) of Wichita Bio Corporation, a wholly-owned subsidiary of Genzyme Corporation, with and into Bioenvision, pursuant to an Agreement and Plan of Merger dated as of May 29, 2007, as amended by Amendment No. 1 thereto, dated as of August 8, 2007 (the “Merger Agreement”). The Merger is the second and final step in the proposed acquisition of Bioenvision by Genzyme. The first step was the tender offer for all of the outstanding common stock and all of the outstanding preferred stock of Bioenvision, which was completed on July 10, 2007. Following the tender offer and as of the date hereof, Genzyme beneficially owns approximately 22 percent of the outstanding shares of Bioenvision common stock on an as-converted basis, including all outstanding shares of Bioenvision preferred stock. If the Merger is completed, Bioenvision’s stockholders will have the right to receive $5.60 in cash, without interest, for each share of Bioenvision common stock they own.

After careful consideration, our board of directors has unanimously determined that the Merger and the Merger Agreement are advisable and in the best interests of our stockholders. Our board of directors unanimously recommends that you vote “FOR” the approval of the Merger and the Merger Agreement and “FOR” the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is important. We cannot complete the Merger unless, among other things, the holders of a majority of the Bioenvision common stock and preferred stock (voting on an as-converted basis) outstanding and entitled to vote at the Special Meeting vote to approve the Merger Agreement. Failure to submit a signed proxy card or to vote by telephone, via the internet or in person at the Special Meeting will have the same effect as a vote “AGAINST” the approval of the Merger Agreement. Whether or not you are able to attend the Special Meeting in person, please take the time to vote by completing the enclosed proxy card and mailing it to us or, if you prefer, vote by telephone or via the internet by following the telephone and internet voting instructions described on the enclosed proxy card (or voting instruction form) as soon as possible. This action will not limit your right to vote in person at the Special Meeting. Only holders of record of Bioenvision common stock and preferred stock at the close of business on             , 2007 will be entitled to vote at the Special Meeting.

To indicate their support for the Merger, our directors and officers have entered into Tender and Voting Agreements under which they tendered shares of common stock and preferred stock to Wichita Bio Corporation and agreed to vote any other shares of our common stock which they own as of              , 2007.

This proxy statement explains the proposed Merger and the Merger Agreement, and provides specific information concerning the Special Meeting. Please review this document carefully.

If you have any questions or need assistance voting your shares, please call The Altman Group, who is assisting us, toll-free at (212) 681-9600.

Sincerely,
Christopher B. Wood
Chairman and Chief Executive Officer

This proxy statement is dated             , 2007, and is first being mailed to Bioenvision stockholders on or about              , 2007.

BIOENVISION, INC.
345 Park Avenue, 41st Floor
New York, NY 10154
(212) 750-6700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be Held on                          , 2007

Date:                              , 2007

Time:                           , local time

Place:              Goodwin Procter LLP, 599 Lexington Avenue, New York, NY 10022

Dear Stockholders of Bioenvision, Inc.:

We will hold a Special Meeting of Stockholders of Bioenvision, Inc., a Delaware corporation (“Bioenvision”, or “we”, “us”, “our”, “ours”), to consider and vote upon the following:

1.                   A proposal to approve the Agreement and Plan of Merger, dated as of May 29, 2007, as amended by Amendment No. 1 thereto, dated as of August 8, 2007, by and among Genzyme Corporation (“Genzyme”), Wichita Bio Corporation, a wholly-owned subsidiary of Genzyme Corporation (“Wichita Bio”), and Bioenvision (the “Merger Agreement”), providing for a Merger (the “Merger”) in which, among other things, each share of Bioenvision common stock, par value $0.001 per share, will be converted into the right to receive $5.60 in cash, without interest;

2.                   A proposal to adjourn or postpone the Special Meeting to a later time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement; and

3.                   Such other proposals, if any, as may properly be brought before the Special Meeting or any adjournment or postponement thereof, including proposals related to any procedural matters incident thereto.

We will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

The record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Special Meeting is                , 2007. Only holders of record of Bioenvision common stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. As of the record date,               shares of Bioenvision common stock and 2,250,000 shares of preferred stock were outstanding and entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Holders of common stock are entitled to one vote for each share of common stock held. Holders of Series A preferred stock are entitled to approximately two votes for each share of Series A preferred stock held, and are entitled to vote on an “as converted” basis with the common stock.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF BIOENVISION COMMON STOCK AND PREFERRED STOCK (VOTING ON AN AS-CONVERTED BASIS) ENTITLED TO VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT. As of the record date, Genzyme was the beneficial owner of 8,398,098 shares of our common stock and 2,250,000 shares of our preferred stock, representing approximately      % of the voting power of all outstanding shares of our capital stock and 100% of the voting power of all outstanding shares of our preferred stock. Pursuant to the Merger Agreement, Genzyme is obligated to vote, or cause to be voted, all shares of our capital stock beneficially owned by it, Wichita Bio or any of its other subsidiaries in favor of the Merger. This proxy statement describes the proposed Merger and the Merger Agreement and the actions to be taken in connection with the Merger and provides additional information about the parties involved. Please give this information your careful attention.

We believe that our stockholders may be entitled to appraisal rights under the Delaware General Corporation Law. Any stockholder seeking to assert appraisal rights will be required to give written notice, before the stockholders vote on whether to approve the Merger Agreement, of the stockholder’s intent to demand payment pursuant to statutory appraisal rights, and to comply with the requirement to not vote to approve the Merger Agreement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

If you plan to attend the Special Meeting in person, please be aware that seating may be limited. Registration and seating will begin at                          . Please bring valid picture identification, such as a driver’s license or passport. You may be required to provide this identification upon entry to the meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the Special Meeting.

Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope or, if you prefer, vote by telephone or via the internet by following the telephone and internet voting instructions described on the enclosed proxy card (or voting instruction form). You may revoke the proxy at any time prior to its exercise in the manner described in this proxy statement. Any stockholder present at the Special Meeting, including any adjournments or postponements of it, may revoke any previously-granted proxy and vote personally on the proposal to approve the Merger Agreement. Executed proxy cards that are not marked with any instructions, and proxies submitted by telephone or via the internet without instructions, will be voted “FOR” the approval of the Merger Agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return a properly-signed proxy card or to vote via telephone, the internet or in person at the Special Meeting, your shares effectively will be counted as a vote “AGAINST” the approval of the Merger Agreement.

PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

By Order of the Board of Directors,
Sincerely,
Christopher B. Wood
Chairman and Chief Executive Officer
New York, New York
, 2007

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a stockholder. You should still carefully read this entire proxy statement, including each of the annexes.

In this proxy statement, the terms “we”, “us”, “our”, “our company” and “Bioenvision” refer to Bioenvision, Inc., the term “Genzyme” refers to Genzyme Corporation and the term “Wichita Bio” refers to Wichita Bio Corporation, a wholly-owned subsidiary of Genzyme.

The Merger

Q:             What is the proposed transaction?

A:             A merger agreement that provides for the acquisition of Bioenvision by Genzyme. The proposed transaction is to be accomplished through a merger of Wichita Bio with and into Bioenvision, with Bioenvision surviving, which we refer to as the “merger.” As a result of the merger:

•       Bioenvision will become a wholly-owned subsidiary of Genzyme;

•       our common stock will cease to be listed on The NASDAQ Global Market, and will no longer be publicly traded;

•       we will no longer be obligated to file periodic reports with the Securities and Exchange Commission; and

•       each outstanding share of our common stock will be converted into the right to receive $5.60 in cash, without interest.

Q:             Why has the merger been proposed?

A:             The merger is the second and final step in the proposed acquisition of Bioenvision by Genzyme. The first step was a tender offer for all the outstanding shares of our common stock and all the outstanding shares of our preferred stock, which was completed on July 10, 2007. We refer to the tender offer and the merger collectively as the “Genzyme transaction”.

Q:             What will I receive in the merger?

A:             Subject to the terms of the merger agreement, in the merger, each issued and outstanding share of Bioenvision common stock automatically will be converted into the right to receive $5.60 in cash, without interest. The actual payment to you may be reduced by the amount of any required tax withholding.

Q:             What will happen to my outstanding stock options?

A:             Under the merger agreement, we are obligated to use reasonable efforts to ensure that upon the consummation of the merger, each outstanding stock option, stock equivalent right or right to acquire shares of common stock granted under our 2003 Stock Incentive Plan, without regard to the extent then vested and exercisable, will be cancelled and, in consideration of such cancellation, Genzyme will, or will cause Bioenvision as the surviving corporation to, promptly, and in no event later than 30 days after the effective time of the merger, pay to such holders of options, an amount in respect thereof equal to the product of (i) the excess, if any, of $5.60 over the exercise price of each such option multiplied by (ii) the number of shares of common stock issuable upon exercise of the option. Upon the consummation of the merger, the 2003 Stock Incentive Plan will terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Bioenvision or any Bioenvision subsidiary will be cancelled.

The payments due to the holders of Bioenvision stock options may be reduced by the amount of any required tax withholding.

Q:             What will happen to my outstanding warrants?

A:             Under the merger agreement, we are obligated to use reasonable efforts to obtain all consents necessary to cash out all warrants to purchase common stock. Upon the consummation of the merger, each outstanding warrant will only represent the right to receive cash consideration in an amount equal to the product of (i) the excess, if any, of $5.60 over the exercise price of each such warrant multiplied by (ii) the number of shares of Bioenvision common stock issuable upon exercise of the warrant.

The payments due to the holders of Bioenvision warrants may be reduced by the amount of any required tax withholding.

Q:             When do you expect the merger to be completed?

A:             We expect the merger, if approved by our stockholders, to take effect promptly after such approval and after the closing conditions to the merger have been satisfied or waived. At present, we anticipate that if the merger is approved the closing will occur in               2007.

Q:             What will happen to my shares of common stock in Bioenvision after the merger?

A:             Following the effectiveness of the merger, your shares of our common stock will represent solely the right to receive the merger consideration, and trading in our common stock on The NASDAQ Global Market will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934.

The Special Meeting

Q:             When is the special meeting and where will it be held?

A:             The special meeting will take place on               , 2007, at               local time, at the offices of Goodwin Procter LLP, located at 599 Lexington Avenue, New York, New York 10022. You may attend the special meeting and vote your shares in person, rather than completing, signing, dating and returning your proxy. If you wish to vote in person and your shares are held by a broker or other nominee, you need to obtain a proxy from the broker or other nominee authorizing you to vote your shares held in the broker’s name.

Q:             Who is soliciting my proxy?

A:             This proxy is being solicited by our board of directors.

Q:             What am I being asked to vote on?

A:             You are being asked to vote to approve the merger agreement that we have entered into with Genzyme, pursuant to which Wichita Bio will be merged with and into us and we will become a wholly-owned subsidiary of Genzyme. We will also be asking you to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of approval of the merger agreement.

Q:             Why is my vote important?

A:             Your vote is important because, among other things, in order for us to complete the merger, at least a majority of our common stock and preferred stock (voting on an as-converted basis) outstanding and entitled to vote at the special meeting have to be voted in favor of approving the merger agreement. Accordingly, your failure to vote, including by abstaining or as a result of broker non-votes, will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Q:             Who is entitled to vote at the special meeting?

A:             Holders of record of shares of Bioenvision common stock as of the close of business on              , 2007, the record date for the special meeting, are entitled to vote at the special meeting, or at any adjournments or postponements of the special meeting.

Q:             What happened during the offer period of the Genzyme tender offer?

A:             The initial offer period of the Genzyme tender offer was scheduled to expire at 12:01 a.m. on July 2, 2007. Prior to expiration on July 2, 2007, Wichita Bio waived the condition to the tender offer that there be tendered a majority of the issued and outstanding shares of common stock (on an as-converted basis). Additionally, Wichita Bio extended the initial offer period until 12:01 a.m. on July 10, 2007. Upon expiration of the extended offer period, Wichita Bio accepted for payment shares representing a total of approximately 15.3% of the outstanding shares of our common stock and 100% of the outstanding shares of our preferred stock.

Q:             What is Genzyme’s ownership of Bioenvision capital stock as of the record date?

A:             At the close of business on the record date, Genzyme beneficially owned and was entitled to vote, in the aggregate, 8,398,098 shares of our common stock, representing approximately       % of our common stock outstanding on that date, and 2,250,000 shares of our preferred stock, representing 100% of our preferred stock outstanding on that date. As of the record date, this represents       % of the total votes entitled to be cast at the special meeting.

Q:             What are Genzyme’s rights as a holder of preferred stock and under the merger agreement?

A:             In summary, under the terms of the certificate of designations of the preferred stock, each share of preferred stock can be converted into approximately two shares of common stock, and carries a separate series vote over several corporate matters, including any merger or sale of substantially all of the assets of Bioenvision and over approval of the authorization of any additional shares of Bioenvision common stock. As a holder of preferred stock, Genzyme is also entitled to an annual 5% dividend and a liquidation preference over holders of our common stock. Such rights and the other rights incident to the shares of preferred stock are set forth in the certificate of designations of the preferred stock. You should also read “Additional Information—Rights of Genzyme as a Holder of Preferred Stock,” beginning on page    , for a discussion of such rights.

Under the terms of the merger agreement, absent Genzyme’s consent we are required, until consummation of the merger, to preserve our personnel and our business, to maintain insurance policies and to protect our intellectual property rights, among other actions. We are also required to obtain Genzyme’s consent prior to, among other things, disposing of assets, making capital expenditures or incurring indebtedness greater than a set amount, changing compensation payable to our officers, directors or employees, making any material acquisitions outside the ordinary course of business, or entering into any extraordinary transactions.

Q:             What vote is required to approve the merger agreement?

A:             Stockholders holding at least a majority of our common stock and preferred stock (voting on an as-converted basis) outstanding and entitled to vote at the special meeting must vote “FOR” approval of the merger agreement for it to be validly approved.

Q:             How does our board of directors recommend that I vote?

A:             Our board of directors unanimously recommends that our stockholders vote “FOR” the approval of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement. You should read “The Merger—Our Reasons for the Merger,” beginning on page     , for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger agreement.

Q:             What do I need to do now?

A:             After carefully reading and considering the information contained in this proxy statement, please vote your shares by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid return envelope as soon as possible or, if you prefer, you can vote by telephone or via the internet by following the relevant instructions described on the enclosed proxy card or voting instruction form received from any broker, bank or other nominee that may hold shares of our common stock on your behalf. If you sign and send in your proxy card and do not mark it to show how you want to vote, or if you submit a proxy by telephone or via the internet without providing instructions, we will count your proxy as a vote in favor of the approval of the merger agreement and in favor of any proposal to adjourn or postpone the special meeting to solicit additional proxies.

Q:             May I vote via the Internet of telephone?

A:             Yes, by following the telephone and internet voting instructions described on the enclosed proxy card or in the voting instruction form received from any broker, bank or other nominee that holds shares of our common stock on your behalf.

Q:             Can I change my vote after I have mailed my signed proxy or voted by telephone or via the internet?

A:             Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of four ways. First, you can send a written notice to us stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy bearing a later date. Third, you can submit a later-dated proxy instruction by telephone or via the internet. If you choose any of these three methods, then you must submit your notice of revocation or your new proxy to us before the special meeting either by telephone, via the internet or at Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, NY 10154, Attention: Investor Relations, as the case may be. Finally, you can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy or vote in person. Your attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares to be voted. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:             What happens if I do not submit a proxy or vote by telephone or via the internet or in person at the special meeting?

A:             Because the required vote of our stockholders is based upon the number of outstanding shares of our common stock, rather than upon the number of shares actually voted, any failure by a holder of Bioenvision shares to vote “FOR” the approval of the merger agreement, in person at the special meeting or by proxy, including abstentions and broker non-votes, will have the same effect as a vote “AGAINST” the approval of the merger agreement.

Q:             If my shares are held in “street name” by my broker or bank, will my broker or bank automatically vote my shares for me?

A:             No. Your broker or bank is allowed to vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the approval of the merger agreement.

Q:             Should I send in my stock certificates now?

A:             No. Stockholders who hold their shares in certificated form will need to exchange their Bioenvision stock certificates for cash after the merger is completed. We will send stockholders instructions for exchanging their stock certificates at that time. Stockholders who hold their shares in book-entry form also will receive instructions for exchanging their shares after we complete the merger. Please do not send in your stock certificates with your proxy.

Q:             Where can I learn more about Genzyme?

A:             Information about Genzyme is available from its 2006 Annual Report, which can be obtained for free from its website at www.genzyme.com.

Q:             Who can help answer my questions?

A:             If you have any questions about the merger, including the procedures for voting your shares, or if you need additional copies of this proxy statement or the enclosed proxy (which will be provided without charge) you should contact The Altman Group, our proxy solicitor for the special meeting, or us, as follows:

THE ALTMAN GROUP 60 EAST 42nd STREET, SUITE 405 (212) 681-9600 Email: info@altmangroup.com Banks and Brokerage Firms, please call: XXX-XXX-XXXX Stockholders call toll free: XXX-XXX-XXXX	Bioenvision, Inc. Investor Relations 345 Park Avenue, 41st Floor New York, NY 10154 Telephone: (212) 750-6700 ext. Email: @bioenvision.com

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we have referred you. See “Where You Can Find Additional Information” on page       . Each item in this summary refers to the page of this document on which the applicable subject is discussed in more detail.

The Companies (see page      )

Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, New York 10154, Telephone: (212) 750-6700   (see page      ).   Bioenvision, Inc. (“Bioenvision”) is a publicly held, product-oriented biopharmaceutical company primarily focused upon the acquisition, development, distribution and marketing of compounds and technologies for the treatment of cancer, autoimmune disease and infection. Bioenvision’s shares are traded on The NASDAQ Global Market under the symbol “BIVN.”

Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02141, Telephone: (617) 252-7500   (see page      ).   Genzyme Corporation (“Genzyme”) is a publicly held, global biotechnology company with a product and service portfolio that is focused on rare disorders, renal diseases, orthopedics, organ transplant, cancer, and diagnostic and predictive testing. Genzyme’s shares are traded on The NASDAQ Global Select Market under the symbol “GENZ.”

Wichita Bio Corporation, c/o Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02141, Telephone: (617) 252-7500   (see page      ).   Wichita Bio Corporation (“Wichita Bio”) is a wholly-owned subsidiary of Genzyme. Wichita Bio Corporation was formed solely for the purpose of facilitating the acquisition of our company by Genzyme.

The Special Meeting (see page       )

Date, Time and Place (see page       ).   The special meeting of our stockholders will be held on                   , 2007, at                   local time, at the offices of Goodwin Procter LLP, located at 599 Lexington Avenue, New York, New York 10022. At the special meeting, our stockholders will be asked to approve the merger agreement that we have entered into with Genzyme. Stockholders will also be asked to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the approval of the merger agreement.

Record Date, Voting Power (see page       ).   Our stockholders are entitled to vote at the special meeting if they are shown by our records to have owned shares of our common stock as of the close of business on               , 2007, the record date. On the record date, there were                    shares of our common stock entitled to vote at the special meeting, 8,398,098 of which were beneficially owned by Genzyme, and 2,250,000 shares of our preferred stock entitled to vote at the special meeting, all of which were beneficially owned by Genzyme. Pursuant to the merger agreement, Genzyme is obligated to vote, or cause to be voted, all shares of our capital stock beneficially owned by it, Wichita Bio or any of its other subsidiaries in favor of the Merger. As of the record date, this represents        % of the total votes entitled to be cast at the special meeting. Common stockholders will have one vote for each share of our common stock that they owned on the record date on any matter that may properly come before the special meeting and any adjournment of that meeting. Preferred stockholders are entitled to vote on an “as converted” basis with the common stock and are entitled to approximately two votes for each share of preferred stock that they owned on the record date on any matter that may properly come before the special meeting and any adjournment of that meeting.

Vote Required (see page       ).   The approval of the merger agreement and, if necessary, the approval of the adjournment of the special meeting to solicit additional proxies in favor of the approval of the merger agreement, each require the affirmative vote of stockholders holding at least a majority of shares of our common stock and preferred stock (voting on an as-converted basis) outstanding at the close of business on the record date. Failure to vote, by proxy or in person, will have the same effect as a vote “AGAINST” approval of the merger agreement.

Voting and Revocability of Proxies (see page       ).   We are asking our stockholders to complete, date and sign the accompanying proxy card and return it in the pre-addressed accompanying envelope or, if you prefer, you can vote by telephone or via the internet by following the relevant instructions described on the enclosed proxy card or voting instruction form received from any broker, bank or other nominee that may hold shares of our common stock on your behalf as soon as possible. Brokers or banks holding shares in “street name” may vote the shares on our merger proposal only if the stockholder provides instructions on how to vote. Brokers or banks will provide stockholders for whom they hold shares with directions on how to give instructions to vote the shares. All properly submitted proxies that we receive before the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly submitted proxy, then the underlying shares will be voted “FOR” the approval of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Failure to submit a signed proxy card by mail or to vote by telephone, via the internet or in person at the special meeting will have the same effect as a vote “AGAINST” approval of the merger agreement.

We do not expect any other business to come before the special meeting. If other business properly comes before the special meeting, then the persons named as proxies will vote in accordance with their judgment.

A stockholder may revoke a previously-given proxy at any time prior to its use by delivering a signed notice of revocation or a later-dated, signed proxy to Bioenvision’s Secretary or by submitting a later-dated proxy instruction by telephone or via the internet. In addition, a stockholder may revoke a previously-given proxy by delivering, on the day of the special meeting, a signed notice of revocation or a later-dated signed proxy to the Secretary of Bioenvision. A stockholder also may revoke a previously-given proxy by attending the special meeting and voting in person. A stockholder’s attendance at the special meeting does not in itself result in the revocation of a previously-given proxy or cause the stockholder’s shares to be voted.

Solicitation of Proxies (see page       ).   We will bear the cost and expense associated with the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders by telephone, internet, facsimile or other electronic means or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. The Altman Group will assist in our solicitation of proxies.

The Merger (see page       )

The Merger Agreement (see page       ); Structure of the Merger (see page       ).   The merger agreement being submitted for our stockholders’ approval as described in this proxy statement relates to the proposed acquisition of our company by Genzyme. If the merger is completed, Wichita Bio, a wholly-owned subsidiary of Genzyme, will be merged with and into Bioenvision, we will become a wholly-owned subsidiary of Genzyme and our outstanding shares will be converted into the right to receive the cash consideration described below (see page       ). Among other things, the merger agreement contains detailed representations and warranties made by us to Genzyme, covenants regarding the conduct of our business pending completion of the merger, consents and approvals required for and conditions to the completion of the merger and our ability to consider other acquisition proposals.

The Merger Consideration (see page       ).   With effect from the closing of the merger, our stockholders will be entitled to receive, for each share of our common stock they hold as of immediately prior to the merger and upon surrender of his or her stock certificate(s), $5.60 in cash, without interest. Based on the number of shares of our common stock outstanding on               , 2007 and giving effect to the treatment provided for in the merger agreement of all stock options and warrants exercisable for our common stock, and taking into account Wichita Bio’s ownership of shares of our common and preferred stock, the aggregate consideration payable by Genzyme to our stockholders and to the holders of our options and warrants will be approximately $[       ] million. The payments due to our stockholders, as well as to the holders of our stock options or warrants as described below, may be reduced by the amount of any required tax withholding.

Stock Options (see page       ).   Under the merger agreement, we are obligated to use reasonable efforts to ensure that upon the consummation of the merger, each outstanding stock option, stock equivalent right or right to acquire shares of common stock granted under our 2003 Stock Incentive Plan, without regard to the extent then vested and exercisable, will be cancelled and, in consideration of such cancellation, Genzyme will, or will cause Bioenvision as the surviving corporation to, promptly, and in no event later than 30 days after the effective time of the merger, pay to such holders of options, an amount in respect thereof equal to the product of (i) the excess, if any, of $5.60 over the exercise price of each such option multiplied by (ii) the number of shares of common stock issuable upon exercise of the option. Upon the consummation of the merger, the 2003 Stock Incentive Plan will terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Bioenvision or any Bioenvision subsidiary will be cancelled. No payment will be made with respect to stock options that have per share exercise prices equal to or greater than $5.60.

Warrants (see page       ).   Under the merger agreement, we are obligated to use reasonable efforts to obtain all consents necessary to cash out all warrants to purchase common stock. Upon the consummation of the merger, each outstanding warrant will only represent the right to receive cash consideration in an amount equal to the product of (i) the excess, if any, of $5.60 over the exercise price of each such warrant multiplied by (ii) the number of shares of common stock issuable upon exercise of the warrant. No payment will be made with respect to warrants that have per share exercise prices equal to or greater than $5.60.

Anticipated Closing (see page       ).   We expect the merger, if approved by our stockholders, to take effect promptly after such approval and after all other conditions to the merger have been satisfied or waived. At present, we anticipate that if the merger is approved, the closing will occur in                2007.

Recommendation of our Board of Directors (see page       )

Our board of directors has unanimously determined that the terms of the merger agreement and the transactions described in the merger agreement are in the best interests of our stockholders. Our board of directors unanimously recommends that our stockholders vote “FOR” the approval of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.

Our Reasons for the Merger (see page       )

Our board of directors carefully considered the terms of the proposed merger and the other strategic alternatives available to our company in deciding to enter into the merger agreement and to recommend that stockholders vote “FOR” approval of the merger agreement.

For a description of the reasons considered by our board of directors, see “Reasons for the Recommendation of our Board of Directors” on page     .

Opinion of Our Financial Advisor (see page       )

In connection with the Genzyme transaction, our board of directors received an opinion, dated May 28, 2007, from our financial advisor, UBS Securities LLC, which we refer to as UBS, as to the fairness, from a financial point of view and as of the date of such opinion, of the $5.60 per share cash consideration to be received in the Genzyme transaction by holders of our common stock (other than Genzyme, Wichita Bio, holders who have entered into a stockholders agreement with Genzyme and Wichita Bio, and their respective affiliates). The full text of UBS’ written opinion, dated May 28, 2007, is attached to this proxy statement as Annex C. Holders of our common stock are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. UBS’ opinion was provided for the benefit of our board of directors in connection with, and for the purpose of, our board of directors’ evaluation of the $5.60 per share cash consideration from a financial point of view and does not address any other aspect of the Genzyme transaction or any related transaction. The opinion does not address the relative merits of the Genzyme transaction as compared to other business strategies or transactions that might be available with respect to our company or our underlying business decision to effect the Genzyme transaction. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger or any related transaction.

Interests of Our Directors and Executive Officers in the Merger (see page       )

In considering the recommendation of our board of directors to vote for the proposal to approve the merger agreement, you should be aware that some of our directors and executive officers have personal interests in the merger that are, or may be, different from, or in addition to, your interests. We currently have severance agreements in place with Christopher B. Wood, James S. Scibetta, Ian Abercrombie, Hugh S. Griffith, Kristen M. Dunker and Robert Sterling, which are described in more detail in “The Merger—Interests of Our Directors and Executive Officers in the Merger—Severance Agreements with Executive Officers” on page     . Upon completion of the merger, each outstanding stock option, whether or not it is vested, to purchase shares of our common stock will be canceled in exchange for a cash payment equal to the excess, if any, of the $5.60 per share merger consideration over the per share option exercise price, multiplied by the number of shares of our common stock subject to the option. The terms of the merger agreement provide for the continuation of indemnification rights (for actions both before and after the merger) and liability insurance coverage for our current and former directors and executive officers. Our board of directors was aware of these interests and considered them, among other matters, when approving the merger agreement. For a more complete description, see “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page     .

Shares Owned by Our Directors and Executive Officers (see page       ).   Pursuant to tender and voting agreements, our directors and executive officers have tendered their shares of common and preferred stock to Wichita Bio, but still hold options to purchase common stock. On               , 2007, the record date, our directors and executive officers beneficially owned and were entitled to vote shares of our common stock representing approximately        % of the shares of our common stock outstanding on that date.

Tender and Voting Agreements (see page       ).   Our directors and executive officers have entered into tender and voting agreements with Genzyme and Wichita Bio. Under the terms of the agreements, our directors and executive officers have agreed to vote any shares of our common stock they own on the record date in favor of the merger agreement and to take or refrain from taking certain related actions. A copy of the form of tender and voting agreements is included in this proxy statement as Annex B.

Litigation Related to the Merger (see page       )

As of the date of this proxy statement, we are aware of multiple putative class action lawsuits that have been filed in connection with the merger against us, our directors, Genzyme and Wichita Bio, the Genzyme subsidiary with which we will merge to become a wholly owned subsidiary of Genzyme. Among other things, the lawsuits seek to enjoin the completion of the merger.

We have contacted the plaintiff’s counsel to determine whether a settlement can be reached. If an acceptable settlement cannot be reached, we expect to contest the plaintiff’s claims vigorously. We cannot predict or determine the outcome of this litigation.

Material U.S. Federal Income Tax Considerations With Respect to Stockholders in the Merger (see page       )

The receipt of $5.60 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will realize a taxable gain or loss as a result of the merger, measured by the difference, if any, between $5.60 per share and your adjusted tax basis in that share. Generally, your adjusted tax basis in a share is the amount you paid for it. See “The Merger—Material U.S. Federal Income Tax Considerations With Respect to Stockholders in the Merger” beginning on page         for a more complete discussion of the U.S. federal income tax considerations with respect to the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You are urged to consult your tax advisor as to the specific tax consequences to you of the merger, including the applicability of federal, state, local, foreign and other tax laws.

Appraisal Rights (see page       )

If the Merger is consummated, stockholders at the effective time of the merger will have certain rights pursuant to the provisions of Section 262 of the Delaware General Corporate Law (DGCL) to dissent and demand appraisal of their shares. Under Section 262, dissenting stockholders who comply with the applicable statutory procedures will be entitled to demand payment of fair value for their shares. If a stockholder and the surviving corporation in the merger do not agree on such fair value, the stockholder will have the right to a judicial determination of fair value of such stockholder’s shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of such fair value in cash, together with any interest as determined by the court. Any such judicial determination of the fair value of such shares could be based upon factors other than, or in addition to, the $5.60 price per share or the market value of such shares. The value so determined could be more or less than $5.60.

The foregoing summary of Section 262 does not purport to be complete and is qualified in its entirety by reference to the DGCL. A complete text of Section 262 of the DGCL is set forth as Annex D hereto.

You should read “The Merger—Appraisal Rights” beginning on page        for a more complete discussion of the appraisal rights in relation to the merger.

Conditions to Completing the Merger (see page       )

In order to complete the merger, at least a majority of shares of our common stock and preferred stock (voting on an as-converted basis) outstanding at the close of business on the record date must be voted “FOR” approval of the merger agreement. The completion of the merger is also subject to the condition that there be no law enacted that prohibits the consummation of the merger and no injunction issued by a court of competent jurisdiction that will be continuing and that prohibits the consummation of the merger.

Termination of the Merger Agreement (see page       )

The merger agreement contains provisions addressing the circumstances under which we or Genzyme may terminate the merger agreement.

A COPY OF THE MERGER AGREEMENT IS INCLUDED IN THIS PROXY STATEMENT AS ANNEX A. YOU ARE STRONGLY ENCOURAGED TO READ IT CAREFULLY AND IN ITS ENTIRETY.

THE COMPANIES

Bioenvision, Inc.

Bioenvision is a publicly held biopharmaceutical company focused upon the acquisition, development, distribution and marketing of compounds and technologies for the treatment of cancer, autoimmune disease and infection. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Evoltra®, Modrenal® (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products. Bioenvision is also developing Suvus® which is currently in clinical development for refractory chronic hepatitis C infection. For more information on Bioenvision please visit our website at www.bioenvision.com. Bioenvision’s common stock is listed on The NASDAQ Global Market under the symbol “BIVN.”

Bioenvision is a Delaware corporation. Its principal executive offices are located at 345 Park Avenue, 41st Floor, New York, New York 10154. The telephone number at that location is (212) 750-6700.

Genzyme Corporation

Genzyme is a publicly held, global biotechnology company with a product and service portfolio that is focused on rare disorders, renal diseases, orthopedics, organ transplant, cancer, and diagnostic and predictive testing. Genzyme’s shares are traded on The NASDAQ Global Select Market under the symbol “GENZ.” The common stock of Genzyme is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, Genzyme is required to file reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Copies of such information are obtainable at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Such reports and information should also be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549. Genzyme’s filings with the SEC are also available to the public from commercial document retrieval services, at the Internet Web site maintained by the SEC at www.sec.gov and at Genzyme’s website at www.genzyme.com.

Genzyme is a Massachusetts corporation. Its principal executive offices are located at Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142. The telephone number at that location is (617) 252-7500.

Wichita Bio Corporation

Wichita Bio is a Delaware corporation that was organized for the purpose of acquiring all of the outstanding shares of Bioenvision and, to date, has engaged in no other activities other than those incidental to the merger. Wichita Bio is a direct wholly-owned subsidiary of Genzyme. Wichita Bio is not subject to the informational filing requirements of the Exchange Act. The principal executive offices of Wichita Bio are located c/o Genzyme at Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142. The telephone number at that location is (617) 252-7500.

THE SPECIAL MEETING

We are furnishing this proxy statement to you, as a holder of Bioenvision common stock as of the record date, as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders.

Date, Time and Place of the Special Meeting

The special meeting of our stockholders will be held on                  , 2007, at                   local time, at the offices of Goodwin Procter LLP, located at 599 Lexington Avenue, New York, New York 10022.

Purpose of the Special Meeting

At the special meeting, we will ask our stockholders to approve the merger agreement and to approve a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement. Our board of directors unanimously recommends that our stockholders vote “FOR” the approval of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on                , 2007, the record date, are entitled to notice of and to vote at the special meeting. Holders of common stock are entitled to one vote for each share of common stock held. Holders of preferred stock are entitled to approximately two votes for each share of preferred stock held, and are entitled to vote on an “as converted” basis with the common stock. On the record date,            shares of our common stock were issued and outstanding and held by approximately            holders of record. On the record date, 2,250,000 shares of our preferred stock were issued and outstanding and all held by Wichita Bio. A quorum will be considered present at the special meeting if a majority of all the shares of our capital stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly submitted proxy. If a quorum is not present at the special meeting, then it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.

All votes will be tabulated by the inspector of election appointed for the special meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum exists at the special meeting.

Vote Required

The approval of the merger agreement requires the affirmative vote of stockholders holding at least a majority of the shares of our common stock and preferred stock (voting on an as-converted basis) outstanding on the record date. Because the required vote of our stockholders is based upon the number of outstanding shares of our common stock and preferred stock (voting on an as-converted basis), rather than upon the number of shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote “AGAINST” the approval of the merger agreement. The proposal to adjourn or postpone the meeting to a later time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement requires the affirmative vote of a majority of the shares of our capital stock present in person or by proxy and voting at the special meeting.

Shares Owned by Our Directors and Executive Officers

Pursuant to the terms of the tender and voting agreements, on July 10, 2007, our directors and executive officers tendered to Wichita Bio all shares of our common stock and preferred stock owned by them on that date. At the close of business on the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate,            shares of our common stock outstanding on that date. Under the terms of the tender and voting agreements, our directors and executive officers have agreed to vote any shares of our common stock owned by them as of the record date in favor of the proposal to approve the merger agreement.

Shares Owned by Genzyme

At the close of business on the record date, Genzyme beneficially owned and was entitled to vote, in the aggregate, 8,398,098 shares of our common stock, representing approximately        % of the common stock outstanding on that date, and 2,250,000 shares of our preferred stock, representing 100% of the preferred stock.outstanding on that date.

Voting of Proxies

All shares represented by properly submitted proxies received before the special meeting will be voted at the special meeting in the manner specified by such proxies. Properly executed proxy cards and proxies submitted by telephone and via the internet that do not provide voting instructions will be voted “FOR” the approval of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but with respect to which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Only shares affirmatively voted “FOR” the approval of the merger agreement, including shares represented by properly submitted proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a stockholder abstains from voting or does not furnish a valid proxy, the stockholder’s shares effectively will count as voted “AGAINST” the approval of the merger agreement. Brokers or banks who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. If no instructions are given to the broker or bank holding shares, or if instructions are given to the broker or bank indicating that the broker or bank does not have authority to vote on the proposal to approve the merger agreement, then, in either case, the shares will be counted as present for purposes of determining whether a quorum exists, will not be voted on the proposal to approve the merger agreement and will effectively count as votes “AGAINST” the approval of the merger agreement.

Revocability of Proxies

A stockholder can change a vote or revoke a previously-given proxy at any time before the proxy is voted at the special meeting. A stockholder may accomplish this in one of three ways. First, a stockholder can send a written notice stating that the stockholder would like to revoke the stockholder’s previously-given proxy. Second, a stockholder can complete and submit a new proxy bearing a later date. Third, a stockholder can submit a later-dated proxy instruction by telephone or via the internet. If a stockholder chooses any of these three methods, the stockholder must submit the notice of revocation or new proxy to us prior to the special meeting either by telephone, via the internet or at Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, NY 10154, Attention: Investor Relations, as the case may be. Finally, a stockholder can attend the special meeting and deliver a signed notice of revocation or deliver a later-dated duly executed proxy to the Secretary of Bioenvision or vote in person. Attendance at the special meeting will not in and of itself result in the revocation of a proxy or cause your shares to be voted. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change these instructions.

Proposal to Approve Adjournment of the Special Meeting

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the merger agreement by the time of the special meeting. In that event, we would determine to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

The approval of a proposal to adjourn the special meeting would require the affirmative vote of the holders of a majority of the shares of Bioenvision common stock and preferred stock (voting on an as-converted basis) outstanding present in person or by proxy and entitled to vote at the special meeting. The failure to vote shares of Bioenvision common stock would have no effect on the approval of the adjournment proposal.

Our board of directors recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting unless our board of directors fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for the approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Our board of directors retains full authority to adjourn the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent of any of our stockholders.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our amended and restated by-laws, business transacted at the special meeting is limited to matters relating to the purposes stated in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of Bioenvision common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

The Altman Group will assist us in our solicitation of proxies. We will pay The Altman Group a fee (which we do not expect will exceed $                 ), and will reimburse The Altman Group for certain out-of-pocket expenses.

STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of certificates representing shares of our common stock in exchange for the $5.60 per share merger consideration will be mailed to stockholders shortly after completion of the merger.

THE MERGER

While we believe that the following description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document, including the annexes, and the other documents we refer to for a more complete understanding of the merger and the related transactions.

General

The merger is the second and final step in the proposed acquisition of Bioenvision by Genzyme. The first step was the tender offer for all the outstanding capital stock of Bioenvision, which expired on July 10, 2007. Pursuant to the tender offer, Wichita Bio purchased 8,398,098 shares of common stock, representing approximately          % of the outstanding shares of our common stock as of              , 2007, and 2,250,000 shares of preferred stock, representing 100% of the outstanding shares of our preferred stock as of                 , 2007.

Background of the Merger

Commercial Arrangement with Genzyme.

Bioenvision and Genzyme (as successor-in-interest to Ilex Oncology, Inc. (“Ilex”) as of December 2004) are parties to a Co-Development Agreement, dated March 12, 2001, as amended (the “Co-Development Agreement”). The Co-Development Agreement grants Genzyme exclusive rights to a class of purine nucleoside analogues including clofarabine in North America for human cancer indications. Clofarabine is a novel chemotherapeutic agent with the potential to treat a range of malignancies, including leukemia, lymphoma and solid tumors. Pursuant to this agreement, Genzyme obtained approval in late 2004 to market clofarabine in the United States for the treatment of acute lymphoblastic leukemia (“ALL”) in relapsed or refractory pediatric patients. Genzyme thereafter provided the New Drug Application (“NDA”) supporting the US approval to us in increments over time and we converted the NDA into a Common Technical Document (“CTD”) over several months and ultimately filed the CTD for approval in Europe in mid-2004. Following the unanimous recommendation of the Committee for Human Medicinal Products (“CHMP”), we obtained full approval from the European Medicines Evaluation Agency (“EMEA”) in May 2006. Genzyme and Bioenvision are currently pursuing additional development programs to expand clofarabine’s label into larger therapeutic indications, including use as a first-line therapy for the treatment of adult acute myeloid leukemia (“AML”).

In connection with the Co-Development Agreement, Genzyme has made quarterly royalty payments on sales of clofarabine in North America, beginning with the quarter ended March 31, 2005, the first quarter in which Genzyme generated commercial sales, in the aggregate amount of approximately $3,624,000 through the quarter ending March 31, 2007.

With regard to upfront payments for further marketing and distribution partners, we paid Genzyme approximately $46,880 in June 2006, representing one-third of the amount we received from Mayne Pharmaceuticals, Inc. (“Mayne”) in connection with us granting to Mayne the exclusive rights to distribute clofarabine for certain cancer indications in Australia and New Zealand.

Pursuant to the Co-Development Agreement, as amended, we agreed with Genzyme to co-develop clofarabine and, under Section 6.1, we granted Genzyme the exclusive right to market and sell clofarabine in the United States and Canada for the treatment of cancer.

The Co-Development Agreement also includes other obligations relating to the parties’ co-development activities including, for example, the obligation to share data generated during clinical development and the obligation to share certain costs incurred in the development of clofarabine. During the performance of the Co-Development Agreement, the parties have disagreed from time to time on the interpretation of certain of their respective rights and obligations under the Co-Development Agreement. Some of these disagreements have been resolved by the parties in the ordinary course of business. In some instances, the parties have continued to perform their obligations under the Co-Development Agreement while reserving their rights with respect to disagreements that they were not able to resolve.

For example, the parties have disagreed as to the proper interpretation of the language in Section 3.6 of the Co-Development Agreement. Section 3.6 provides that if Genzyme fails to file an NDA for chronic leukemia or solid tumors within a prescribed period of time, then Bioenvision shall have the right to make such filing. If we prepared and filed an NDA for the treatment of chronic leukemia or solid tumors, and if that application were to be approved, the parties do not agree as to whether we would then have the right to market and sell clofarabine in North America for those indications or whether Genzyme would retain those rights under Section 6.1 of the Co-Development Agreement, as described above. Given the disagreement as to the interpretation of the parties’ rights under the Co-Development Agreement, and given the challenges of developing clofarabine for the treatment of chronic leukemia or solid tumors and preparing and filing an NDA for those uses, we have elected at this time to focus our resources and efforts on the development and commercialization of clofarabine outside of the United States while reserving our rights under Section 3.6 of the Co-Development Agreement.

Acquisition Discussions with Genzyme and Other Target Partner Companies.

Since 2003, our management has periodically explored and assessed, and discussed with our board of directors, strategic alternatives for our company. These alternatives included strategies to grow and expand our business and operations through partnering arrangements and licensing agreements as well as opportunities to merge or combine our operations with those of a company within the pharmaceutical sector with a focus on products to treat cancer (each, a “Target Partner Company” and, collectively, the “Target Partner Companies”). At many of the regularly scheduled meetings of our board of directors, our board of directors reviewed our short and long term business strategies, market trends in the industry and the significant challenges we then confronted and in the future would likely confront in attaining our strategic objectives.

In connection with our board of directors’ assessment of our prospects with regard to each of these challenges, in July 2003, our board of directors retained a nationally recognized investment banking firm to serve as our financial advisor and to assist in exploring potential strategic alternatives for us. Between July 2003 and June 2004, our management and our financial advisor met with several Target Partner Companies. Certain of the Target Partner Companies expressed an interest in receiving additional information about us, and our management and our financial advisor provided more detailed information relating to our various drug candidates, including clofarabine. During this time, our management and our financial advisor regularly met with our board of directors to review the status of these discussions. We did not receive any proposals during this period and closed the data room in late May 2004. Thereafter, in June 2004, our management met with Genzyme’s management to discuss potential licensing opportunities. At that time, Genzyme indicated verbally that it was interested in us providing Genzyme the worldwide rights to clofarabine in exchange for certain royalty and milestone payments. Our board of directors discussed Genzyme’s verbal proposal and decided, after consulting with our management and our financial advisor, that Genzyme’s valuation of the clofarabine rights was substantially below expectations and therefore decided not to make any counter-proposal. In June 2004, our board of directors, after consulting with our management and our financial advisor, determined to discontinue this process of seeking out potential Target Partner Companies because of the insufficiency of Genzyme’s verbal proposal and a lack of interest among any of the Target Partner Companies in exploring a strategic transaction with us.

In mid-2005, Genzyme informed us that it was interested in discussing a potential acquisition of our company. Genzyme indicated that it had retained a nationally recognized investment banking firm to act as its financial advisor in connection with such a transaction. We subsequently retained UBS to serve as our financial advisor in connection with a possible strategic transaction with Genzyme or another Target Partner Company.

Beginning in August 2005, various due diligence matters relating to our company were discussed between our and Genzyme’s financial advisor. During September 7, 2005 and September 8, 2005, our management, members of Genzyme’s management, and our and Genzyme’s financial advisors met to discuss due diligence matters and other matters relating to a potential transaction involving us and Genzyme. On October 17, 2005, we and Genzyme executed a confidentiality agreement pursuant to which we and Genzyme each agreed to keep confidential non-public information shared in the course of discussions and diligence review and pursuant to which Genzyme agreed for a period of time not to acquire shares of our capital stock or take certain actions with respect to the control of our company without the consent of our board of directors. During this period, we established a due diligence data room and members of Genzyme’s management and other advisors to Genzyme reviewed documents relating to us included in such data room.

On October 28, 2005, members of our management, members of Genzyme’s management and our and Genzyme’s financial advisors met to discuss further due diligence matters and other matters relating to a potential transaction between us and Genzyme. In November and December, 2005, Genzyme continued its due diligence review of our company, and we provided Genzyme with various documents and other information relating to our company and our business. On December 14, 2005, our management, members of Genzyme’s management, and our and Genzyme’s financial advisors met to review due diligence matters and the status of ongoing developments relating to potential transactions.

In early 2006, Genzyme indicated that it was withdrawing from its discussions with us regarding a strategic transaction between Genzyme and us due principally to three concerns: (i) Genzyme stated that the risk was significant enough that we would be unable to obtain regulatory approval from the EMEA based upon the clinical data and other information included in our regulatory filing in Europe (the “European Filing”); (ii) Genzyme stated that even if we were able to obtain such approval for the European Filing in pediatric ALL indications in relapsed or refractory patients with at least two prior regimens, Genzyme did not believe we would receive such approval for at least another year beyond our expectations at that time; and (iii) Genzyme did not believe we would be able to command the pricing and reimbursement levels which we articulated and since has obtained in certain European countries.

In April 2006, our board of directors determined that we should consider a potential sale, and accordingly, instructed UBS to approach a select number of Target Partner Companies regarding the possibility of a potential strategic transaction with us. Our management, with the assistance of UBS, identified approximately 20 Target Partner Companies that were believed to be potentially interested in pursuing a possible strategic transaction with us.

During May and June 2006, in accordance with our instructions, UBS contacted these 20 Target Partner Companies. Four of these companies expressed an interest in discussing with us a possible strategic transaction, and each of these four companies executed a confidentiality agreement with us. We also prepared a due diligence data room in case we decided to move forward on a potential transaction with an interested Target Partner Company.

Between May 26, 2006 and June 16, 2006, our management, together with UBS, met with these four Target Partner Companies (referred to herein as “Company A,” “Company B,” “Company C” and “Company D”). At each of these meetings, our management presented detailed information relating to our company and our products.

On June 19, 2006, we received a preliminary non-binding indication of interest from Company A indicating that Company A was interested in acquiring our company for a price in the range of $6.25 to $6.75 per share (the “Company A Proposal”). The Company A Proposal was subject to various conditions, including, without limitation, Company A completing its due diligence review of our company and our products. Our board of directors reviewed the Company A Proposal with our management and UBS. Our board of directors determined to continue pursuing other indications of interest from other Target Partner Companies in an effort to determine the relative value of the Company A Proposal.

Between June 21, 2006 and June 26, 2006, each of Company B, Company C and Company D indicated that they were not interested in submitting any indication of interest relating to a possible strategic transaction with us.

At a meeting of our board of directors on July 27, 2006, our board of directors and our management discussed the status of discussions with interested Target Partner Companies. Our board of directors directed our management and UBS to engage in further discussions and negotiations concerning a potential strategic transaction with Company A. In August and September 2006, in accordance with our directives, our management updated the due diligence data room and UBS contacted representatives of Company A about the possibility of pursuing a strategic transaction with us. As a result of such contacts, in early September 2006, UBS organized a meeting between our management and the management of Company A at an industry conference held in Geneva, Switzerland. Following this meeting, Company A indicated to UBS that it remained interested in considering a possible strategic transaction with us. On October 13, 2006, our management and UBS and the financial advisor and management team of Company A met and our management presented detailed information relating to our company and our products.

During this time, as instructed by us, UBS also contacted other Target Partner Companies that our board of directors and our management and financial advisor believed might express an interest in pursuing a strategic transaction with us. None of such Target Partner Companies indicated they were interested in pursuing such a transaction.

In early November 2006, Company A indicated to UBS and our management that Company A was not prepared to pursue a strategic transaction with us at the price per share set forth in the Company A Proposal (i.e., $6.25 to $6.75 per share) because Company A was concerned about the risks associated with our regulatory strategy and commercialization prospects.

In December 2006, our board of directors directed our management to begin undertaking a strategic planning process to assess our assets and business opportunities. In connection therewith, our management began to define the parameters of such strategic planning process, and in February 2007, we retained the services of a third party to assist our management in undertaking this process.

In early 2007, a representative of Genzyme contacted Dennis Purcell, Senior Managing Director of Aisling Capital, an investment fund that manages Perseus-Soros Biopharmaceutical Fund, LP (which at that time beneficially owned approximately 13% of our outstanding shares of capital stock), about Genzyme’s potential interest in acquiring us. Mr. Purcell indicated that Genzyme would need to talk to us directly regarding such matters. Mr. Purcell then contacted Dr. Christopher Wood, our Chairman and Chief Executive Officer, regarding these conversations.

Thereafter, Dr. Wood was contacted by Banc of America Securities LLC (“BOA”), Genzyme’s new financial advisor, seeking to discuss matters pertaining to our company, our business model and our potential interest in pursuing a strategic transaction with Genzyme. After this call, BOA sent us a due diligence request list relating to our company and our products.

Dr. Wood informed our board of directors of the telephone call with BOA and the subsequent due diligence request, and our board of directors determined, after discussion with our management, that it was premature to respond to Genzyme’s due diligence request and that our board of directors would first need to consider whether pursuing discussions with Genzyme would be in our best interests.

On April 4, 2007, we closed an equity financing with certain investors in which we raised approximately $30 million at $3.75 per share. As of that date, we had not received any formal indication of interest from Genzyme regarding a potential strategic transaction involving our company.

On or about April 6, 2007, Dr. Wood received a telephone call from BOA indicating that Genzyme might be inclined to deliver a written non-binding indication of interest within the next several days. Dr. Wood reiterated to our board of directors his suspicion that such indication of interest would either not be forthcoming or was likely intended as a fact-finding mission rather than any bona fide interest in exploring strategic alternatives.

On April 11, 2007, Genzyme sent to our board of directors a non-binding written indication of interest (the “Genzyme Offer”) that indicated, among other things, that Genzyme would be willing to acquire our company for $5.25 per share, which, at that time, represented approximately (i) a 28% premium to the trailing 30-day average closing price of our common stock on The NASDAQ Global Market; (ii) an 18% premium to the trailing 60-day average closing price of our common stock on The NASDAQ Global Market; and (iii) a 15% premium to the trailing 90-day average closing price of our common stock on The NASDAQ Global Market.

On April 12, 2007, our board of directors held a special telephonic meeting to discuss the Genzyme Offer. Our board of directors decided to reconvene a meeting on April 13, 2007, at which time our legal and financial advisors would be present to discuss the Genzyme Offer in detail.

On April 13, 2007, our board of directors held a special telephonic meeting to further discuss the Genzyme Offer, in which our management and representatives of UBS and Goodwin Procter LLP (“Goodwin Procter”), legal counsel to our company, participated. Our board of directors further discussed the Genzyme Offer as well as discussed our strategic direction and business. Representatives of Goodwin Procter reviewed at length with our board of directors its fiduciary duties in the context of a sale transaction. Our board of directors instructed our management to continue the strategic planning process that was previously authorized. Between April 13, 2007 and April 19, 2007, our management and a third party continued working on such process.

On April 19, 2007, our board of directors held a special telephonic meeting to further discuss the Genzyme Offer, in which our management and representatives of UBS and Goodwin Procter participated. Our board of directors discussed, among other things, the preliminary results of the strategic planning process and considered the preliminary results therefrom relative to the Genzyme Offer. At the request of our board of directors, representatives of UBS outlined for our board of directors possible next steps in connection with moving forward with Genzyme on a potential strategic transaction, and representatives of

Goodwin Procter further discussed our board of directors’ fiduciary duties in the context of a sale transaction. Our board of directors decided to pursue two parallel paths: (i) have our management and UBS continue discussing with Genzyme the possibility of a strategic transaction between the companies; and (ii) have our management continue working on the strategic planning process.

On April 24, 2007, we and Genzyme executed and delivered a new confidentiality agreement pursuant to which each party agreed to keep confidential nonpublic information shared in the course of discussions and diligence review.

On May 1, 2007, our board of directors held a regularly scheduled meeting at our offices. Our board of directors discussed the current status of the strategic planning process with our management. Our board of directors also created a committee (the “Committee”) which was authorized to work with our management, UBS and Goodwin Procter to assist in facilitating possible negotiations with Genzyme as well as assisting our management and UBS in conducting a “market check.” Dr. Wood, Dr. Andrew Schiff and Mr. Joseph Cooper, all members of our board of directors, were appointed to serve on the Committee.

In order to assist our board of directors in evaluating any proposal from Genzyme, and mindful of our board of directors’ fiduciary duties under applicable law with respect to any potential acquisition of our company, the Committee determined to explore the possibility of negotiating a transaction at a higher share price and on other terms more favorable to us than the terms set forth in the Genzyme Offer. In accordance with that instruction from the Committee, the Committee and our management, with the assistance of UBS, identified a list of 10 Target Partner Companies (including Company A and some of the other Target Partner Companies previously approached by us and/or, on our behalf, UBS) to determine if such companies would be interested in pursuing a strategic transaction with us (the “Market Check”). The 10 Target Partner Companies that were identified were those that were believed to be most likely to (i) be interested in undertaking a transaction with us due to these other companies’ industry focus, product lines and current research and development efforts and (ii) represent the possibility of a potentially more favorable per share price for our stockholders than the price set forth in the Genzyme Offer.

Between May 2, 2007 and May 23, 2007, in accordance with our directives, UBS contacted each such Target Partner Company. Of the 10 Target Partner Companies contacted, and after further discussions with these companies, only one of these companies (“Company E”) expressed serious interest in engaging in further discussions with us regarding a possible strategic transaction with us, and Company E executed a confidentiality agreement with us.

On May 2, 2007, Genzyme requested additional due diligence materials. Between May 2, 2007 and May 10, 2007, we responded to Genzyme’s due diligence request and Genzyme continued its due diligence review of our company and our business.

On May 10, 2007, UBS and BOA had a telephone call to discuss the status of Genzyme’s due diligence review. BOA indicated that, even though Genzyme had some reservations about some of the matters raised in its due diligence review, the purchase price set forth in the Genzyme Offer remained unchanged.

On May 11, 2007, per our request, UBS had a telephone call with Company E to discuss the possibility of our management making a presentation to Company E’s management team.

On May 15, 2007, the closing price of our common stock on The NASDAQ Global Market was $3.35. On May 16, 2007, Genzyme held an analyst and investor meeting at which a Genzyme representative indicated that Genzyme would be interested in acquiring the worldwide rights to clofarabine. Over the next several trading days, the trading volume of our common stock increased substantially and the trading price began to increase significantly.

On May 17, 2007, our management and UBS met with the management team of Company E and its financial advisor (the “Company E Advisor”). At this meeting, our management presented detailed information relating to our company and our products. During this meeting, process and timing were also discussed with Company E and the Company E Advisor.

On May 18, 2007, BOA informed UBS that a draft of the merger agreement would be delivered later that day. In the early evening, Ropes & Gray LLP (“Ropes & Gray”), legal counsel to Genzyme, distributed the initial draft of a merger agreement to Goodwin Procter. Ropes & Gray also circulated a proposed schedule of events which indicated that Genzyme wanted to execute the merger agreement on May 29, 2007.

In the morning of May 19, 2007, our management and UBS had a conference call with Company E’s management team and the Company E Advisor regarding our clinical programs and products.

Later that day, our management, UBS and Goodwin Procter had a telephonic meeting to discuss preliminary views on the first draft of the merger agreement delivered by Genzyme’s legal counsel. This group also discussed the status of conversations with Company E.

In light of a concern about Genzyme withdrawing the Genzyme Offer if we were to significantly delay discussions with Genzyme in connection with undertaking the Market Check, on May 20, 2007, in accordance with our directives, UBS and the Company E Advisor had a telephonic meeting during which UBS indicated that we had received a written indication of interest from an unnamed third party and emphasized to the Company E Advisor the urgency of promptly receiving a preliminary indication of interest from Company E regarding a potential strategic transaction with our company.

On May 21, 2007, the Committee held a telephonic meeting in which our management and representatives of UBS and Goodwin Procter participated. At the request of the Committee, representatives of UBS reviewed the activities that had been undertaken on behalf of our company since May 1, 2007 relating to the Market Check. The representatives of UBS also updated the Committee on their conversations with Genzyme and their conversations with Company E. The Committee decided to continue discussions with Genzyme and to allow Company E more time to provide an indication of interest.

Also on this day, in accordance with our directives, UBS spoke to the Company E Advisor and reiterated the need for Company E to express an interest in moving forward with a transaction if, in fact, it had such interest. The Company E Advisor acknowledged the timing issue and requested additional due diligence materials. Later that day, we provided to Company E such additional due diligence materials.

On May 22, 2007, the Company E Advisor informed UBS that Company E was continuing its due diligence review of our company and it was working on a preliminary valuation of our company.

On the morning of May 23, 2007, the Company E Advisor informed UBS that Company E was not interested in pursuing a strategic transaction with us because of a number of due diligence concerns.

Later that day, our board of directors held a special telephonic meeting, at which our management and representatives of UBS and Goodwin Procter were present. Our board of directors discussed, among other things, the Market Check, the Genzyme Offer and the status of conversations with Company E. UBS informed our board of directors that Company E had indicated that it was not interested in pursuing a strategic transaction with us because of due diligence concerns. Our board of directors also discussed the proposed amendment to our agreement with Southern Research Institute (the “SRI Amendment”) and the potential benefits to our company associated with this amendment. Our board of directors, with the assistance of our legal and financial advisors, also again discussed the price set forth in the Genzyme Offer, as well as certain key features of any definitive agreement should we agree to be acquired by Genzyme. Our board of directors discussed the desire to obtain from Genzyme a higher price per share than the price currently set forth in the Genzyme Offer. Based, in part, on the foregoing, our board of directors directed our management and legal and financial advisors to continue with their discussions with the representatives of Genzyme about a possible sale transaction and to pursue efforts to cause Genzyme to increase the per share purchase price because of, among other things, the benefits associated with the SRI Amendment.

A special meeting of our board of directors was held telephonically on the late afternoon of May 24, 2007 to discuss the status of discussions with Genzyme as well as the recent increase in the trading volume and market price of our common stock.

Also on May 24, 2007, Goodwin Procter sent a revised draft of the merger agreement to Ropes & Gray reflecting our preliminary comments.

On May 25, 2007, our board of directors held a special telephonic meeting, at which our management and representatives of UBS and Goodwin Procter were present. Our management updated our board of directors on the status of Genzyme’s due diligence review and indicated that such review was substantially complete. Representatives of UBS indicated that, as previously requested by us, they had ongoing conversations with representatives of BOA regarding, among other things, the price set forth in the Genzyme Offer. UBS also reported that BOA was continuing to indicate that Genzyme would not increase its offer price (despite, among other things, the benefits of the SRI Amendment). Our board of directors discussed with UBS and Goodwin Procter various strategies for seeking an increase in Genzyme’s offer price as well as the propriety of undertaking another “market check”. After discussion, our board of directors determined that conducting another “market check” would not be productive in light of the “market check” activities to date. At the request of our board of directors, representatives of Goodwin Procter again reviewed at length with our board of directors its fiduciary duties in the sale context and summarized certain of the proposed terms of the merger agreement. Our board of directors also again discussed the possibility of remaining independent and compared this against the value of the Genzyme Offer (in both its original form as well as with an increased offer price). In doing so, our board of directors considered, among other things, the various risks and benefits relating to remaining independent, including the regulatory, development and other risks related to commercializing clofarabine and our other drug products, and the need for substantial amounts of additional capital to support the significant commercial build-up necessary to support the marketing and sale of clofarabine and our other drug products, against the benefits of the Genzyme Offer, including the premium, the amount of that premium in light of the estimated value of the opportunity to develop and commercialize clofarabine and our other drug products opportunity on its own (and the risks relating to fully realizing such opportunity) and the results of the Market Check. Our board of directors determined that in order for our board of directors to further pursue a potential transaction with Genzyme, Genzyme would need to increase the $5.25 offer price reflected in the Genzyme Offer. Our board of directors designated Joseph Cooper, an independent member of our board of directors, to work with UBS to discuss with representatives of Genzyme the terms of the Genzyme Offer with an emphasis on seeking an increase in Genzyme’s offer price.

Later that day, as instructed by us, UBS and Mr. Cooper had a telephone conversation with Earl M. Collier, Jr. and Mark J. Enyedy of Genzyme and BOA during which Mr. Cooper explained that our board of directors was not prepared to move forward with a proposed transaction with Genzyme unless Genzyme increased its price. Immediately after this initial call, UBS and BOA had a separate telephone call to further discuss Genzyme’s offer. A short time after these telephone calls, BOA contacted UBS and indicated that Genzyme was willing to pay $5.60 per share (the “Improved Genzyme Offer”) provided that the parties adhere to Genzyme’s proposed timeline and negotiated, finalized and executed the merger agreement by no later than the open of market on Tuesday, May 29, 2007. At $5.60 per share, the Improved Genzyme Offer represented approximately (i) a 50% premium to the trailing 30-day average closing price of our common stock on The NASDAQ Global Market; (ii) a 44% premium to the trailing 60-day average closing price of our common stock on The NASDAQ Global Market; and (iii) a 34% premium to the trailing 90-day average closing price of our common stock on The NASDAQ Global Market.

In the early evening of May 25, 2007, our board of directors held a special telephonic meeting in which our management and representatives of UBS and Goodwin Procter participated. Our board of directors discussed the Improved Genzyme Offer as well as Genzyme’s demand that the merger agreement be fully negotiated and executed by the morning of May 29, 2007. Our board of directors also discussed whether or not Genzyme would further improve upon the Improved Genzyme Offer as well as the feasibility of meeting the schedule proposed by Genzyme. In order to enhance the possibility that a competing bidder might emerge and be prepared to offer a materially higher price per share after announcement of any transaction with Genzyme, our board of directors instructed our management and legal and financial advisors to attempt to negotiate downward the termination fee in any transaction with Genzyme as well as seek Genzyme’s agreement to termination provisions more favorable to us than those presented in the current draft of the merger agreement. Our board of directors also instructed our management and our legal and financial advisors to continue working on the merger agreement and related agreements in an effort to meet the timetable proposed by Genzyme.

Later that evening, Ropes & Gray sent a revised draft of the merger agreement to Goodwin Procter. This revised draft of the merger agreement was forwarded that night to our board of directors for its review and consideration. Over the course of the next three days, the parties’ respective management teams and legal and financial advisors negotiated the terms of the merger agreement. During this period, a number of drafts of the merger agreement and related documentation were negotiated and exchanged between the parties. As a result of these negotiations, Genzyme agreed to the following material changes (i) a termination fee that was substantially lower than the termination fee initially proposed by Genzyme (Genzyme had initially proposed a termination fee equal to approximately 3.75% of the value of the transaction); (ii) a “fiduciary out” to the non-solicitation provisions that was more favorable to the us than the “fiduciary out” initially proposed by Genzyme; and (iii) termination provisions that were more favorable to us than the provisions initially proposed by Genzyme.

A special meeting of our board of directors was held telephonically on the late afternoon of May 28, 2007 to discuss the proposed terms of the transaction, with our management and representatives of UBS and Goodwin Procter present. In advance of this telephonic meeting, a revised draft of the merger agreement and related materials were circulated to our board of directors. At this meeting, UBS delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 28, 2007, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $5.60 per share cash consideration to be received in the Offer and the Merger, taken together, by holders of our common stock (other than Genzyme, Wichita Bio, holders who have entered into a stockholders agreement with Genzyme and Wichita Bio, and their respective affiliates) was fair, from a financial point of view, to such holders. Our board of directors also engaged in a review with Goodwin Procter of the key provisions of the merger agreement. Our board of directors again discussed the possibility of remaining independent and compared this against the value of the Improved Genzyme Offer. In doing so, our board of directors again considered, among other things, the various risks and benefits relating to remaining independent, including the regulatory, development and other risks related to commercializing clofarabine and our other drug products, and the need for substantial amounts of additional capital to support the significant commercial build-up necessary to support the marketing and sale of clofarabine and our other drug products, against the benefits of the Genzyme Offer, including the premium and the amount of that premium in light of the estimated value of the opportunity to develop and commercialize clofarabine and our other drug products opportunity on its own (and the risks relating to fully realizing such opportunity).

Our board of directors also reviewed with Goodwin Procter again our board of directors’ obligations under applicable law with respect to its fiduciary duties in a sale transaction. In that regard, on the basis of our activities to date (including, without limitation, the Market Check) and our board of directors’ previous efforts over the preceding four years to assess the possible interest of all third parties reasonably likely to be interested in undertaking with our company a potential strategic transaction, and after extensive discussion, our board of directors determined that the price then being proposed by Genzyme for each share of our common stock outstanding was the best per share price then obtainable.

After further discussion among the participants on the call to address questions from our board of directors, our board of directors, by a unanimous vote, approved the proposed merger agreement, the Offer and Merger. The merger agreement, by and among Genzyme, Wichita Bio and us, and other transaction-related documents were signed and their execution was announced on May 29, 2007 in a joint press release.

On June 4, 2007, Genzyme and Wichita Bio filed a Tender Offer Statement on Schedule TO with the SEC, as subsequently amended and supplemented, related to the proposed tender offer by Wichita Bio to purchase all the outstanding shares of our common stock, including associated preferred stock purchase rights, at a purchase price of $5.60 per share of common stock, net to the seller in cash, without interest thereon and less any applicable withholding taxes, and to purchase all outstanding shares of our preferred stock, at a purchase price of $11.20 per share of preferred stock, plus all accrued but unpaid dividends, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 4, 2007. The initial tender offer period was set to expire at 12:01 a.m. on July 2, 2007.

On June 7, 2007, we filed with the SEC our Solicitation/Recommendation Statement on Schedule 14D-9, as subsequently amended and supplemented, related to the tender offer.

On July 2, 2007, pursuant to Sections 1.1 and 8.5 of the merger agreement, Genzyme and Wichita Bio waived the condition to the tender offer requiring that there be validly tendered and not withdrawn prior to the expiration date of the tender offer that number of shares of our common stock which, when added to any of our common stock owned by Genzyme and Wichita Bio, represents a majority of our issued and outstanding common stock (assuming, for purposes of such calculation, the exercise or conversion of all vested “in-the-money” options and “in-the-money” warrants). Genzyme and Wichita Bio also extended the tender offer until 12:01 a.m. on July 10, 2007.

On July 10, 2007, Wichita Bio purchased 8,398,098 shares of our common stock and 2,250,000 shares of preferred stock which had been tendered and not withdrawn from the tender offer as of that date, representing a total of approximately       % of the                  outstanding shares of our common stock as of              , 2007 and 100% of the outstanding preferred stock as of            , 2007. Included in these figures are an aggregate of 5,434,409 shares of our common stock (representing approximately 9.9% of our outstanding common stock as of               , 2007) and 2,250,000 shares of preferred stock (representing 100% of the outstanding preferred stock as of               , 2007) that were tendered by our officers, directors and stockholders pursuant to tender and voting agreements.

On July 13, 2007, Andrew Schiff and Steven Elms resigned from our board of directors.

Recommendation of Our Board of Directors

Our board of directors has determined that the merger agreement, the merger and the other transactions described in the merger agreement are advisable, fair to, and in the best interests of, our stockholders, and unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the adoption of the merger agreement.

Reasons for the Recommendation of our Board of Directors

In evaluating the tender offer, the merger and the merger agreement, our board of directors consulted with our management, legal counsel and financial advisor and, in reaching its recommendation, our board of directors considered a number of factors, including the following:

•       Our Operating and Financial Condition; Prospects of our Company.   Our board of directors considered its knowledge and familiarity with our business, financial condition and results of operations, as well as our financial plan and prospects if it were to remain an independent company and our short-term and long-term capital needs. Our board of directors discussed our current financial plan, including the risks associated with achieving and executing upon our business plan. Our board of directors considered, among other factors, that the holders of our common stock and Series A Preferred Stock (together, the “Shares”) would continue to be subject to the risks and uncertainties of our financial plan and prospects unless the Shares were acquired for cash. These risks and uncertainties included risks relating to our ability to successfully develop and market its current products, potential difficulties or delays in its clinical trials, obtaining regulatory approval in Europe and elsewhere for our products, regulatory developments involving current and future products and its effectiveness at managing and raising sufficient financial resources (including financing its research and development activities and the commercialization of any products approved by governmental authorities through licensing and other agreements), as well as the other risks and uncertainties discussed in our filings with the SEC. Additionally, our board of directors considered that we do not expect to market clofarabine in adult AML in Europe until 2008, at the earliest.

•       Strategic Alternatives.   Our board of directors considered trends in the industry in which our business operates and the strategic alternatives available to us, including remaining an independent public company, acquisitions of or mergers with other companies in the industry, leveraged buyouts by financial sponsors or private equity firms, as well as the risks and uncertainties associated with such alternatives.

•       Transaction Financial Terms; Premium to Market Price.   Our board of directors considered the relationship of the tender offer price and the merger consideration to the historical market prices of our common stock. In light of our activities to date (including, without limitation, the Market Check) and our communications about a potential strategic transaction over the past four years with other companies determined to be most likely to be interested in engaging in a possible strategic transaction with us, our board of directors determined that the tender offer price and merger consideration to be paid in the tender offer and the merger represented the best per share price currently obtainable for our stockholders. In making that determination, we considered that the tender offer price and merger consideration, respectively, represents a premium of approximately:

(i)             6.7% over $5.25, the closing price of our common stock on The NASDAQ Global Market on May 25, 2007, the last trading day prior to the execution of the merger agreement;

(ii)         40% over $4.00, the closing price of our common stock on The NASDAQ Global Market on May 18, 2007, one week prior to the last trading day prior to the execution of the merger agreement;

(iii)     49% over $3.75, the closing price of our common stock on The NASDAQ Global Market on April 25, 2007, one month prior to the last trading day prior to the execution of the merger agreement; and

(iv)       34% over $4.18, the average 90 trading day average of our common stock on The NASDAQ Global Market as of the last trading day prior to the execution of the merger agreement.

Our board of directors also considered an analysis that the mean and median one-month purchase price premiums that had been paid in selected biotechnology transactions were 55.9% and 58.9%, respectively.

•       Ability to Respond to Unsolicited Takeover Proposals and Terminate the Merger Agreement to Accept a Superior Proposal.   Our board of directors considered the provisions in the merger agreement that provide for the ability of our company, subject to the terms and conditions of the merger agreement, to provide information to and engage in negotiations with third parties that make an unsolicited proposal, and, subject to payment of a termination fee and the other conditions set forth in the merger agreement, to enter into a transaction with a party that makes a superior proposal. Upon consummation of the tender offer, these provisions became no longer applicable.

•       Termination Fee Provisions.   Our board of directors considered the termination fee provisions of the merger agreement and determined that they likely would not be a deterrent to competing offers that might be superior to the tender offer price and the merger consideration. Our board of directors considered that the termination fee of $9,000,000 was equal to approximately 2.6% of our equity value, which our board of directors believed to be a reasonable fee to be paid to Genzyme should a superior offer be accepted by us. Upon consummation of the tender offer, the termination fee provisions of the merger agreement became no longer applicable.

•       Conditions to the Consummation of the Tender Offer and the Merger; Likelihood of Closing.   Our board of directors considered the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement in light of the limited conditions in the merger agreement to the obligations of Wichita Bio to accept for payment and pay for the Shares tendered pursuant to the tender offer, including that the consummation of the tender offer and the merger was not contingent on Genzyme’s ability to secure financing commitments.

•       Cash Consideration; Certainty of Value.   Our board of directors considered the form of consideration to be paid to holders of Shares in the tender offer and the merger and the certainty of the value of such cash consideration compared to stock or other consideration.

•       Timing of Completion.   Our board of directors considered the anticipated timing of consummation of the transactions contemplated by the merger agreement and the structure of the transaction as a cash tender offer for all of the Shares, which allowed stockholders to receive the transaction consideration in a relatively short timeframe, followed by the merger in which stockholders would receive the same consideration as received by stockholders who tendered their Shares in the tender offer. Our board of directors considered that the potential for closing in a relatively short timeframe could also reduce the amount of time in which our business would be subject to the potential uncertainty of closing and related disruption.

•       Results of Process Conducted.   Our board of directors considered the results of the process that had been conducted by our company, with the assistance of our management and advisors, to evaluate strategic alternatives, including the discussions with the Target Partner Companies contacted by our management and/or its advisors (including, without limitation, Company A, Company B, Company C, Company D and Company E) and the solicitation of interest on behalf of several other Target Partner Companies thought to be interested in a business combination transaction with us, and the fact that none of them determined to make an offer to acquire us or to enter into discussions or negotiations regarding such a transaction. Our board of directors also considered the ability of other bidders to make, and the likelihood that other bidders would make, a proposal to acquire the Shares at a higher price per share than the tender offer price. Based on the results of our prior efforts and our extended arm’s-length negotiations with Genzyme, our board of directors believed that the tender offer price represented the highest price per share of Shares that was reasonably attainable.

•       Opinion of our Financial Advisor.   Our board of directors considered the opinion of UBS, dated May 28, 2007, to our board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $5.60 per share cash consideration to be received in the Genzyme transaction by holders of our common stock (other than Genzyme, Wichita Bio, holders who have entered into a stockholders agreement with Genzyme, and their respective affiliates), as more fully described below under the caption “Opinion of our Financial Advisor”.

•       Appraisal Rights.   Our board of directors considered the availability of appraisal rights with respect to the merger for our stockholders who properly exercise their rights under Delaware law, which would give such stockholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their Shares upon the completion of the merger.

Our board of directors also considered a number of uncertainties and risks in their deliberations concerning the transactions contemplated by the merger agreement, including the tender offer and merger, including the following:

•       Restrictions; Termination Fee.   Our board of directors considered the restrictions that the merger agreement impose on actively soliciting competing bids, and the insistence of Genzyme as a condition to its offer that we would be obligated to pay a termination fee of $9 million under certain circumstances, and the potential effect of such termination fee in deterring other potential acquirers from proposing alternative transactions.

•       Failure to Close.   Our board of directors considered that the conditions to Genzyme’s and Wichita Bio’s obligation to accept for payment and pay for the Shares tendered pursuant to the tender offer and to consummate the merger were subject to conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside of our control. Our board of directors also considered the fact that, if the tender offer and merger are not completed, the market’s perception of our continuing business could potentially result in a loss of customers, vendors, business partners, collaboration partners and employees and that the trading price of our common stock could be adversely affected. Our board of directors considered that, in that event, it would be unlikely that another party (including, without limitation, the Target Partner Companies contacted by our management and/or its advisors (including, without limitation, Company A, Company B, Company C, Company D and Company E)) would be interested in acquiring us. Our board of directors also considered the fact that, if the tender offer and merger are not consummated, our directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and we will have incurred significant transaction costs, attempting to consummate the transaction.

•       Public Announcement of the Tender Offer and Merger.   Our board of directors considered the effect of a public announcement of the execution of the merger agreement and the tender offer and merger contemplated thereby, including effects on our operations, stock price and employees and our ability to attract and retain key management and personnel. Our board of directors also considered the effect of these matters on Genzyme and the risks that any adverse reaction to the transactions contemplated by the merger agreement could adversely affect Genzyme’s willingness to consummate the transactions contemplated by the merger agreement.

•       Pre-Closing Covenants.   Our board of directors considered that, under the terms of the merger agreement, we agreed that we will carry on our business in the ordinary course of business consistent with past practice and, subject to specified exceptions, that we will not take a number of actions related to the conduct of our business without the prior written consent of Genzyme. Our board of directors further considered that these terms of the merger agreement may limit our ability to pursue business opportunities that we would otherwise pursue.

•       Tender and Voting Agreements.   Our board of directors noted that certain executive officers, directors and stockholders of our company, who together controlled approximately 20% of the voting power of our outstanding shares of capital stock (calculated as if our common stock and the Series A Preferred Stock are treated together as a single class on an as-if converted to common stock basis and assuming the exercise of all “in the money” options and warrants held by such executive officers, directors and stockholders), agreed to tender their Shares in the tender offer pursuant to the tender and voting agreements. Our board of directors also noted that the tender and voting agreements terminate if the merger agreement is terminated in accordance with its terms.

•       Cash Consideration.   Our board of directors considered the fact that, subsequent to completion of the merger, we will no longer exist as an independent public company and that the nature of the transaction as a cash transaction would prevent our stockholders from being able to participate in any value creation that we could generate going forward, as well as any future appreciation in value of the combined company, unless they separately acquired Genzyme common stock.

•       Tax Treatment.   Our board of directors considered the fact that gains from this transaction would be taxable to our stockholders for U.S. federal income tax purposes.

•       Potential Conflicts of Interest.   Our board of directors was aware of the potential conflicts of interest between our company, on the one hand, and certain of our executive officers and directors, on the other hand, as a result of the transactions contemplated by the tender offer and the merger.

Our board of directors believed that, overall, the potential benefits of the tender offer and the merger to our stockholders outweigh the risks of the tender offer and the merger and provide the maximum value to our stockholders. In analyzing the tender offer and the merger, our board of directors and our management were assisted and advised by our financial advisor and legal counsel.

The foregoing discussion of information and factors considered by our board of directors is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the tender offer and the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of our board of directors applied his own personal business judgment to the process and may have given different weight to different factors.

Additional Information

In connection with your decision whether to vote to adopt the proposed merger agreement, you should consider the following factors:

Rights of Genzyme as a Holder of Preferred Stock

As the sole holder of our outstanding shares of preferred stock, Genzyme may at its option convert each share of our preferred stock into approximately two shares of our common stock. Each share of our preferred stock is entitled to the number of votes equal to the number of shares of our common stock into which our shares of preferred stock are convertible at each meeting of our stockholders (and in connection with written actions of stockholders in lieu of meetings) with respect to any and all matters presented to our stockholders for their action or consideration. Except as provided by Delaware law or other law, our preferred stock votes together with our common stock as a single class and is entitled to prior written notice of any meeting of our stockholders (and copies of proxy materials and other information sent to stockholders) to which they would be entitled to vote. We are also required to obtain Genzyme’s consent prior to taking, approving or otherwise ratifying any of the following actions: (i) the authorization, issuance or agreement to authorize or issue any new class or series of parity or senior securities or rights of any kind convertible into or exercisable or exchangeable therefor, or the offering, sale or issuance of any existing parity or senior securities or rights of any kind convertible into or exercisable or exchangeable therefor;

(ii) the purchase, repurchase or redemption of shares of our common stock, securities or rights of any kind convertible into or exercisable for our common stock or any other of our securities (except in the case of a termination of an employee; (iii) an increase or decrease in the number of members constituting the size of our board of directors; (iv) an increase in the authorized number of shares of our common stock or preferred stock; (v) the effecting of any merger, combination, reorganization, or sale of all or substantially all of our assets; (vi) the declaration or payment of dividends or any other distribution on shares of our common stock or other capital stock; (vii) the amendment of our certificate of incorporation or bylaws or the alteration or change to the rights, preferences or privileges of our preferred stock or any parity or senior securities, in each case so as to affect adversely the rights, preferences or privileges of our preferred stock; or (viii) an increase in the number of shares of our common stock reserved for the employee option pool by more than 5% per year.

Our preferred stock also carries the right to receive an annual 5% cumulative dividend which may be paid in cash or additional shares of common stock, in our sole discretion, and a liquidation preference over holders of our common stock of $3.00 per share of preferred stock held, plus all accrued but unpaid dividends on such share of preferred stock and as adjusted for stock splits, dividends, combinations or other recapitalizations.

EMEA Regulatory Matters

On August 16, 2007, we announced that, in connection with the status of our application to the EMEA to include a new indication for clofarabine for the treatment of adult AML in elderly patients who have one or more of the following: adverse cytogenetics, secondary AML, > 70 years old or significant co-morbidities and who are therefore not considered suitable for intensive chemotherapy, the EMEA has agreed to accept supplemental information from us by November 16, 2007.  This timeframe will enable us to prepare a more comprehensive response to the EMEA, including interim data from the ongoing, multicenter AML-16 trials that have been initiated by the National Cancer Research Institute (“NCRI”).  We currently anticipate that in December 2007 the EMEA will provide its assessment report and that in January 2008 the EMEA will either provide us with an opinion on whether or not we will be granted marketing authorization of clofarabine for this new indication or provide us with another request for supplemental information.

It should be noted that the foregoing may be subject to change and the EMEA’s assessment report and opinion may require us to provide further data and/or to attend an oral explanation. The opinion of the EMEA is also required to be adopted by the European Commission as a pre-condition to the grant of marketing authorization of clofarabine for the treatment of adult AML.  In addition, in relation to our variation application to include this new indication, the EMEA has requested that data from the ongoing AML-16 trials be provided.  The AML-16 trials, sponsored by the NCRI, randomize clofarabine against the standard of care (low-dose cytarabine) for the treatment of elderly patients with adult AML who are not considered suitable for intensive chemotherapy.  We believe we will be able to make data from these trials available to the EMEA by November 2007 in order to satisfy their request.  There can be no assurances, however, that this data will be made available to us for its application.  The AML-16 trials will not be fully enrolled at the time of submission of our response to the EMEA and there can be no assurances that interim data will be satisfactory, or that the data itself will be supportive of our application.  Further, if the EMEA does not accept this data, we may have to run an additional randomized study.

Revenues from Clofarabine

We currently sell clofarabine to approximately 116 centers in Europe which are participating in the AML-16 trials that have been initiated by the NCRI.  Distribution of clofarabine to the study centers is being coordinated by a single trial center, Cardiff University (“Cardiff”). The AML-16 studies include the phase I pilot intensive trial which commenced in December of 2005 and was completed in September of

2006, the phase II AML-16 non-intensive trial which commenced in July of 2006 and is expected to complete recruitment in 2008 and the phase III AML-16 intensive trial which commenced in August of 2006 and is expected to complete recruitment in 2009.  In order to facilitate distribution, invoicing and compiling of study reports, we have entered into research agreements with Cardiff in connection with each of these trials that, among other things, provide for the sale of clofarabine, at current market prices, through Cardiff to the study sites.  During the nine months ended March 31, 2007, 46% of our total revenue was attributed to the sale of clofarabine to Cardiff.  During the three months ended September 30, 2006, December 31, 2006 and March 31, 2007, revenue attributable to Cardiff accounted for 52%, 48% and 41% of total revenue, respectively.  We anticipate that the percentage of our total revenue derived from the sale of clofarabine into the AML-16 trials will continue to decrease.  In connection with the research agreements, we are obligated to provide financial support to Cardiff which is dependent on the completion of certain milestones which are due upon the receipt of interim and final study reports.  Through March 31, 2007, we have paid approximately $2,665,000 to Cardiff in relation to certain milestones met in the research agreements.  For the nine months ended March 31, 2007, we recognized approximately $6,650,000 as research and development costs relating to the AML-16 trials.

Board Composition

It is currently anticipated that our board of directors will remain as constituted from the date of this proxy statement through the date of the expiration of the merger agreement. From and after that time, we may consider changes to the composition of the board of directors.

Opinion of our Financial Advisor

On May 28, 2007, at a meeting of our board of directors held to evaluate the Genzyme transaction, UBS rendered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated May 28, 2007, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $5.60 per share cash consideration to be received in the Genzyme transaction, by holders of our common stock (other than Genzyme, Wichita Bio, holders who have entered into a stockholders agreement with Genzyme and Wichita Bio, and their respective affiliates) was fair, from a financial point of view, to such holders.

The full text of UBS’ written opinion, dated May 28, 2007, to our board of directors is attached as Annex C to this proxy statement and is incorporated herein by reference. Holders of our common stock are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. UBS’ opinion was provided for the benefit of our board of directors in connection with, and for the purpose of, its evaluation of the $5.60 per share cash consideration from a financial point of view and does not address any other aspect of the Genzyme transaction. The opinion does not address the relative merits of the Genzyme transaction as compared to other business strategies or transactions that might be available with respect to our company or our underlying business decision to effect the Genzyme transaction. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger or any related transaction. Although subsequent developments may affect its opinion, UBS does not have any obligation to update, revise or reaffirm its opinion. The summary of UBS’ opinion described below is qualified in its entirety by reference to the full text of its opinion.

In arriving at its opinion, among other things, UBS:

•       reviewed certain publicly available business and historical financial information relating to our company;

•       reviewed certain internal financial information and other data relating to our company’s business and financial prospects that were provided to UBS by our company’s management and not publicly available, including financial forecasts and estimates prepared by our company’s management;

•       conducted discussions with members of our company’s senior management concerning our company’s business and financial prospects;

•       reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•       compared the financial terms of the Genzyme transaction with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•       reviewed current and historical market prices of our common stock;

•       reviewed a draft dated May 28, 2007 of the merger agreement; and

•       conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

At the direction of our board of directors, UBS contacted selected third parties to solicit indications of interest in a possible transaction with our company and held discussions with certain of these parties prior to the date of UBS’ opinion.

In connection with its review, with the consent of our board of directors, UBS did not assume any responsibility for independent verification of any of the information provided to or reviewed by UBS for the purpose of its opinion and, with the consent of our board of directors, UBS relied on that information being complete and accurate in all material respects. In addition, with the consent of our board of directors, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of our company, and was not furnished with any evaluation or appraisal. With respect to the financial forecasts and estimates prepared by our company’s management, UBS assumed, at the direction of our board of directors, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of our company’s management as to our future performance. UBS relied, at the direction of our board of directors, without independent verification or investigation, upon the assessments of our company’s management as to our products and technology and the risks associated with such products and technology (including, without limitation, the probability of successful testing, development and marketing, and approval by appropriate governmental authorities, of such products and technology). UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

At the direction of our board of directors, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the $5.60 per share cash consideration to the extent expressly specified in UBS’ opinion, of the merger agreement or the form of the Genzyme transaction. In rendering its opinion, UBS assumed, with the consent of our board of directors, that (i) the final executed form of the merger agreement would not differ in any material respect from the draft that UBS reviewed, (ii) our company and Genzyme would comply with all material terms of the merger agreement, and (iii) the Genzyme transaction would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition of the merger agreement. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Genzyme transaction would be obtained without any material adverse effect on us or the Genzyme transaction.

In connection with rendering its opinion to our board of directors, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison is either identical or directly comparable to our company or the Genzyme transaction. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors without considering all analyses and factors or the narrative description of the analyses could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of our company provided by our company’s management in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which are beyond our control. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold.

The per share cash consideration payable in the Genzyme transaction was determined through negotiation between our company and Genzyme and the decision to enter into the Genzyme transaction was solely that of our board of directors. UBS’ opinion and financial analyses were only one of many factors considered by our board of directors in its evaluation of the Genzyme transaction and should not be viewed as determinative of the views of our board of directors or our company’s management with respect to the Genzyme transaction or the per share cash consideration payable in the Genzyme transaction.

The following is a brief summary of the material financial analyses performed by UBS and reviewed with our board of directors on May 28, 2007 in connection with UBS’ opinion. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses.

Selected Companies Analysis

UBS compared selected financial and stock market data of our company with corresponding data, to the extent publicly available, of the following nine selected publicly traded companies in the biopharmaceutical sector of the healthcare industry:

•       BioMarin Pharmaceutical Inc.

•       Cubist Pharmaceuticals, Inc.

•       CV Therapeutics, Inc.

•       GTx, Inc.

•       Inspire Pharmaceuticals, Inc.

•       Neurocrine Biosciences, Inc.

•       NPS Pharmaceuticals, Inc.

•       Pharmion Corporation

•       XOMA Ltd.

UBS reviewed, among other things, the enterprise values of the selected companies (calculated as diluted equity value based on closing stock prices on May 25, 2007, plus the book value of debt and minority interests, plus preferred stock at its liquidation value, less cash and cash equivalents) as a multiple of the respective company’s calendar years 2007, 2008 and 2009 estimated revenue. UBS then compared these multiples derived from the selected companies with corresponding multiples implied for our company based on the $5.60 per share cash consideration payable in the Genzyme transaction.

Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Estimated calendarized financial data for our company were based both on internal estimates prepared by our company’s management (“Management Estimates”) and publicly available research analysts’ estimates (“Wall Street Estimates”). This analysis indicated for the selected companies implied revenue multiple ranges for calendar year 2007 of 3.4x to 13.8x (with a mean of 7.6x and a median of 8.5x), for calendar year 2008 of 2.6x to 16.6x (with a mean of 6.4x and a median of 5.7x) and for calendar year 2009 of 2.0x to 6.6x (with a mean of 4.0x and a median of 4.1x), as compared to corresponding multiples implied for our company for calendar years 2007, 2008 and 2009 based on the $5.60 per share cash consideration payable in the Genzyme transaction of 12.4x, 7.8x and 4.8x (utilizing Management Estimates) and 7.6x, 3.3x and 2.0x (utilizing Wall Street Estimates), respectively.

Selected Transactions Analysis

UBS reviewed transaction values in the following 16 selected transactions in the biopharmaceutical sector of the healthcare industry that were publicly announced between December 2001 and February 2007:

Announcement Date	Acquiror	Target
02/2007	• Shire plc	• New River Pharmaceuticals Inc.
11/2006	• Actelion Ltd.	• CoTherix, Inc.
11/2006	• Genentech, Inc.	• Tanox, Inc.
10/2006	• Merck & Co., Inc.	• Sirna Therapeutics, Inc.
10/2006	• Eli Lilly and Company	• ICOS Corporation
08/2006	• Genzyme Corporation	• AnorMED Inc.
06/2006	• Novartis AG	• NeuTec Pharma plc
05/2006	• AstraZeneca UK Limited	• Cambridge Antibody Technology Group plc
09/2005	• GlaxoSmithKline plc	• ID Biomedical Corporation
07/2005	• MGI Pharma, Inc.	• Guilford Pharmaceuticals, Inc.
05/2005	• Genzyme Corporation	• Bone Care International, Inc.
04/2005	• Shire plc	• Transkaryotic Therapies Incorporated
02/2004	• Genzyme Corporation	• Ilex Oncology, Inc.
08/2003	• Genzyme Corporation	• Sangstat Medical Corp.
12/2001	• Millennium Pharmaceuticals, Inc.	• COR Therapeutics, Inc.
12/2001	• MedImmune, Inc.	• Aviron

UBS reviewed transaction values, calculated as the enterprise value (purchase prices paid for the target equity, plus the book value of debt and minority interests, plus preferred stock at its liquidation value, less cash and cash equivalents) in the selected transactions, as a multiple of one-year and two-year forward estimated revenue. UBS then compared these multiples derived from the selected transactions to our implied calendar years 2007 and 2008 estimated revenue multiples based on the $5.60 per share cash consideration payable in the Genzyme transaction.

Financial data for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated calendarized financial data for our company were based on Management Estimates. This analysis indicated for the selected transactions an implied one-year forward revenue multiple range of 2.9x to 13.4x (with a mean of 8.0x and a median of 8.5x) and an implied two-year forward revenue multiple range of 2.0x to 12.8x (with a mean of 6.8x and a median of 6.0x), as compared to implied revenue multiples for our company for calendar years 2007 and 2008 based on the $5.60 per share cash consideration payable in the Genzyme transaction of 12.4x and 7.8x, respectively.

Discounted Cash Flow Analysis

UBS performed a discounted cash flow analysis to calculate the estimated present value as of June 30, 2007 of the stand-alone unlevered, after-tax free cash flows that our company could generate over fiscal years 2008 through 2022 based on Management Estimates. The unlevered, after-tax free cash flows, adjusted to reflect our company’s net operating loss carryforward for tax purposes anticipated by our management to be utilized by our company, were discounted to present value using discount rates ranging from 17.5% to 22.5%. This analysis indicated an implied equity reference range for our company of approximately $3.72 to $5.33 per share, as compared to the $5.60 per share cash consideration payable in the Genzyme transaction.

Miscellaneous

Under the terms of UBS’ engagement, our company has agreed to pay UBS an aggregate fee of approximately $3.1 million for its financial advisory services in connection with the Genzyme transaction, a portion of which was payable in connection with its opinion and approximately $2.3 million of which is payable contingent upon consummation of the Genzyme transaction. In addition, our company has agreed to reimburse UBS for its expenses, including fees, disbursements and other charges of legal counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, UBS provided investment banking services to our company unrelated to the Genzyme transaction for which UBS received compensation, including having acted as joint bookrunning manager in connection with an equity offering of our company in 2005. In addition, in the past, UBS provided investment banking services to Genzyme unrelated to the Genzyme transaction for which UBS received compensation, including having acted as financial advisor to Genzyme in connection with certain acquisition transactions in 2005 and 2006. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of our company or Genzyme and, accordingly, may at any time hold a long or short position in such securities.

Affiliates of UBS purchased shares of our common stock in our April 2007 registered direct offering at $3.75 per share.

Genzyme has informed us that since 2005, Genzyme has paid UBS approximately $5.6 million in fees, continues to engage UBS for investment banking services and anticipates that Genzyme may do so in the future, and expects to pay UBS reasonable and customary fees for such services. The specific fees referred to in this time frame were: (1) in 2006, an aggregate of $2.6 million related to UBS acting as the Genzyme’s financial advisor in the Genzyme’s acquisition of AnorMED Inc. and (2) in 2005, $3.0 million related to UBS acting as the Genzyme’s financial advisor in the Genzyme’s acquisition of BoneCare International, Inc. In addition to these transactions, in 2003, UBS acted as the sole book-running manager in connection with Genzyme’s $690 million convertible debt offering; in that offering the aggregate underwriting discount of $15.5 million was shared by UBS and two other initial purchasers, with UBS benefiting from most of that amount. Genzyme further notes that in the 2004 transaction in which Ilex was merged into a subsidiary of the Genzyme, UBS did not represent Genzyme. Rather, UBS acted as financial advisor to Ilex.

In the Schedule 14A filed with the SEC by Genzyme on April 12, 2007, Genzyme disclosed that UBS AG FBO UBS Global Asset Management, Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland, owned 16,564,661 shares of the Genzyme’s common stock, or approximately 6.28% of the number of shares outstanding as of March 30, 2007. This disclosure was based on information included in a Schedule 13G filed by UBS AG with the SEC on February 21, 2007. That filing states that (1) UBS AG is a registered bank, (2) UBS AG disclaims beneficial ownership of the shares, which are shares beneficially owned by the UBS Global Asset Management business group of UBS AG and its subsidiaries and affiliates on behalf of its clients, and (3) no single client is known to own more than 5% of the shares listed.

Our company selected UBS as its financial advisor in connection with the Genzyme transaction because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Merger Financing; Source and Amounts of Funds

Wichita Bio’s obligation to complete the merger is not conditioned upon its ability to obtain funds sufficient to do so. Genzyme has represented to us in the merger agreement that it will provide all funding required by Wichita Bio necessary to consummate the merger. The total amount of funds required by Wichita Bio to pay all the merger consideration and related fees and expenses in connection with the merger is estimated to be approximately $[             ]. Genzyme has advised us that it will provide the required funds from cash on hand.

Financial Forecasts

We do not as a matter of course make public projections as to future performance, earnings or other results, and are especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of the merger agreement and the transactions contemplated thereby, our board of directors reviewed a set of forecasts prepared by our management regarding our anticipated future operations for the fiscal years 2008 through 2022. With respect to these forecasts, our management and our board of directors recognized that we would require additional funds in order to carry out such plans to their full extent, with our internal projections forecasting losses until 2012. Further, our organizational capacity to achieve these projections had not yet been assessed. These forecasts were prepared to highlight the maximum potential for our assets (focusing on selected programs which generated a positive net present value) and did not take into account our resources and ability to optimally execute such programs. For example, our board of directors was not prepared to approve a final strategic plan until, among other things, (i) some of the assets were removed and/or other strategic alternatives were proposed so that the ultimate plan reflected less reliance on access to additional capital through the equity capital markets and (ii) our organizational capabilities were assessed in light of the proposed plan. A summary of the forecasts is set forth below.

	Fiscal Year End June 30,
	2008	2009	2010	2011	2012	2013	2014	2015	2016
	($000,000s)
Net Sales	24.1	41.8	65.6	124.6	205.0	309.7	416.3	508.1	578.7
Royalties	3.1	6.9	10.4	15.4	19.9	15.7	11.3	6.1	5.2
Net Sales & Royalties	27.2	48.6	76.0	139.9	224.9	325.4	427.6	514.2	583.9
COGS & Royalty	(2.5)	(4.4)	(6.9)	(13.1)	(21.9)	(36.2)	(53.9)	(69.4)	(80.2)
R&D	(19.5)	(30.8)	(20.3)	(4.8)	(4.3)	(3.0)	(5.0)	(3.0)	(3.0)
SG&A	(37.3)	(51.5)	(72.4)	(102.0)	(123.4)	(126.3)	(141.1)	(145.6)	(146.9)
SRI Royalty Payments and Profit Share	(2.1)	(6.1)	(8.8)	(28.2)	(10.2)	(47.2)	(4.3)	(1.3)	(0.8)
Total Operating Expense	(61.4)	(92.8)	(108.4)	(148.1)	(159.8)	(212.7)	(204.4)	(219.3)	(230.8)
EBIT	(342)	(44.1)	(32.4)	(8.2)	65.1	112.7	223.2	294.9	353.1
Plus: D&A	1.2	1.3	1.4	1.5	1.6	1.7	1.9	2.0	2.2
EBITDA	(33.0)	(42.8)	(31.1)	(6.7)	66.8	114.4	225.1	296.9	355.3

	Fiscal Year End June 30,
	2017	2018	2019	2020	2021	2022
	($000,000s)
Net Sales	405.1	243.1	72.9	43.8	30.6	24.5
Total Royalties	2.6	0.7	0.7	0.7	0.7	0.7
Net Sales & Royalties	407.7	243.8	73.7	44.5	31.4	25.2
Total Op. Costs (before SRI Royalty and Profit Share	(59.6)	(36.6)	(12.6)	(8.4)	(6.6)	(5.7)
SRI Royalty Payments and Profit Share	0.0	0.0	0.0	0.0	0.0	0.0
Total Operating Costs	(60.1)	(37.0)	(13.0)	(8.9)	(7.0)	(6.2)
EBIT	347.6	206.8	60.7	35 .6	24.3	19.1
Plus: D&A	2.2	2.2	2.2	2.2	2.2	2.2
EBITDA	349.8	209.0	62.9	37.8	26.5	21.3

The internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. In addition, the projections were not prepared with the assistance of or reviewed, compiled or examined by independent accountants. The financial projections do not comply with generally accepted accounting principles. The summary of these internal financial forecasts is not being included in this proxy statement to influence a stockholder’s decision whether to vote to adopt the merger agreement, but because these internal financial forecasts were reviewed by our board of directors in connection with its evaluation of the merger agreement and the transactions contemplated thereby and made available by us to our financial advisor.

These internal financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management. Important factors that may affect actual results and result in the forecast results not being achieved include, but are not limited to, the inherently unpredictable nature of projections and the fact that they do not reflect a final board of directors approved strategic plan; the requirement for additional capital which may or may not be available and would cause significant dilution to stockholders; the failure to develop competitive products; factors affecting pricing; fluctuations in demand; reductions in customer budgets; the failure to retain key management and technical personnel; adverse reactions to the proposed merger by customers, suppliers and strategic partners and other risks described in our report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2006. In addition, the internal financial forecasts may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions upon which the financial forecasts were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The internal financial forecasts also reflect assumptions as to certain business decisions that are subject to change.

Accordingly, there can be no assurance that the projections will be realized, and actual results may vary materially from those shown. The inclusion of these internal financial forecasts in this proxy statement should not be regarded as an indication that any of Bioenvision, Genzyme, Wichita Bio or their respective affiliates, advisors or representatives considered or consider the internal financial forecasts to be necessarily predictive of actual future events, and the internal financial forecasts should not be relied upon as such. None of Bioenvision, Genzyme, Wichita Bio nor their respective affiliates, advisors, officers, directors, partners or representatives can give any assurance that actual results will not differ from these internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile the internal financial forecasts to reflect circumstances existing after the date such internal financial forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. Neither we, nor, to our knowledge, Genzyme or Wichita Bio, intend to make publicly available any update or other revisions to these internal financial forecasts. Neither we nor our respective affiliates, advisors, officers, directors, partners or representatives have made or make any representation to any stockholder or other person regarding our ultimate performance compared to the information contained in these internal financial forecasts or that forecasted results will be achieved. We have made no representation to Genzyme or Wichita Bio, in the merger agreement or otherwise, concerning these internal financial forecasts.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger, our stockholders should be aware that some of our directors and executive officers have personal interests in the merger that are, or may be, different from, or in addition to, your interests. Our board of directors was aware of the interests described below and considered them, among other matters, when approving the merger.

Employment Agreements

We have entered into employment agreements with certain of our principal executive officers. Pursuant to these agreements, such executive officers agree to devote all or a substantial portion of their business and professional time and effort to our business as executive officers. The employment agreements provide for certain compensation packages, which include bonuses and other incentive compensation. The agreements also contain covenants restricting the employees from competing with us and our business and prohibiting them from disclosing confidential information about us and our business.

On September 1, 1999, we entered into an employment agreement with Christopher B. Wood, M.D. under which he serves as our chairman and chief executive officer. The initial term of Dr. Wood’s employment agreement is two years with automatic one-year extensions thereafter unless either party gives written notice to the contrary. On December 31, 2002, we entered into a new employment agreement with Dr. Wood, under which he continues to serve as our Chairman and Chief Executive Officer. Under this contract, the term is one year, with automatic one-year extensions thereafter unless either party provides written notice to the contrary. Dr. Wood’s new employment agreement provides for an initial base salary of $225,000, a bonus as determined by our board of directors, health insurance and other benefits currently or in the future provided to our key employees. If Dr. Wood’s employment is terminated other than for cause or if he resigns for good reason or upon a change of control, he will receive a lump sum payment in an amount equal to his then current annual base salary and any and all unvested options will vest and immediately become exercisable.

On October 23, 2002, Bioenvision, Ltd. entered into an employment agreement with Hugh S. Griffith, pursuant to which he agreed to serve as Bioenvision Ltd.’s Commercial Director (Europe) and now serves as Chief Operating Officer of Bioenvision, Ltd. The initial term of Mr. Griffith’s employment agreement is one-year, with automatic six (6) month extensions thereafter unless either party provides written notice to the contrary. If Mr. Griffith’s employment is terminated other than for cause or if he resigns for good reason or upon a change of control, he will receive a lump sum payment in an amount equal to 0.5 multiplied by the sum of his then current annual base salary plus a payment equal to six (6) months of his then current base salary in complete satisfaction of our obligation to provide no less than six (6) months prior written notice as set forth in the employment agreement.

On January 6, 2003, Bioenvision, Ltd. entered into an employment agreement with Ian Abercrombie, pursuant to which he agreed to serve as the Bioenvision, Ltd. sales manager (Europe) and now serves as Programme Director (Europe). The initial term of Mr. Abercrombie’s employment agreement is one year, with automatic six (6) month extensions thereafter unless either party provides written notice to the contrary. If Mr. Abercrombie’s employment is terminated other than for cause or if he resigns for good reason or upon a change of control, he will receive a payment equal to six (6) months of his then current base salary in complete satisfaction of our obligation to provide no less than six (6) months prior written notice as set forth in the employment agreement.

On March 31, 2003, we entered into an employment agreement with David P. Luci, pursuant to which he agreed to serve as our Director of Finance, General Counsel and Corporate Secretary and later served as our Executive Vice President, General Counsel and Corporate Secretary. Mr. Luci’s employment was terminated by the Company on July 27, 2007.

On November 27, 2006, we entered into an employment agreement with James S. Scibetta pursuant to which he agreed to serve as our Chief Financial Officer. The initial term of Mr. Scibetta’s employment agreement is one year from December 4, 2006, with automatic one-year extensions thereafter unless either party provides written notice to the contrary. If Mr. Scibetta’s employment is terminated other than for cause or if he resigns for good reason or upon a change of control, he will receive a lump sum payment in an amount equal to the sum of (i) his then current annual base salary plus (ii) his then average annual bonus for the preceding two years and any and all unvested options will vest and immediately become exercisable.

Director and Officer Indemnification and Insurance

Section 145 of the Delaware General Corporate Law permits a Delaware corporation to include in its charter documents, and in agreements between a corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law. We have included in our amended and restated by-laws provisions to limit or eliminate the personal liability of its directors to the fullest extent permitted under Delaware law, as it now exists or may in the future be amended. In addition, our amended certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, except (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith of law, (c) for any liability for unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the Delaware General Corporate Law and (d) for any transaction in which the director derives an improper benefit. In addition, our amended and restated by-laws provide that we (and any successor by merger or otherwise) is required to indemnify and hold harmless our directors and officers to the fullest extent authorized by the Delaware General Corporate Law, as it now exists or may in the future be amended, against any and all expenses (including attorneys’ fees), liabilities or other matters covered by rights to which the directors and officers are entitled under the amended and restated by-laws, any agreement, vote of stockholders or disinterested directors of otherwise, to any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of Bioenvision or otherwise, by reason of the fact that he or she is or was a director or officer of Bioenvision, or is or was serving at our request as a director or executive officer of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan. Expenses for the defense of any action for which indemnification may be available may be advanced by us under certain circumstances. We maintain liability insurance which insures our directors and officers against certain losses and insures us with respect to our obligations to indemnify our directors and officers.

Pursuant to the merger agreement, Genzyme has agreed that any rights to indemnification or exculpation existing in favor of our directors or officers as provided in our amended certificate of incorporation and our amended and restated by-laws, in effect as of the date of the merger agreement, with respect to matters occurring at or prior to July 10, 2007 shall survive the merger and shall continue in full force and effect until July 10, 2013, and Genzyme guarantees any such obligations of the surviving corporation. Unless required by law, Genzyme has agreed not to amend, repeal or otherwise modify such provisions for indemnification in a manner that would materially and adversely affect the rights of indemnification or exculpation thereunder in favor of the individuals who at July 10, 2007 were directors or officers of Bioenvision until expiration of the applicable statute of limitations. In addition, the merger agreement provides that Genzyme will cause the surviving corporation to honor our obligations to comply with the indemnification and exculpation provisions under the amended certificate of incorporation and the amended and restated by-laws in effect as of the date of the merger agreement between us and any of our directors or officers until expiration of the applicable statute of limitations.

Pursuant to the merger agreement, on June 29, 2007, we purchased a “tail” directors’ and officers’ liability insurance policy for our directors and officers that will provide our directors and officers with coverage until July 10, 2013 of not less than the existing coverage under, and have other terms not materially less favorable to the insured persons than the coverage provided in, the directors’ and officers’ liability insurance policy presently maintained by us, at an aggregate cost not greater than $1.80 million.

Executive Agreements

Christopher B. Wood, James S. Scibetta, Ian Abercrombie, Hugh S. Griffith, Kristen M. Dunker and Robert Sterling, each of whom is one of our executive officers, previously entered into an executive employment agreement with us and/or Bioenvision, Ltd., our wholly-owned sales and marketing subsidiary. These executive agreements generally provide that if an executive officer resigns for “good reason” or within a certain time period following a “change of control,” or is terminated without “cause” (as each such term is defined in each respective executive agreement), then the executive officer will be entitled to receive certain severance payments and certain benefits. The transactions contemplated by the merger agreement constitute a “change of control” under the executive agreements, where applicable.

Severance Agreements with Executive Officers

If any executive officer terminates his or her employment after a change of control during the requisite time period, or the executive officer resigns for “good reason” or his or her employment is terminated “without cause” (as each such term is defined in each respective executive agreement), then the executive officer would receive the following:  Mr. Wood would receive a lump sum payment equal to one year of base salary. Mr. Scibetta would receive a lump sum payment equal to the sum of one year of base salary and the average value of the two most recent bonuses received. Mr. Griffith would receive a lump sum payment equal to one year of base salary. Mr. Abercrombie would receive a lump sum payment equal to six months of base salary. Ms. Dunker would receive a lump sum payment equal to 12 months of her base salary plus the average of her last two year-end bonuses. If Mr. Sterling’s employment is terminated “without cause” (as defined in his executive agreement), then Mr. Sterling would receive a lump sum payment equal to one year of his base salary plus bonus. The severance payments and benefits are conditioned upon the executive officer’s compliance with certain restrictive covenants.

In addition, under the terms of their respective executive agreements, if a change of control occurs during the employment of Messrs. Wood or Griffith and such change of control prevents any incentive stock options held by any such executive officer from receiving favorable tax treatment under Section 422 of the Internal Revenue Code, each such executive officer will receive “gross-up” payments to address such loss of favorable tax treatment. In the event of such a severance-qualifying termination, the following table shows the approximate amount of potential cash severance payable to each executive officer following termination of employment, based on compensation and benefit levels in effect on                     , 2007, assuming the executive officer’s employment terminates under circumstances that entitle the executive officer to severance.

Name	Cash Severance(1)
Christopher B. Wood	$324,480	(2)
James S. Scibetta	$270,000
Ian Abercrombie	$94,102	(2)
Hugh S. Griffith	$308,901	(2)
Kristen Dunker	$242,834
Robert Sterling	$181,148

(1)          Subject to applicable state and federal tax withholding and other deductions and assessments as required by law.

(2)          Amounts are reported in US Dollars at an exchange rate of £1 being equal to $         (as of                 , 2007).

Employee Retention Plan

On August    , 2007, our board of directors, upon the recommendation of the compensation committee, approved our adoption of an employee retention policy to provide retention bonuses for certain specified employees who continuously provide services to us through the date of consummation of the merger.  If the merger is consummated, each participant in the plan will be entitled to receive a lump sum cash payment in an amount equal to the full amount of his or her retention bonus on the date that is 60 days after the date of consummation of the merger or, if the participant is terminated “without cause” prior to the date that is 60 days after the consummation of the merger, on the date of such participant’s termination, whichever occurs earlier.  If the merger is not consummated, the timing of retention bonus payments will be at our discretion. The following table shows the approximate retention bonus payable to each executive officer, assuming the executive officer’s employment continues under circumstances that entitle the executive officer to receive a retention bonus.

Name	Retention Bonus (1)
Christopher B. Wood	$181,405	(2)
James S. Scibetta	$202,500
Ian Abercrombie	$89,583	(2)
Hugh S. Griffith	$232,490	(2)
Kristen Dunker	$79,829

(1)          Subject to applicable state and federal tax withholding and other deductions and assessments as required by law.

(2)          Amounts are reported in US Dollars at an exchange rate of £1 being equal to $          (as of                       , 2007).

Annual Bonus

The executive agreements provide that, during the term of such agreements, the executive officer will be eligible for an annual incentive bonus, as determined by our board of directors and/or compensation committee.

Stock Options

Each of Messrs. Wood, Scibetta, Griffith, Abercrombie, Sterling and Ms. Dunker is also eligible annually to receive an incentive bonus that our board of directors may grant, at its sole discretion, to the executive in accordance with our 2003 Stock Incentive Plan, based on our board of director’s assessment of the executive’s individual performance. We have granted stock options in accordance with the terms of the executive agreement. Pursuant to the merger agreement, we are required to use reasonable efforts to ensure that 30 days after the effective time of the merger, each outstanding option to purchase our common stock that we granted under our 2003 Stock Incentive Plan whether vested or unvested, shall be cancelled and will thereafter represent the right to receive, in consideration for such cancellation, a cash payment equal to the excess, if any, of the $5.60 per share merger consideration over the per share option exercise price, multiplied by the number of shares of our common stock subject to the option.

The following table summarizes the ownership of options and common stock by our executive officers and directors as of the record date:

Executive Officers

	Stock Options
Name	Strike Price Above Offer Price	Strike Price Below Offer Price	Company Common Stock
Christopher B. Wood	395,000	2,157,500	0
David P. Luci(1)	None	None	0
James S. Scibetta	None	350,000	0
Ian Abercrombie	76,250	97,500	0
Hugh S. Griffith	410,000	490,000	0
Kristen M. Dunker	243,750	57,375	0
Robert Sterling	82,500	70,000	0

(1)          Mr. Luci’s employment was terminated by the Company effective as of July 27, 2007.

Directors

	Stock Options
Name	Strike Price Above Offer Price	Strike Price Below Offer Price	Company Common Stock
Christopher B. Wood	395,000	2,157,500	0
Joseph P. Cooper	25,000	6,250	0
Michael Kauffman	22,500	50,000	0
Thomas Scott Nelson	15,000	25,000	0

The following table shows the approximate amount in cash that each executive officer and director is expected to receive, based on equity awards held as of the record date, as a result of the cash-out of all options and shares of common stock held by such individual upon the effective time of the merger:

Executive Officers

Name	Stock Options(1)		Company Common Stock
Christopher B. Wood		$8,746,475	$0
David P. Luci(1)	$	None	$0
James S. Scibetta		$225,750	$0
Ian Abercrombie		$127,875	$0
Hugh S. Griffith		$1,127,700	$0
Kristen M. Dunker		$57,375	$0
Robert Sterling		$72,500	$0

(1)          Mr. Luci’s employment was terminated by the Company effective as of July 27, 2007.

Directors

Name	Stock Options(1)	Company Common Stock
Christopher B. Wood	$8,746,475	$0
Joseph P. Cooper	$6,250	$0
Michael Kauffman	$51,250	$0
Thomas Scott Nelson	$23,250	$0

(1)          Subject to applicable state and federal tax withholding and other deductions and assessments as required by law.

Restrictive Covenants.

Each of Messrs. Wood, Scibetta, Griffith and Abercrombie is subject to non-competition and non-solicitation provisions that apply for a period following termination of employment with us equal to six months, except for Mr. Scibetta, who is subject to a period equal to 12 months.

Litigation Related to the Merger; Certain Stockholder Communications

On June 7, 2007, three purported stockholders of Bioenvision filed a purported class action lawsuit in the Court of Chancery in the State of Delaware, New Castle County against us, each of our directors, Genzyme and Wichita Bio: Trombley v. Bioenvision, Inc., et al., Civ. A. No. 3008. The Trombley lawsuit purports to be brought individually and on behalf of all holders of shares of our common stock. The Trombley lawsuit alleges that our then directors breached their fiduciary duties to our stockholders in connection with the tender offer and that Genzyme aided and abetted such alleged breach of our directors’ fiduciary duties. Based on these allegations, the Trombley lawsuit seeks, among other relief, injunctive relief preliminarily and permanently enjoining each of us, our directors, Genzyme and Wichita Bio from consummating the merger, directing our directors to exercise their fiduciary duties to obtain a transaction that is in the best interests of our stockholders, and rescinding, to the extent already implemented, the merger or any of the terms thereof. Our board of directors and we believe the allegations in the Trombley lawsuit are without merit.

On June 8, 2007 and June 13, 2007, we were named as a defendant in two purported class action lawsuits filed in the Court of Chancery in the State of Delaware, New Castle County, against us, each of our directors, Genzyme and Wichita Bio. These actions are docketed as Ortsman v. Wood, et. al., Civ. A. No. 3009 and Gerstle v. Bioenvision, Inc., et. al., Civ. A. No. 3019. Both the Ortsman lawsuit and the Gerstle lawsuit purport to be brought individually and on behalf of all holders of our common stock. Both lawsuits also allege that our then directors breached their fiduciary duties to the our stockholders in connection with the tender offer and that Genzyme aided and abetted such alleged breach of our directors’ fiduciary duties. Based on these allegations, the Ortsman lawsuit and the Gerstle lawsuit seek, among other relief, injunctive relief preliminarily and permanently enjoining each us, our directors, Genzyme and Wichita Bio from consummating the merger, awarding damages, and rescinding, to the extent already implemented, the merger or any of the terms thereof. We and our board of directors believe the allegations in the Ortsman lawsuit and the Gerstle lawsuit are without merit.

In addition, on June 13, 2007, the plaintiff in the Trombley lawsuit filed an amended complaint, which expands upon the allegations made in that plaintiff’s original complaint filed on June 7, 2007. On June 13, 2007, this purported stockholder also filed a preliminary injunction motion, seeking to enjoin the merger in advance of the date it is scheduled to close, and an expedited proceedings motion, seeking to proceed with discovery on an expedited basis and to set June 28, 2007 as the date for hearing plaintiff’s application for a preliminary injunction.

On June 14, 2007, a purported stockholder of Bioenvision filed a purported class action lawsuit in the Court of Chancery in the State of Delaware, New Castle County against us, each of our directors, Genzyme and Wichita Bio: Albstein v. Bioenvision, Inc., et. al., Civ. A. No. 3025. The Albstein lawsuit purports to be brought individually and on behalf of all holders of our common stock. The lawsuit alleges that our then directors breached their fiduciary duties to our stockholders in connection with the tender offer and that Genzyme aided and abetted such alleged breach of our directors’ fiduciary duties. Based on these allegations, the Albstein lawsuit seeks, among other relief, injunctive relief preliminarily and permanently enjoining each of the us, our directors, Genzyme and Wichita Bio from consummating the merger, directing the director defendants to exercise their fiduciary duties to obtain a transaction that is in the best interests of our stockholders, and rescinding, to the extent already implemented, the merger or any of the terms thereof. We and our board of directors believe the allegations in the Albstein lawsuit are without merit.

On June 20, 2007, a purported stockholder of Bioenvision filed a purported class action lawsuit in the Court of Chancery in the State of Delaware, New Castle County against us, each of our directors, Genzyme and Wichita Bio: Oppenheim Asset Management, et. al. v. Bioenvision, Inc., et al., Civ. A. No. 3040-VCP. The Oppenheim Asset Management lawsuit purports to be brought individually and on behalf of all holders of our common stock. The lawsuit alleges that our then directors breached their fiduciary duties to our stockholders in connection with the tender offer and that Genzyme aided and abetted such alleged breach of our directors’ fiduciary duties. Based on these allegations, the Oppenheim Asset Management lawsuit seeks, among other relief, injunctive relief enjoining each of the us, our directors, Genzyme and Wichita Bio from consummating the merger, rescinding, to the extent already implemented, the merger or any of the terms thereof, declaring that the defendants have committed or participated in a breach of their fiduciary duty to the purported stockholder and other members of the class, and awarding plaintiff the costs and disbursements of this Oppenheim Asset Management lawsuit including a reasonable allowance for plaintiff’s attorneys and experts’ fees. The purported stockholder also filed an expedited proceedings motion, seeking to proceed with discovery on an expedited basis. We and our board of directors believe the allegations in the Oppenheim Asset Management lawsuit are without merit.

On June 20, 2007, the Court of Chancery in the State of Delaware, New Castle County entered an order that consolidated all Delaware actions filed as of that date into the Trombley proceeding (Brian Trombley et al. v. Bioenvision, Inc. et al., Consolidated Civ. A. 3008-VCP). On June 26, 2007, in connection with this consolidated proceeding, plaintiffs voluntarily withdrew their motion for a preliminary injunction and removed the hearing thereon scheduled for June 28, 2007 from the calendar of the Court of Chancery. Plaintiffs’ claims remain pending before the Court of Chancery.

On June 22, 2007, we were served with a purported class action lawsuit filed on June 7, 2007 by a purported stockholder of Bioenvision in the Supreme Court of the State of New York, New York County: Bert Vladimir v. Bioenvision, Inc. et al., Index No. 650163-2007. The Vladimir lawsuit purports to be brought individually and on behalf of all holders of our common stock against us and each of our then directors. The lawsuit alleges that our directors breached their fiduciary duties to the our stockholders in connection with the tender offer. Based on these allegations, the Vladimir lawsuit seeks, among other relief, injunctive relief preliminarily and permanently enjoining us and our directors from consummating the merger, rescinding, to the extent already implemented, the merger or any of the terms thereof, declaring that the defendants have committed a breach of their fiduciary duties to the purported stockholder and other members of the class, and awarding plaintiff the costs and disbursements of the Vladimir lawsuit including a reasonable allowance for plaintiff’s attorneys and experts’ fees. The purported stockholder also filed an expedited discovery proceedings motion, seeking to proceed with discovery on an expedited basis, and a memorandum of law in support of expedited discovery proceedings. We and our board of directors believe the allegations in the Vladimir lawsuit are without merit.

SCO Capital Partners LLC, a holder of approximately       % of our common stock as of the record date, has sent to our board of directors a series of letters expressing its views upon the transactions contemplated by the merger agreement. All such letters have been made available by SCO Capital Partners LLC to the public at the SEC’s website.

Material U.S. Federal Income Tax Considerations With Respect to Stockholders in the Merger

The following is a general summary of certain material U.S. federal income tax considerations relevant to a stockholder whose shares are converted to cash in the merger. This discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that may be relevant to stockholders. The summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, regulations issued thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The tax consequences to any particular stockholder may differ depending on that stockholder’s own circumstances and tax position. For example, the following general summary may not be applicable with respect to shares received pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan or with respect to holders of shares of common stock who are subject to special tax treatment under the Internal Revenue Code such as insurance companies, tax-exempt organizations, financial institutions, S corporations, regulated investment companies, partnerships and other pass-through entities, trusts, stockholders liable for the alternative minimum tax, dealers in securities or currencies, traders who elect to apply a mark-to-market method of accounting, U.S. expatriates, “controlled foreign corporations”, “passive foreign investment companies”, holders of stock options or warrants and persons who are holding shares of our common stock as part of a straddle, conversion, constructive sale, hedge or hedging or other integrated transaction. This discussion is also not applicable to shares held by partnerships (or other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes). If a partnership holds shares, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding shares, you should consult your tax advisors. This discussion addresses only shares that are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address estate or gift tax or the consequences of the transactions described herein under the tax laws of any state, local or foreign jurisdiction. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

U.S. Stockholders.   The following is applicable to stockholders that are United States persons for U.S. federal income tax purposes (such stockholders, “U.S. Stockholders”). As used in this discussion, U.S. Stockholders include stockholders that are citizens or residents of the United States, corporations (or other entities treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any political subdivision thereof, certain trusts whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all of its substantial decisions or which has elected to be treated as a United States person, and estates that are subject to United States federal income taxation regardless of the source of their income.

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

Generally, for U.S. federal income tax purposes, a stockholder who receives cash in exchange for shares in the merger will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the adjusted tax basis in the shares converted into cash in the merger, as the case may be. Gain or loss will be calculated separately for each block of shares converted into cash in the merger, as the case may be. Any gain or loss recognized by such stockholder will be capital gain or loss. Any capital gain or loss will be long-term capital gain or loss if such stockholder’s holding period for the shares exceeds one year. In the case of non-corporate stockholders, long-term capital gains are currently eligible for reduced rates of taxation. The ability to use capital losses to offset ordinary income is limited.

Non-U.S. Stockholders.   The following is applicable to a stockholder that is not a U.S. Stockholder or a partnership or other entity classified as a partnership for U.S. federal income tax purposes (such stockholder, a “Non-U.S. Stockholder”).

Any gain realized on the receipt of cash in pursuant to the merger by a Non-U.S. Stockholder generally will not be subject to United States federal income tax unless:

•       the gain is effectively connected with a trade or business of the Non-U.S. Stockholder in the United States (or, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Stockholder);

•       in the case of a non-resident alien, the individual is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•       in certain circumstances, we are or have been a “U.S. real property holding corporation”.

An individual Non-U.S. Stockholder described in the first bullet point above generally will be subject to United States federal income tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. If a Non-U.S. Stockholder that is a foreign corporation falls under the first bullet point above, it generally will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Internal Revenue Code and, in addition, may be subject to a branch profits tax equal to 30% of its effectively connected income (or at such lower rate as may be specified by an applicable income tax treaty). An individual Non-U.S. Stockholder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. With respect to the third bullet point above, we believe we are not and have not been a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Backup Withholding.   A stockholder (other than certain exempt stockholders including, among others, all corporations) that converts its shares into cash may be subject to a 28% backup withholding tax, unless the stockholder provides its TIN and certifies under penalties or perjury that such number is correct, provides certain other certifications, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may also be subject to a penalty imposed by the IRS. Each U.S. Stockholder should complete and sign the Substitute Form W-9 included as part of the transmittal form sent to each stockholder in conjunction with the effectuation of the merger so as to provide the information and certification necessary to avoid backup withholding. Non-U.S. Stockholders should complete the appropriate Form W-8 also included as part of the letter of transmittal in conjunction with the effectuation of the merger.

If backup withholding applies to a stockholder, the paying agent is required to withhold 28% from payments to such stockholder and the IRS may impose a penalty on such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder, provided the required information is furnished to the IRS, by timely filing a U.S. federal income tax return.

Amendment to Rights Agreement

On May 30, 2007, we entered into an amendment to our November 17, 2004 rights agreement with American Stock Transfer & Trust Company for the purpose of amending the rights agreement to render it inapplicable to the merger agreement, the merger and the other transactions contemplated thereby, including, without limitation, the tender and voting agreements.

Appraisal Rights

We believe that appraisal rights under the Delaware General Corporation Law (the “DGCL”) are available to our stockholders with respect to the merger. Our stockholders who have neither voted in favor of the merger nor consented thereto in writing, and who otherwise comply with the applicable procedures under DGCL Section 262, will be entitled to receive appraisal rights for the “fair value” of their shares as determined by the Delaware Court of Chancery. Any stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of DGCL Section 262, particularly the procedural steps required to perfect such rights. A copy of DGCL Section 262 is attached as Annex D.

Within ten days after the closing of the merger, Bioenvision, as the surviving corporation, will be required to send a notice that the merger has become effective to each stockholder who delivered to us a demand for appraisal prior to the vote and who did not vote in favor of the merger.

Because a submitted proxy not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the approval of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, the submission of a proxy card not marked “AGAINST” or “ABSTAIN” will result in the waiver of appraisal rights, to the extent such rights are available. If you hold shares in the name of a broker or other nominee and you want to attempt to assert appraisal rights, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal (to the extent such right otherwise would be available).

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from The NASDAQ Global Market and will be deregistered under the Exchange Act. As a result, our shares will no longer be available for trading and we will no longer file periodic reports with the SEC.

Structure of the Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Wichita Bio will be merged with and into us and the separate corporate existence of Wichita Bio will thereupon cease, and we will be the surviving corporation and all of our rights, privileges, powers, immunities, purposes and franchises will continue unaffected by the merger, except that all of our then outstanding capital stock will be owned by Genzyme and its subsidiaries and all outstanding stock options and warrants will be canceled.

Effective Time of the Merger

The merger will become effective when the certificate of merger is duly filed with the Secretary of State of the State of Delaware.

Charter Documents, Directors and Officers of Bioenvision

The merger agreement provides that:

•       our certificate of incorporation will be amended in the merger to be identical to the certificate of incorporation of Wichita Bio as in effect immediately prior to the merger (except that the name of the surviving corporation shall be “Bioenvision, Inc.”) and, as so amended, will be our certificate of incorporation until changed or amended;

•       the bylaws of Wichita Bio as in effect immediately prior to the closing of the merger will be our bylaws until changed or amended;

•       the directors of Wichita Bio immediately prior to the closing of the merger will be our directors until their successors are duly elected or appointed, as the case may be; and

•       the officers of Wichita Bio immediately prior to the closing of the merger will be our officers until their successors are duly elected or appointed, as the case may be.

The Merger Consideration

Each share of our common stock issued and outstanding immediately before the merger, other than treasury shares, shares for which appraisal rights have been perfected and shares held by Genzyme or Wichita Bio, will automatically be canceled and will cease to exist and will be converted into the right to receive $5.60 in cash, without interest. After the merger is effective, each holder of a certificate representing any of these shares of our common stock will no longer have any rights with respect to the shares, except for the right to receive the $5.60 per share merger consideration or, if available, the right to receive payment of the appraisal value of its shares upon compliance with the requirements of Delaware law. Each share of our common stock held by us as treasury shares or held by Genzyme or Wichita Bio at the time of the merger will be canceled without any payment.

YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY. A transmittal form with instructions for the surrender of certificates representing shares of our common stock will be mailed to stockholders shortly after completion of the merger.

Treatment of Our Stock Options and Warrants

Under the merger agreement, we are obligated to use reasonable efforts to ensure that upon the consummation of the merger, each outstanding stock option, stock equivalent right or right to acquire shares of common stock granted under our 2003 Stock Incentive Plan, without regard to the extent then vested and exercisable will be cancelled and, in consideration of such cancellation, Genzyme will, or will cause Bioenvision as the surviving corporation to, promptly, and in no event later than 30 days after the effective time of the merger, pay to such holders of options, an amount in respect thereof equal to the product of (i) the excess, if any, of $5.60 over the exercise price of each such option multiplied by (ii) the number of shares of common stock issuable upon exercise of the option. Upon the consummation of the merger, the 2003 Stock Incentive Plan will terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Bioenvision or any Bioenvision subsidiary will be cancelled.

We also are obligated to use reasonable efforts to obtain all consents necessary to cash out all warrants to purchase common stock and cancel all warrants necessary to ensure that, after the consummation of the merger, no person shall have any right under any warrant, except as set forth in the merger agreement. Upon the consummation of the merger, each outstanding warrant will only represent the right to receive cash consideration in an amount equal to the product of (i) the excess, if any, of $5.60 over the exercise price of each such warrant multiplied by (ii) the number of shares of common stock issuable upon exercise of the warrant.

The payments due to the holders of our stock options and warrants may be reduced by the amount of any required tax withholding.

Paying Agent

Prior to the effective time of the merger, Genzyme will designate a bank or trust company reasonably acceptable to us to act as paying agent in the merger. On or prior to the effective time of the merger and as and when needed thereafter, Genzyme will cause Bioenvision, as the surviving corporation, to provide to the paying agent on a timely basis, cash necessary to pay for the shares of common stock converted into the right to receive the merger consideration. If for any reason such amount of cash is inadequate to pay the amounts to which holders of shares of common stock are entitled, Genzyme will promptly deposit or cause Bioenvision to promptly deposit additional cash with the paying agent sufficient to make such payments, and Genzyme and Bioenvision will in any event be liable for such payments.

Surrender of Stock Certificates

Once the merger is complete, Genzyme will cause to be deposited with the paying agent (for the benefit of our stockholders) the cash amounts required to pay the merger consideration. At the effective time of the merger, shares of our common stock (except for shares for which appraisal rights may have been perfected, as described in “Appraisal Rights” above):

•       will no longer be outstanding;

•       will automatically be canceled and retired; and

•       will cease to exist.

In addition, from and after the effective time of the merger, each certificate formerly representing any such share of our common stock will represent only the right to receive the $5.60 per share merger consideration which the holder of the certificate is entitled to receive pursuant to the merger.

No interest will accrue or be paid with respect to the merger consideration. Until holders of certificates previously representing shares of our common stock have surrendered those certificates to the paying agent for exchange, holders will not receive the merger consideration due in respect of the shares formerly represented by such certificates.

As soon as practicable after the effective time of the merger, the paying agent will mail to each holder of record of shares of our common stock a transmittal form and instructions for its use in delivering certificates to the paying agent in exchange for the merger consideration due in respect of the shares formerly represented by such certificates. After receipt of its certificates by the paying agent, together with a properly executed transmittal form and such other documents specified in the instructions that the paying agent reasonably requires, the paying agent will deliver to each stockholder the $5.60 per share merger consideration multiplied by the number of shares of common stock formerly represented by the certificate(s) surrendered by the stockholder. If a transfer of ownership of shares has occurred but has not been registered in our transfer records, then a check for the merger consideration applicable to such shares may be issued to the transferee if the certificate representing the shares is presented to the paying agent accompanied by all documents and endorsements required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

Lost, Stolen or Destroyed Certificates

If any certificate representing shares of our common stock is lost, stolen or destroyed, the paying agent will deliver the applicable merger consideration due in respect of the shares formerly represented by that certificate if:

•       the stockholder asserting the claim of a lost, stolen or destroyed certificate makes an affidavit of that fact; and

•       if requested by either Genzyme or the paying agent, the stockholder posts a reasonable indemnity or bond as security against any claim that may be made with respect to that certificate against Bioenvision following the effective time of the merger.

Unclaimed Amounts

Any portion of the exchange fund that remains undistributed to our stockholders after the first anniversary of the effective time of the merger will be delivered by the paying agent to Genzyme, and any of our stockholders who have not previously surrendered their stock certificates will only be entitled to look to Genzyme or us for payment of the merger consideration due in respect of the shares of common stock formerly represented by their certificates. After the second anniversary of the effective time of the merger (or immediately prior to the time such property would escheat to or become property of a government authority) the merger consideration with respect to any remaining stock certificates which have not been surrendered will become property of Genzyme, subject to any applicable law. None of the paying agent, Bioenvision, Wichita Bio or Genzyme will be liable for any amounts properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

THE MERGER AGREEMENT

The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement included in this proxy statement as Annex A contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

The Merger.   The merger agreement provides that, following the satisfaction or waiver of the conditions described below under “Conditions to the Merger,” (i) Wichita Bio will be merged with and into Bioenvision and the separate corporate existence of Wichita Bio will thereupon cease and (ii) Bioenvision will be the surviving corporation in the merger and will become a direct wholly-owned subsidiary of Genzyme. Each issued share of our common stock (other than any shares owned by Genzyme, Wichita Bio, any other wholly-owned subsidiary of Genzyme or Bioenvision, or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $5.60 in cash, without interest thereon.

Vote Required to Approve Merger.   The approval of the merger agreement requires the affirmative vote of stockholders holding at least a majority of shares of our common stock and preferred stock (voting on an as-converted basis) outstanding at the close of business on the record date.

Conditions to the Merger.   The merger agreement provides that the obligations of each party to effect the merger are subject to the satisfaction or waiver of certain conditions, including the following:

•       the adoption by our stockholders of the merger agreement by an affirmative vote of the holders of a majority of shares of our common stock and preferred stock (voting on an as-converted basis) outstanding at the close of business on the record date; and

•       no law will have been enacted that prohibits the consummation of the merger and no injunction will have been issued by a court of competent jurisdiction and will be continuing that prohibits the consummation of the merger.

Termination of the Merger Agreement.   The merger agreement may be terminated and the merger may be abandoned at any time prior to the merger, whether before or after adoption of the merger agreement by our stockholders:

(a)          By mutual written consent of Genzyme and us, duly authorized by the Genzyme board of directors and our board of directors; or

(b)         By either Genzyme or us: (i) if a court of competent jurisdiction or other governmental entity has issued a final and non-appealable order, decree or ruling or taken any other action, or there exists any statute, rule or regulation, in each case permanently restraining, enjoining or otherwise prohibiting (collectively, “Restraints”) the consummation of any of the transactions contemplated by the merger agreement; provided, however, that the party seeking to terminate the merger agreement pursuant to this clause (i) will have used reasonable best efforts to prevent the entry of and to remove such Restraints; or (ii) if the merger has not been consummated by December 31, 2007; provided, however, that the right to terminate the merger agreement pursuant to this clause (ii) will not be available to any party whose action or failure to fulfill any obligation under the merger agreement has been the principal cause of, or resulted in, the failure of the merger to be consummated by such date.

In the event that the merger agreement is terminated for any reason set forth above, the merger agreement will become null and void and be of no further force or effect and there will be no liability on the part of Genzyme, Wichita Bio or Bioenvision (or any of their respective directors, officers, employees, stockholders, agents or representatives), except for certain enumerated exceptions; provided, however, that such a termination will not relieve any party from liability for fraud or the knowing and intentional breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

Alternative Acquisition Proposals.   The merger agreement requires Bioenvision to cease all existing solicitations, initiations, encouragements, discussions, negotiations and communications with any persons or entities with respect to any offer or proposal or potential offer or proposal relating to any transaction or proposed transaction or series of related transactions, other than the transactions contemplated by the merger agreement, involving:

•       any acquisition or purchase from us by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the common stock or any of voting securities of our subsidiaries or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 20% or more of our total outstanding voting securities or any of our subsidiaries:

•       any consolidation, business combination, merger or similar transaction involving our company;

•       any sale, lease, exchange, transfer, license, acquisition or disposition of our assets or our subsidiaries’ assets (including for this purpose the outstanding equity securities of our subsidiaries) for consideration equal to 20% or more of the market value of all of the outstanding shares of our common stock on May 25, 2007; or

•       any recapitalization, restructuring, liquidation or dissolution of our company.

Each of the above four bullet points is referred to in the merger agreement as an “Acquisition Proposal.”

Except as provided in the following two paragraphs, from the date of the merger agreement until the earlier of termination of the merger agreement or the effective time of the merger, we will not and will not authorize or permit our officers, directors, employees, investment bankers, attorneys, accountants or other agents or those of our subsidiaries to directly or indirectly:

•       initiate, solicit or knowingly encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal;

•       enter into any agreement with respect to any Acquisition Proposal; or

•       engage in negotiations or discussions with, or provide any information or data to, any person (other than Genzyme or any of its affiliates or representatives) relating to any Acquisition Proposal or grant any waiver or release under any standstill or other agreement.

However, these restrictions will not prohibit us or our board of directors from (i) taking and disclosing to our stockholders our position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to our stockholders as in the good faith judgment of our board of directors, after receipt of advice from outside legal counsel, as required under applicable law and that the failure to make such disclosure would cause our board of directors to violate our fiduciary duties to our stockholders under applicable law.

In the merger agreement, we have agreed that neither our board of directors nor any committee thereof will:

•       withdraw or modify, or propose to withdraw or modify, in a manner adverse to the transactions contemplated by the merger agreement to Genzyme or Wichita Bio, the approval or recommendation by our board of directors or any such committee of the merger agreement or the merger;

•       approve or recommend or propose to approve or recommend, any Acquisition Proposal (any action referred to in this and the preceding bullet being referred to as an “Adverse Recommendation Change”); or

•       enter into any agreement with respect to any Acquisition Proposal.

Any Adverse Recommendation Change will not change the approval of our board of directors for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by the merger agreement, including the merger or by the tender and voting agreements with our directors, executive officers and certain of our principal stockholders.

Fees and Expenses.   The merger agreement provides that, except as described below, all fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger is consummated.

Conduct of Business.   The merger agreement provides that from the period from the date of the merger agreement until the earlier of the termination of the merger agreement pursuant to its terms or the consummation of the merger, we will, except to the extent that Genzyme otherwise consents in writing and except as otherwise expressly provided in the merger agreement, carry on our business in the ordinary course, in substantially the same manner as it was conducted prior to signing the merger agreement and in compliance in all material respects with all applicable laws and regulations, pay our debts and taxes when due, subject to good faith disputes over such debts and taxes, and pay or perform other material obligations when due.

Without limiting the generality of the foregoing, without the prior written consent of Genzyme and except as otherwise specifically provided in the merger agreement, during the period from the date of the merger agreement and continuing until the earlier of the termination of the merger agreement pursuant to its terms or the consummation of the merger, we have agreed to observe the following covenants:

•       use our reasonable commercial efforts to preserve intact and keep available the services of present employees of our company and our subsidiaries;

•       use reasonable commercial efforts to keep in effect casualty, product liability, workers’ compensation and other insurance policies in coverage amounts substantially similar to those in effect at the date of the merger agreement;

•       use reasonable efforts to preserve our business, to develop, commercialize and pursue regulatory approvals for our product candidates and products and to advertise, promote and market our products, and use reasonable commercial efforts to keep our properties substantially intact, to preserve our goodwill and business, to maintain all physical properties in such operating condition as will permit the conduct of our business on a basis consistent with past practice, and to perform and comply in all material respects with the terms of our material contracts;

•       use our reasonable best efforts to preserve and protect our intellectual property;

•       take all reasonable actions necessary with respect to outstanding options and warrants to effectuate the terms of the merger agreement; and

•       notify and consult with Genzyme promptly (A) after receipt of any material communication from any governmental entity or inspections of any manufacturing or clinical trial site and before giving any material submission to a governmental entity, and (B) prior to making any material change to a study protocol, adding new trials, making any material change to a manufacturing plan or process, or making a material change to the development timeline for any of its product candidates or programs.

Stock Options.   The merger agreement provides that we will use reasonable efforts to ensure that at the effective time of the merger, each outstanding stock option, stock equivalent right or right to acquire shares of common stock granted under our 2003 Stock Incentive Plan, without regard to the extent then vested and exercisable will be cancelled and, in consideration of such cancellation, Genzyme will, or will cause the surviving corporation to, promptly, and in no event later than 30 days after the effective time of the merger, pay to such holders of options, an amount in respect thereof equal to the product of (i) the excess, if any, of $5.60 over the exercise price of each such option multiplied by (ii) the number of unexercised shares of common stock subject thereto (such payment, if any, to be net of applicable tax withholding). As of the effective time of the merger, the 2003 Stock Incentive Plan will terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Bioenvision or any Bioenvision subsidiary will be cancelled.

Warrants.   The merger agreement provides that we will use all reasonable efforts to obtain all consents necessary to cash out all warrants to purchase common stock at an amount in respect thereof equal to the product of (i) the excess, if any, of $5.60 over the exercise price of each such warrant multiplied by (ii) the number of unexercised shares of common stock subject thereto (such payment, if any, to be net of applicable tax withholding) and cancel all warrants necessary to ensure that, after the effective time of the merger, no person will have any right under any warrant, except as set forth in the merger agreement.

Indemnification and Insurance.   Genzyme has agreed in the merger agreement that any rights to indemnification or exculpation now existing in favor of our directors or officers and the directors or officers of each of our subsidiaries as provided in our respective organizational documents, in effect as of the date of the merger agreement, with respect to matters occurring at or prior to July 10, 2007 will survive the merger and will continue in full force and effect until July 10, 2013. Pursuant to the merger agreement, on June 29, 2007 we purchased a “tail” directors’ and officers’ liability insurance policy for our directors and officers that will provide our directors and officers with coverage until July 10, 2013 of not less than the existing coverage under, and have other terms not materially less favorable to the insured persons than the coverage provided in, the directors’ and officers’ liability insurance policy presently maintained by us, at an aggregate cost not greater than $1.80 million.

Consents and Approvals.   Under the merger agreement, each of Bioenvision, Genzyme and Wichita Bio will take all reasonable actions necessary to (i) comply promptly with all legal requirements which may be imposed on it with respect to the merger agreement and the transactions contemplated thereby, (ii) promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the merger agreement and the transactions contemplated thereby and (iii) take, and cause its respective subsidiaries to take, all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private third party required to be obtained or made by Genzyme, Wichita Bio, Bioenvision or any of their subsidiaries in connection with the merger or the taking of any action contemplated thereby or by the merger agreement.

Representations and Warranties.   The merger agreement contains various representations and warranties made by us to Genzyme and Wichita Bio, including representations relating to due organization, good standing and corporate power; capitalization; company subsidiaries; SEC filings; financial statements; absence of undisclosed liabilities; absence of adverse changes; compliance with laws; legal actions and proceedings; contracts; intellectual property rights; title to assets and real property; insurance; commercial relationships; tax matters; employee benefit plans; labor matters; environmental matters; board approvals; opinion of financial advisor; Schedule 14D-9 information; and proxy information. These representations and warranties were made to and solely for the benefit of Genzyme and Wichita Bio as of specific dates. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedule that we delivered in connection with signing the merger agreement. Accordingly, such representations and warranties may not be relied on as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Certain representations and warranties in the merger agreement provide exceptions for items that are not reasonably likely to have a “Company Material Adverse Effect.” For purposes of the merger agreement, a “Company Material Adverse Effect” means a material adverse effect on our assets, properties, business, results of operations or financial condition and those of our subsidiaries, taken as a whole; provided, that in no event will effects primarily resulting from any of the following be taken into account in determining whether there is, has been or is reasonably likely to be a “Company Material Adverse Effect:”

(i)                   the economy or securities markets of the United States or any other region outside of the United States in general;

(ii)               changes in general legal, regulatory, political, economic or business conditions affecting industries in which we or any our subsidiaries conduct business, generally, in each case, without a disproportionate impact on us and such subsidiary;

(iii)           the announcement, pendency, consummation of or compliance with the transactions contemplated thereby or the terms and conditions of the merger or the merger agreement;

(iv)             any change in the stock price or trading volume of our common stock in and of itself, provided that such exclusion will not apply to any underlying fact, event or circumstance that may have caused or contributed to such change in stock price or trading volume;

(v)                 any failure by us to meet published revenue or earnings projections, in and of itself, provided that such exclusion will not apply to any underlying fact, event or circumstance that may have caused or contributed to such change in published revenue or earnings projections;

(vi)             any act of terrorism or war not specifically directed at us or any of our subsidiaries and without a disproportionate impact on us and our subsidiaries;

(vii)         any change to generally accepted accounting principles or regulations or the official interpretations thereof that generally affect industries in which we and our subsidiaries conduct business;

(viii)     any change in laws not specifically directed at us or any of our subsidiaries;

(ix)             the termination by employees of their employment with us or any of our subsidiaries; or

(x)                 the identity of Genzyme, Wichita Bio or any of their affiliates, in each case, as the acquirer (whether directly or indirectly) of Bioenvision.

Amendments and Modifications.   The merger agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of our stockholders contemplated by the merger agreement, by written agreement of the parties to the merger agreement, or by action taken by their respective boards of directors, but no amendment will be made which decreases the merger consideration and, after the approval of the merger agreement by our stockholders, no amendment will be made which by law requires further approval by our stockholders without obtaining such further approval.

THE TENDER AND VOTING AGREEMENTS

The following description summarizes the material provisions of the tender and voting agreements and is qualified in its entirety by reference to the complete text of the tender and voting agreements. The form of tender and voting agreement included in this proxy statement as Annex B contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

In connection with the merger agreement, each of Christopher Wood, Ian Abercrombie, Joseph Cooper, Kristen Dunker, Steven Elms, Hugh Griffith, Michael Kauffman, David Luci, Thomas Scott Nelson, Andrew Schiff, James Scibetta, Robert Sterling and Perseus-Soros Biopharmaceutical Fund, L.P. (for purposes of this section entitled “The Tender and Voting Agreements”, each, a “Stockholder” and, collectively, the “Stockholders”) each entered into a tender and voting agreement with Wichita Bio and Genzyme. Each Stockholder has, subject to termination of the tender and voting agreement, irrevocably appointed Genzyme as its proxy to vote all shares, options or warrants held by the Stockholder and in Stockholder’s name, place and stead, at this special meeting for the adoption and approval of the merger agreement.

During the term of the tender and voting agreements, except as otherwise provided therein, each Stockholder agrees not to:

•       directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote in any manner any of its shares, options or warrants, or agree to do any of the foregoing;

•       take any action which would have the effect of preventing or disabling Stockholder from performing its obligations under the tender and voting agreement;

•       subject to the same exceptions that apply to the covenants applicable to Bioenvision and its representatives described under “Alternative Acquisition Proposals” above, (a) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined in the merger agreement) or of any other sale, transfer, pledge or other disposition or conversion of any of its shares, options or warrants or of any of the other debt or equity securities of Bioenvision, or (b) participate in or knowingly encourage any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, enter into any agreement with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or any other sale, transfer, pledge or other disposition or conversion of any of its shares, options or warrants or of any of the other debt or equity securities of Bioenvision, in any case, from, to or with any person other than us or Genzyme. Each Stockholder further agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any such other parties conducted heretofore with respect to any of the foregoing and to notify Genzyme immediately if any party contacts the Stockholder following the date of the tender and voting agreement (other than us or Genzyme) concerning any Acquisition Proposal or any other sale, transfer, pledge or other disposition or conversion of any of its shares, options, warrants or of any of the other debt or equity securities of Bioenvision.

Each tender and voting agreement, and all rights and obligations of us, Genzyme and the Stockholders will terminate on the earliest of: (i) the day after the merger is consummated, (ii) December 31, 2007, (iii) the date of any modification, waiver or amendment to the merger agreement in a manner that reduces the amount and form of consideration payable thereunder to the Stockholder, and (iv) the termination of the merger agreement pursuant to the termination provisions thereof.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock, as of              , 2007, by (i) each person whom we know to beneficially own 5% or more of the common stock, (ii) each of our directors, (iii) each of our “named executive officers” during fiscal year 2006 and (iv) all of our directors and executive officers. The number of shares of common stock beneficially owned by each stockholder is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder exercises sole or shared voting or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The percentage ownership of the common stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted or exercised common stock equivalents into shares of common stock; that is, shares underlying common stock equivalents are not included in calculations in the table below for any other purpose, including for the purpose of calculating the number of shares outstanding generally. Except as otherwise noted below, the address for each person listed on the table is c/o Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, New York 10154.

Name	Beneficial Ownership of common stock	Current Percentage of Class(1)
Genzyme Corporation(2) 500 Kendall Street Cambridge, Massachusetts 02142	18,031,682
SCO Capital Partners LLC(3) 1285 Avenue of the Americas, 35th Floor New York, New York 10019	7,209,331
Lehman Brothers Holdings Inc.(4) 745 Seventh Avenue New York, New York 10019	5,048,068
Joseph Edelman(5) c/o Perceptive Advisors 499 Park Avenue, 25th Floor New York, New York 10022	4,170,000
Federated Investors(6) Federated Investors Towers Pittsburgh, PA 15222	3,193,800
Christopher B. Wood, M.D.(7)	2,285,625
David P. Luci(8)	390,000	*
Hugh Griffith(9)	630,000
Thomas Scott Nelson(10)	7,500	*
Kristen Dunker(11)	215,280	*
Michael Kauffman M.D., Ph.D(12)	38,126	*
Joseph P. Cooper	0	*
Robert Sterling(13)	124,375	*
James S. Scibetta(14)	100,000	*
Ian Abercrombie(15)	116,562	*
All Executive Officers and Directors as a group(16)	3,790,906

          (1) Based on a total of               shares of our common stock outstanding as of              , 2007.

          (2) Based upon Schedule 13D/A filed on August 2, 2007. Represents shares held by Genzyme Corporation through Wichita Bio Corporation (“Wichita Bio”). Wichita Bio is a wholly-owned subsidiary of Genzyme.

          (3) Based upon Schedule 13D/A filed on July 11, 2007, includes 115,971 shares of our common stock held by the Sophie C. Rouhandeh Trust; and 115,971 shares of our common stock held by the Chloe H. Rouhandeh Trust. Steven H. Rouhandeh, in his capacity as President of SCO Capital Partners, LLC and trustee of the trusts, has investment power and voting power with respect to these shares, but disclaims any beneficial ownership thereof. Excludes a warrant to purchase 70,000 shares of our common stock exercisable at $1.50 per share for five years from May 8, 2002 which were originally held by SCO Financial Group, LLC, but transferred to (i) Daniel DiPietro (50,000), (ii) Jeremy Kaplan (10,000), and (iii) Joshua Golumb (10,000). SCO Financial Group, LLC served as a financial advisor to Bioenvision through May 2004 and SCO Capital Partners, LLC extended a $1 million secured credit facility to Bioenvision in November 2001. SCO Securities, LLC, a related entity, served as placement agent to Bioenvision in connection with Bioenvision’s May 2002 and March and May 2004 financings. As placement agent in connection with the March and May 2004 financing, SCO Securities, LLC received a warrant to purchase 204,452 shares of our common stock exercisable at $6.25 per share for five years from March 22, 2004 and a warrant to purchase 55,838 shares of our common stock exercisable at $6.25 per share for five years from May 13, 2004.

          (4) Based upon Schedule 13D filed on June 8, 2007.

          (5) Based upon Schedule 13G filed on July 10, 2007, includes 3,942,301 shares held by Perceptive Life Sciences Master Fund Ltd., a Cayman Islands company of which the investment manager is Perceptive Advisors LLC, a Delaware limited liability company of which Mr. Edelman is the managing member, 70,000 shares of which Mr. Edelman shares dispositive power with Scott Bradley and 227,699 shares held in an account of First New York Trading, LLC.

          (6) Based upon Schedule 13G/A filed on July 10, 2007.

          (7) Dr. Wood is Bioenvision’s chairman and Chief Executive Officer. Includes options to acquire 1,500,000 shares of our common stock which are exercisable at $1.25 per share, options to acquire 500,000 shares of our common stock which are exercisable at $1.45 per share, options to acquire 146,250 shares of our common stock which are exercisable at $8.17 per share, options to acquire 100,000 shares of our common stock which are exercisable at $7.01 per share and options to acquire 39,375 shares of our common stock which are exercisable at $4.67 per share.

          (8) Includes options to acquire 185,000 shares of Company Common Stock which are exercisable at $4.55 per share, 120,000 options which are exercisable at $8.17 per share, options to acquire 50,000 shares of Company Common Stock which are exercisable at $7.01 per share and options to acquire 35,000 shares of Company Common Stock which are exercisable at $4.60 per share. Mr. Luci’s employment was terminated by us on July 27, 2007.

          (9) Includes options to acquire 175,000 shares of our common stock which are exercisable at $1.45 per share, options to acquire 175,000 shares of our common stock which are exercisable at $4.05 per share, options to acquire 120,000 shares of our common stock which are exercisable at $8.17 per share, options to acquire 125,000 shares of our common stock which are exercisable at $7.01 per share and options to acquire 35,000 shares of our common stock which are exercisable at $4.67 per share.

    (10) Includes options to acquire 7,500 shares of our common stock which are exercisable at $7.01 per share.

    (11) Includes options to acquire 140,000 shares of our common stock which are exercisable at $8.25 per share, 18,125 shares of our common stock which are exercisable at $8.17 per share and options to acquire 16,875 shares of our common stock exercisable at $7.01 per share.

    (12) Includes options to acquire 25,000 shares of our common stock which are exercisable at $4.55 per share, options to acquire 3,750 shares of our common stock which are exercisable at $8.17 per share and options to acquire 3,750 shares of our common stock which are exercisable at $7.01 per share.

    (13) Includes options to acquire 50,000 shares of our common stock which are exercisable at $4.55 per share, options to acquire 50,000 shares of our common stock which are exercisable at $6.50 per share, options to acquire 9,375 shares of our common stock which are exercisable at $8.17 per share, options to acquire 10,000 shares of our common stock which are exercisable at $7.01 per share and options to acquire 5,000 shares of our common stock which are exercisable at $4.60 per share.

    (14) Includes options to acquire 100,000 shares of our common stock which are exercisable at $4.96 per share.

    (15) Includes options to acquire 60,000 shares of our common stock which are exercisable at $4.05 per share, options to acquire 27,187 shares of our common stock which are exercisable at $8.17 per share, options to acquire 20,000 shares of our common stock which are exercisable at $7.01 per share and options to acquire 9,375 shares of our common stock which are exercisable at $4.67 per share.

    (16) Includes current executive officers and directors only. Includes options to acquire 3,790,906 shares of our common stock.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, New York 10154, Attention: Investor Relations, or you can telephone at (212) 750-6700 ext. 190. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

FUTURE STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we plan to hold our 2007 annual meeting. Under Rule 14a-8 of the Exchange Act, any proposal that a shareholder of Bioenvision wishes to be considered for inclusion in our proxy statement and proxy card for our 2007 annual meeting of shareholders should have been mailed to: Office of the Secretary, Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, New York 10154 no later than June 22, 2007.

If a stockholder of Bioenvision wishes to present a proposal before the 2007 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, that stockholder must also give written notice to our Secretary at our offices at the above address. If our Secretary does not receive the notice on or before                     , 2007, the proxies designated by our board of directors will have discretionary authority to vote on any such proposal.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this proxy statement contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). When used in this proxy statement, we intend the words “may,” “believe,” “anticipate,” “plan,” “expect,” “predict,” “estimate,” “require,” “intend” and similar words to identify “forward-looking statements”. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation:

•       the requirement that our stockholders approve the merger agreement with Genzyme;

•       failure to satisfy other conditions to the merger;

•       the effect of the announcement of the merger on our customer and supplier relationships, operating results and business generally, including our ability to retain key employees; and

•       other risks detailed in our current filings with the SEC, including our Annual Report on Form 10-K, as amended, for the year ended June 30, 2006 and our most recent Quarterly Report on Form 10-Q.

These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, to be far different from that suggested by our forward-looking statements. You should not place undue reliance on our forward-looking statements. We disclaim any obligation to update any of these factors or to publicly announce the results of any revisions to any of these forward-looking statements, except as required by law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at their facilities located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1 800-SEC-0330 for further information on its public reference rooms. Our SEC filings also are available to the public at its website at www.sec.gov.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [        ], 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

AMONG

GENZYME CORPORATION

WICHITA BIO CORPORATION AND

BIOENVISION, INC.

Dated as of May 29, 2007

TABLE OF CONTENTS

SECTION 1—THE OFFER AND THE MERGER		A-9
1.1	The Offer	A-9
1.2	Company Actions	A-10
1.3	The Merger	A-11
1.4	Effective Time	A-11
1.5	Closing	A-11
1.6	Directors and Officers of the Surviving Corporation	A-11
1.7	Subsequent Actions	A-11
1.8	Stockholders’ Meeting	A-12
1.9	Merger Without Meeting of Stockholders	A-12
1.10	Top-Up Option	A-13
SECTION 2—CONVERSION OF SECURITIES		A-13
2.1	Conversion of Capital Stock	A-13
2.2	Exchange of Certificates	A-14
2.3	Dissenting Shares	A-15
2.4	Company Option Plan	A-15
2.5	Company Warrants	A-16
2.6	Section 16	A-16
2.7	Withholding	A-16
2.8	Transfer Taxes	A-16
SECTION 3—REPRESENTATIONS AND WARRANTIES OF COMPANY		A-17
3.1	Organization and Qualification	A-17
3.2	Authority to Execute and Perform Agreement	A-18
3.3	Capitalization	A-18
3.4	Company Subsidiaries	A-19
3.5	SEC Reports	A-20
3.6	Financial Statements	A-20
3.7	Absence of Undisclosed Liabilities	A-21
3.8	Absence of Adverse Changes	A-22
3.9	Compliance with Laws	A-22
3.10	Actions and Proceedings	A-24
3.11	Contracts and Other Agreements	A-24
3.12	Property	A-26
3.13	Insurance	A-27
3.14	Commercial Relationships	A-28
3.15	Tax Matters	A-28

3.16	Employee Benefit Plans	A-30
3.17	Employee Relations	A-31
3.18	Environmental Matters	A-32
3.19	No Breach	A-34
3.20	Board Approvals; Anti-Takeover; Vote Required	A-35
3.21	Financial Advisor	A-35
3.22	Information in the Offer Documents and the Schedule 14D-9	A-36
3.23	Information in the Proxy Statement	A-36
SECTION 4—REPRESENTATIONS AND WARRANTIES OF PARENT		A-36
4.1	Organization	A-36
4.2	Authority to Execute and Perform Agreement	A-36
4.3	Information in the Offer Documents	A-37
4.4	Information in the Proxy Statement	A-37
4.5	Sub	A-37
4.6	Financing	A-37
4.7	Ownership of Company Common Stock	A-38
4.8	Litigation	A-38
4.9	Financial Advisor	A-38
SECTION 5—COVENANTS AND AGREEMENTS		A-38
5.1	Conduct of Business	A-38
5.2	No Solicitation	A-40
5.3	401(k)	A-42
SECTION 6—ADDITIONAL AGREEMENTS		A-43
6.1	Proxy Statement	A-43
6.2	Meeting of Stockholders of the Company	A-43
6.3	Access to Information	A-43
6.4	Public Disclosure	A-43
6.5	Regulatory Filings; Reasonable Efforts	A-44
6.6	Notification of Certain Matters	A-45
6.7	Indemnification	A-45
6.8	Consents and Approvals	A-46
6.9	Additional Agreements	A-47
6.10	Directors	A-47
SECTION 7—CONDITIONS PRECEDENT TO THE OBLIGATION OF PARTIES TO CONSUMMATE THE MERGER		A-48
7.1	Conditions to Obligations of Each Party to Effect the Merger	A-48
SECTION 8—TERMINATION, AMENDMENT AND WAIVER		A-48
8.1	Termination	A-48

8.2	Effect of Termination	A-49
8.3	Fees and Expenses	A-50
8.4	Amendment	A-50
8.5	Waiver	A-50
SECTION 9—MISCELLANEOUS		A-51
9.1	No Survival	A-51
9.2	Notices	A-51
9.3	Entire Agreement	A-52
9.4	Governing Law	A-52
9.5	Binding Effect; No Assignment; No Third-Party Beneficiaries	A-52
9.6	Section Headings	A-52
9.7	Counterparts	A-52
9.8	Severability	A-52
9.9	Submission to Jurisdiction; Waiver	A-53
9.10	Enforcement	A-53
9.11	Rules of Construction; Certain Definitions	A-53
9.12	No Waiver; Remedies Cumulative	A-53
9.13	Waiver of Jury Trial	A-54

Annex I — Conditions to the Offer
Annex II — Form of Tender and Voting Agreement
Annex III — Form of Certificate of Incorporation of the Surviving Corporation
Annex IV — Form of By-Laws of the Surviving Corporation

Index of Defined Terms

	Section
Acceptance Date	5.2	(b)
Acquisition Proposal	5.2	(a)
Adverse Recommendation Change	5.2	(c)
Agreement	Preamble
Assignee	9.5	(a)
CERCLA	3.18	(b)
Certificate of Merger	1.4
Certificates	2.2	(b)
Closing	1.5
Closing Date	1.5
Code	2.7
Company	Preamble
Company 10-Qs	3.6
Company 10-K	3.5
Company Balance Sheet	3.7
Company Board of Directors	Recitals
Company Capital Stock	Recitals
Company Common Stock	Recitals
Company Convertible Preferred Stock	Recitals
Company Disclosure Schedule	Section 3
Company Joint Venture	3.4	(c)
Company Material Adverse Effect	3.1	(a)
Company Option	2.4
Company Options	2.4
Company Preferred Stock	3.3	(e)
Company Rights	3.3	(e)
Company Rights Agreement	3.3	(e)
Company SEC Reports	3.5
Company Shareholder Approval	6.1
Company Subsidiary	3.4	(a)
Company Warrants	2.5
Confidentiality Agreement	1.2	(c)
DGCL	Recitals
Dissenting Shares	2.3	(a)
DOJ	6.5	(a)
Effective Time	1.4
Environmental Laws	3.18	(e)(i)
ERISA	3.16	(a)
ERISA Affiliate	3.16	(b)
Exchange Act	1.1	(a)
Exchange Fund	2.2	(a)
Expiration Date	1.1	(a)
FDA	3.9	(d)
FDCA	3.9	(d)
FTC	6.5	(a)
Governmental Entity	9.11	(b)
Hazardous Materials	3.18	(e)(ii)

HIPAA Regulations	3.9	(j)
HSR Act	3.19
Indemnified Parties	6.7	(a)
Independent Directors	6.10
IRS	3.16	(c)
knowledge of the Company	3.3	(g)
Laws	3.9	(b)
Merger	1.3	(a)
Merger Agreement	Annex I
Merger Consideration	2.1	(c)
Offer	Recitals
Offer Documents	1.1	(b)
Offer Price	Recitals
Offer to Purchase	1.1	(a)
Option Plan	2.4
Parent	Recitals
Paying Agent	2.2	(a)
PDMA	Section 3.9	(f)
Permits	3.9	(a)
person	9.11	(c)
PHS	3.9	(d)
Plans	3.16	(a)
Premium Price	6.7	(c)
Principal Shareholders	Recitals
Propriatary Rights	3.12	(a)
Proxy Statement	1.8	(a)(ii)
Real Property	3.12	(b)
Regulation M-A	1.1	(b)
Release	3.18	(e)(iii)
Representatives	5.2	(a)
Requisite Approvals	6.8
Restraints	8.1	(b)
Schedule 14D-9	1.2	(b)
Schedule TO	1.1	(b)
SEC	1.1	(a)
Section 409A	3.16	(h)
Securities Act	3.11	(c)
Select Agreements	3.11	(a)(ii)
Special Meeting	1.8	(a)(i)
Sub	Preamble
Sub Common Stock	2.1
Superior Proposal	5.2	(b)
Surviving Corporation	1.3	(a)
Tax	3.15	(a)
Taxable	3.15	(a)
Tax Attributes	3.15	(m)
Taxes	3.15	(a)
Tax Return	3.15	(a)
Termination Date	8.1	(b)

Termination Fee	8.2	(b)
Top-Up Option	1.10	(a)
Top-Up Shares	1.10	(a)
Treasury Regulations	3.15	(k)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of May 29, 2007 is among Genzyme Corporation (“Parent”), a Massachusetts corporation, Wichita Bio Corporation (“Sub”), a newly-formed Delaware corporation and a direct or indirect wholly-owned subsidiary of Parent, and Bioenvision, Inc. (the “Company”), a Delaware corporation.

R E C I T A L S

WHEREAS, the Board of Directors of each of Parent, Sub and the Company has approved, and deems it advisable and in the best interests of the respective corporation to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance thereof, it is proposed that Sub commence a cash tender offer (as it may be amended from time to time as permitted by this Agreement, the “Offer”) to acquire (1) all shares of the issued and outstanding common stock, par value $0.001 per share, of the Company (including the associated preferred stock purchase rights issued under the Company Rights Agreement (as defined below), the “Company Common Stock”), for $5.60 for each share of Company Common Stock, net to the seller in cash (such price, or any such higher price per share of Company Common Stock as may be paid in the Offer, referred to herein as the “Offer Price”) and (2) all shares of the issued and outstanding Series A Convertible Participating Preferred Stock, par value $0.001 per share, of the Company (the “Company Convertible Preferred Stock” and together with the Company Common Stock, the “Company Capital Stock”), for the sum of (a) the product of (i) two (2) multiplied by (ii) the Offer Price for each share of Company Preferred Stock plus (b) all accrued but unpaid dividends with respect to such shares as of the Acceptance Date, net to the seller in cash;

WHEREAS, the Board of Directors of each of Sub and the Company has approved this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.3(a)) following the Offer in accordance with the Delaware General Corporation Law (“DGCL”) and upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board of Directors”) has resolved to recommend that the holders of such shares of Company Capital Stock accept the Offer and adopt this Agreement and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent entering into this Agreement, certain Company stockholders (the “Principal Shareholders”) have entered into tender and voting agreements, dated as of the date hereof, in substantially the form set forth in Annex II hereof, pursuant to which, among other things, each of the Principal Shareholders has agreed to tender his, her or its shares of Company Capital Stock to Sub in the Offer; and

WHEREAS, the Company, Parent and Sub desire to make certain representations, warranties, covenants and agreements in connection with the Offer, the Merger and the other transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, the parties agree as follows:

SECTION 1—THE OFFER AND THE MERGER

1.1   The Offer.

(a)  Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and none of the events set forth in Annex I hereto shall have occurred (unless waived by Parent or Sub), Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) the Offer as promptly as practicable following the date hereof.  The obligations of Sub to accept for payment and to pay for any shares of Company Capital Stock validly tendered and not withdrawn prior to the expiration of the Offer (as it may be extended in accordance with requirements of this Section 1.1(a)) shall be subject only to the conditions set forth in Annex I hereto. Subject to the prior satisfaction or waiver by Parent or Sub of the conditions of the Offer set forth in Annex I hereto, Sub shall consummate the Offer in accordance with its terms and accept for payment and pay for all shares of Company Capital Stock tendered and not withdrawn promptly following the acceptance of shares of Company Capital Stock for payment pursuant to the Offer.  The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that contains the terms set forth in this Agreement and the conditions set forth in Annex I hereto.  Parent expressly reserves the right to waive any of such conditions, to increase the Offer Price and to make any other changes in the terms of the Offer; provided, however, that Sub shall not, and Parent shall cause Sub not to, decrease the Offer Price, change the form of consideration payable in the Offer, decrease the number of shares of Company Capital Stock sought in the Offer, impose additional conditions to the Offer or extend the offer beyond a date that is twenty-one (21) business days after commencement of the Offer or the last extension (in accordance with this Section 1.1), if any, of the Offer, whichever is later (the “Expiration Date”) except as set forth below, in each case without the prior written consent of the Company (such consent to be authorized by the Company Board of Directors or a duly authorized committee thereof).  Notwithstanding the foregoing, Sub may, without the consent of the Company (i) extend the Offer beyond the initial expiration date if, at any scheduled (or extended) expiration of the Offer, any of the conditions to Sub’s obligation to accept shares of Company Capital Stock for payment, shall not be satisfied or waived; provided, that in no event shall any extension (or re-extension) pursuant to this clause (i) extend past the date that is 10 business days after the initial expiration date of the Offer, or (ii) extend the Offer for any period required by any rule, regulation or interpretation of the United States Securities and Exchange Commission (“SEC”), or the staff thereof, applicable to the Offer.  In addition, to the extent requested by the Company in writing at least two trading days before the then scheduled Expiration Date, Sub shall be obligated to extend the Offer for one extension period of ten (10) business days.  In addition to the foregoing and excluded from any such limitations, Sub also  may provide a “subsequent offering period” in accordance with Rule 14d-11 under the Exchange Act.

(b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC, pursuant to Regulation M-A under the Exchange Act (“Regulation M-A”), a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, the “Schedule TO”).  The Schedule TO shall include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the “Offer Documents”).  Subject to Section 5.2, the Company hereby consents to the inclusion in the Offer Documents of the recommendation and the approval of the Company Board of Directors referred to in Section 3.20(a).  Parent and Sub agree to take all steps necessary to cause the Offer Documents to be filed with the SEC and disseminated to holders of shares of Company Capital Stock, in each case as and to the extent required by applicable federal securities laws. Parent and Sub, on the one hand, and the Company, on the other hand, agree to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by Law.  Parent and Sub further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of shares of Company

Capital Stock, in each case as and to the extent required by applicable federal securities laws.  The Company shall be given a reasonable opportunity to review and comment on the Schedule TO and any amendment thereto before it is filed with the SEC.  In addition, Parent and Sub agree to provide the Company with any comments, whether written or oral, that Parent, Sub or their counsel may receive from time to time prior to the expiration or termination of the Offer, from the SEC or its staff with respect to the Offer Documents, promptly upon receipt of such comments, and any written or oral responses thereto, and the Company shall have the right to consult with Parent, Sub and their counsel prior to responding to any such comments, either in written or oral form.

(c)  Parent shall provide or cause to be provided to Sub promptly following the expiration of the Offer or any subsequent extension thereof, as applicable, all funds necessary to accept for payment any shares of Company Capital Stock that have been validly tendered and not withdrawn pursuant to the Offer and that Sub is obligated to accept for payment pursuant to the Offer and permitted to accept for payment under applicable Law and Sub shall maintain such funds exclusively for such purpose.

1.2   Company Actions.

(a)  Subject to Section 5.2 and to any consents or approvals of the Company’s stockholders required under applicable Law, the Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated hereby.

(b) On the date the Offer is commenced, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the “Schedule 14D-9”) which shall, subject to the provisions of Section 5.2, contain the recommendation and the approval of the Company Board of Directors referred to in Section 3.20(a).  The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and disseminated to holders of shares of Company Capital Stock, in each case as and to the extent required by applicable federal securities laws.  The Company, on the one hand, and Parent and Sub, on the other hand, agree to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by Law.  The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the shares of Company Capital Stock, in each case as and to the extent required by applicable federal securities laws.  Parent and Sub shall be given the opportunity to review and comment on the Schedule 14D-9 and any amendment thereto before filing with the SEC.  In addition, the Company agrees to provide Parent and Sub any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments, and to consult with Parent, Sub and their counsel prior to responding to any such comments, either in written or oral form.

(c)  In connection with the Offer, the Company shall promptly furnish or cause to be furnished to Parent or Sub mailing labels, security position listings and all available listings and computer files containing the names and addresses of the record holders of the shares of Company Capital Stock as of a recent date, and of those persons becoming record holders subsequent to such date, and shall promptly furnish Parent or Sub with such information and assistance (including, but not limited to, lists of holders of the shares of Company Capital Stock, updated periodically, and their addresses, mailing labels and lists of security positions) as Parent or Sub or its agent(s) may reasonably request.  Subject to applicable Law, such information shall be held confidential by Parent and Sub under the terms of the confidentiality agreement, dated April 27, 2007 entered into between Parent and the Company (as amended, the “Confidentiality Agreement”).  For the avoidance of doubt, the parties agree that the Confidentiality Agreement does not restrict steps to prepare, file or disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated hereby

1.3   The Merger.

(a)  Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Company and Sub shall consummate a merger (the “Merger”) in accordance with the DGCL pursuant to which (i) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease; (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware; (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger; and (iv) the Company shall succeed to and assume all the rights and obligations of Sub. The corporation surviving the Merger is sometimes hereinafter referred to as the “Surviving Corporation.”  The Merger shall have the effects set forth in the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Sub shall be vested in the  Surviving Corporation, and all debts, liabilities and duties of Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b) The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to read in the form of Annex III, and as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(c)  The By-Laws of the Surviving Corporation shall be amended and restated at the Effective Time to read in the form of Annex IV, and as so amended, such By-Laws shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

1.4   Effective Time.   Parent, Sub and the Company shall cause an appropriate certificate of merger (the “Certificate of Merger”) to be executed and filed on the Closing Date (as defined in Section 1.5) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL.  The Merger shall become effective on the time and date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such later time and date as is specified in the Certificate of Merger, such time hereinafter referred to as the “Effective Time.”

1.5   Closing.   The closing of the Merger (the “Closing”) will take place at 9:00 a.m. (Boston time) on a date to be specified by the parties, such date to be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Section 7 capable of satisfaction prior to Closing (the “Closing Date”), at the offices of Ropes & Gray, LLP, One International Place, Boston, Massachusetts 02110, unless another date or place is agreed to in writing by the parties hereto.

1.6   Directors and Officers of the Surviving Corporation.   The directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and By-Laws.

1.7   Subsequent Actions.   If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.8   Stockholders’ Meeting.

(a)  If required by applicable Law in order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable Law and the Company’s certificate of incorporation and by-laws, shall:

(i)          duly call, give notice of, convene and hold a special meeting of its stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the “Special Meeting”) as soon as reasonably practicable following the acceptance for payment and purchase of shares of Company Capital Stock by Sub pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

(ii)        prepare and file with the SEC under the Exchange Act a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after Parent shall have had a reasonable opportunity to review and comment on the Proxy Statement, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (in either case, the “Proxy Statement”) to be mailed to its stockholders as promptly as practicable;

(iii)       include in the Proxy Statement the recommendation of the Company Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

(iv)        use its reasonable best efforts to solicit from holders of shares of Company Capital Stock proxies in favor of the Merger and take all other action reasonably necessary or advisable to secure the approval of stockholders required by the DGCL and any other applicable Law and the Company’s certificate of incorporation and by-laws (if applicable) to effect the Merger.

(b) Parent agrees to vote, or cause to be voted, all of the shares of Company Capital Stock then beneficially owned by it, Sub or any of its other subsidiaries in favor of the approval of the Merger and the adoption of this Agreement.

1.9   Merger Without Meeting of Stockholders.   Notwithstanding Section 1.8, in the event that Parent, Sub or any other subsidiary of Parent shall acquire at least ninety percent (90%) of the outstanding shares of each class of capital stock of the Company entitled to vote on the Merger, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent and subject to Section 7, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with and subject to the DGCL.

1.10   Top-Up Option.

(a)  The Company hereby grants to Sub an irrevocable option (the “Top-Up Option”), exercisable only on the terms and conditions set forth in this Section 1.10, to purchase at a price per share equal to the Offer Price paid in the Offer up to that number of newly issued shares of Company Common Stock (the “Top-Up Shares”) equal to the lowest number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock directly or indirectly owned by the Parent or the Sub at the time of exercise of the Top-Up Option, shall constitute one share more than 90% of the shares of Company Common Stock outstanding immediately after the issuance of the Top-Up Shares (determined on a “fully diluted basis” (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof)); provided, however, that (i) the Top-Up Option shall not be exercisable for a number of shares of Company Common Stock in excess of the shares of Company Common Stock authorized and unissued at the time of exercise of the Top-Up Option and (ii) the Top-Up Option may not be exercised unless, following the time of acceptance by the Sub of shares of Company Common Stock tendered in the Offer or after a subsequent offering period, eighty-five percent (85%) or more of the shares of Company Common Stock shall be directly or indirectly owned by the Parent or the Sub.  The Top-Up Option shall be exercisable once at any time following the Acceptance Date and prior to the earlier to occur of (a) the Effective Time and (b) the termination of this Agreement in accordance with its terms.

(b) The parties shall cooperate to ensure that the issuance and delivery of the Top-Up Shares comply with all applicable Laws, including compliance with an applicable exemption from registration of the Top-Up Shares under the Securities Act.  If Sub wishes to exercise the Top-Up Option, Sub shall give the Company one business day prior written notice, specifying (i) the number of shares of Company Common Stock directly or indirectly owned by the Parent at the time of such notice and (ii) a place and a time for the closing of such purchase.  The Company shall, as soon as practicable following receipt of such notice, deliver written notice to Sub specifying, based on the information provided by Sub in its notice, the number of Top-Up Shares.  At the closing of the purchase of Top-Up Shares, the purchase price owed by Sub to the Company therefor shall be paid to the Company (i) in cash, by wire transfer or cashier’s check or (ii) by issuance by Sub to the Company of a promissory note on terms reasonably satisfactory to the Company.

SECTION 2—CONVERSION OF SECURITIES

2.1   Conversion of Capital Stock.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Capital Stock or any shares of common stock, par value $0.01 per share, of Sub (“Sub Common Stock”):

(a)   Sub Common Stock.   Each issued and outstanding share of Sub Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b)   Cancellation of Treasury Stock and Parent-Owned Stock.   All shares of Company Capital Stock that are owned by the Company as treasury stock and any shares of Company Capital Stock owned by Parent or Sub shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be payable in exchange therefor.

(c)   Conversion of Shares of Company Capital Stock.   (i) Each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.3(a))) shall be converted into the right to receive the Offer Price, payable to the holder thereof in cash, without interest and (ii) each issued and outstanding share of Company Preferred Stock (other than shares of Company Preferred Stock to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be converted into the right to receive the product of (x) two (2) multiplied by (y) the

Offer Price payable to the holder thereof in cash, without interest (collectively the “Merger Consideration”).  From and after the Effective Time, all such shares of Company Capital Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest thereon, upon the surrender of such certificate in accordance with Section 2.2.

2.2   Exchange of Certificates.

(a)   Paying Agent.   Parent shall designate American Stock Transfer & Trust Company or another bank or trust company that is reasonably acceptable to the Company to act as agent for the holders of shares of Company Capital Stock in connection with the Merger (the “Paying Agent”) and to receive the funds to which holders of shares of Company Capital Stock shall become entitled pursuant to Section 2.1(c).  Parent shall cause the Surviving Corporation to provide to the Paying Agent on a timely basis, on or prior to the Effective Time and as and when needed after the Effective Time, cash necessary to pay for the shares of Company Capital Stock converted into the right to receive the Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”).  If for any reason the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Capital Stock shall be entitled under Section 2.1(c), Parent shall promptly deposit or cause the Surviving Corporation promptly to deposit additional cash with the Paying Agent sufficient to make all payments of Merger Consideration, and Parent and the Surviving Corporation shall in any event be liable for payment thereof.  The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent.  Any interest and other income resulting from such investments shall be paid to Parent.

(b)   Exchange Procedures.   Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the “Certificates”), whose shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Capital Stock, formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled.  Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon, and shall not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation.

(c)   Transfer Books; No Further Ownership Rights in Shares of Company Capital Stock.   At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock on the records of the Company.  From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law.  If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.

(d)   Termination of Exchange Fund; No Liability.   At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon.  Notwithstanding the foregoing, none of Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  If Certificates are not surrendered prior to two (2) years after the Effective Time, unclaimed Merger Consideration payable with respect to such shares of Company Capital Stock shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(e)   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

2.3   Dissenting Shares.

(a)  Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal.  From and after the Effective Time, a stockholder who has properly exercised such appraisal rights shall not have any rights of a stockholder of the Company or the Surviving Corporation with respect to such shares of Company Capital Stock, except those provided under Section 262 of the DGCL.  A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by him, her or it in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his, her or its right to appraisal, in which case such shares of Company Capital Stock shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates, pursuant to Section 2.2.

(b) The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to rights of appraisal; and (ii) the opportunity to participate in the conduct of all negotiations and proceedings with respect to demands for appraisal.  Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

2.4   Company Option Plan.   The Company shall use reasonable efforts to ensure that at the Effective Time, each outstanding stock option, stock equivalent right or right to acquire shares of Company Common Stock (a “Company Option” or “Company Options”) granted under the Company’s 2003 Stock Incentive Plan (the “Option Plan”), without regard to the extent then vested and exercisable shall be cancelled and, in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, promptly, and in no event later than thirty (30) days following the Acceptance Date, pay to such holders of Company Options, an amount in respect thereof equal to the product of (x) the excess, if any, of the Offer Price over the exercise price of each such Company Option multiplied by (y) the number of unexercised shares of Company Common Stock subject thereto (such payment, if any, to be net of applicable Taxes withheld pursuant to Section 2.7).  As of the Effective Time, the Option Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary (as defined in Section 3.4(a)) shall be cancelled.  The Company shall use all reasonable efforts to effectuate the foregoing, including, but not limited to, sending out the requisite notices and obtaining all consents necessary to cash out and cancel all Company Options necessary to ensure that, after the Effective Time, no person shall have any right under the Option Plan, except as set forth herein.

2.5   Company Warrants.   Promptly after the commencement of the Offer, the Company shall deliver to each holder of a warrant to purchase shares of Company Common Stock (the “Company Warrants”) any notice regarding the transactions contemplated hereby, including the Merger, as contemplated by the Company Warrants.  The Company shall use all reasonable efforts to obtain all consents necessary to cash out at an amount in respect thereof equal to the product of (x) the excess, if any, of the Offer Price over the exercise price of each such Company Warrant multiplied by (y) the number of unexercised shares of Company Common Stock subject thereto (such payment, if any, to be net of applicable Taxes withheld pursuant to Section 2.7) and cancel all Company Warrants necessary to ensure that, after the Effective Time, no person shall have any right under any Company Warrant, except as set forth herein.

2.6   Section 16.   The Company Board shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act the disposition and cancellation of the Company Options, the disposition and cancellation of the Company Warrants and the sale of shares of Company Capital Stock, in each case, in the Merger.  Provided that the Company shall first provide to Parent the names of its stockholders and the number of shares of Company Capital Stock or Company Options which may be subject to Section 16(b) of the Exchange Act and any other information reasonably requested by Parent and relating to the same, the board of directors of Parent shall, prior to the Effective Time, with respect to any executive officer of the Company reasonably expected to become an executive officer of Parent, take appropriate action to approve, for purposes of Section 16(b) of the Exchange Act, any deemed grant of options to purchase Parent Common Stock under the Company Options (as assumed pursuant hereto).

2.7   Withholding.   Each of Parent, the Company (in the case of the Company Warrants), and Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from any amounts payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Company Capital Stock, Company Options or Company Warrants such amounts as are required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”) or any provision of Tax (as defined in Section 3.15) law.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

2.8   Transfer Taxes.   If any payment pursuant to the Offer or the Merger is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other Taxes required by reason of the issuance to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

SECTION 3—REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as set forth on the disclosure schedule delivered by the Company to Parent on the date hereof, attached hereto as Exhibit A (the “Company Disclosure Schedule”), which schedule shall identify any exceptions to the representations, warranties and covenants contained in this Agreement (the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer; provided that an item disclosed in any Section or subsection of the Company Disclosure Schedule shall be deemed to have been disclosed for each other Section or subsection of this Agreement and the Company Disclosure Schedule to the extent the relevance is reasonably apparent on the face of such disclosure), the Company hereby makes the following representations and warranties to, and agreements with, Parent and Sub:

3.1   Organization and Qualification.

(a)  Each of the Company and each Company Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.  Each of the Company and each Company Subsidiary is qualified or otherwise authorized to transact business as a foreign corporation or other organization in all jurisdictions in which such qualification or authorization is required by Law, except for jurisdictions in which the failure to be so qualified or authorized and in good standing would not reasonably be expected to have a Company Material Adverse Effect.  “Company Material Adverse Effect” shall mean a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole; provided, that in no event shall effects primarily resulting from any of the following be taken into account in determining whether there is, has been or is reasonably likely to be a “Company Material Adverse Effect”: (i) the economy or securities markets of the United States or any other region outside of the United States in general, (ii) changes in general legal, regulatory, political, economic or business conditions affecting industries in which the Company or any Company Subsidiary conduct business, generally, in each case, without a disproportionate impact on the Company and such Company Subsidiary, (iii) the announcement, pendency, consummation of or compliance with the transactions contemplated hereby or the terms and conditions of the Offer, the Merger or this Agreement, (iv) any change in the stock price or trading volume of the Company Common Stock in and of itself, provided that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such change in stock price or trading volume, (v) any failure by the Company to meet published revenue or earnings projections, in and of itself, provided that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such change in published revenue or earnings projections, (vi) any act of terrorism or war not specifically directed at the Company or any Company Subsidiary and without a disproportionate impact on the Company and the Company Subsidiaries, (vii) any change to generally accepted accounting principles or regulations or the official interpretations thereof that generally affect industries in which the Company and the Company Subsidiaries conduct business, (viii) any change in Laws not specifically directed at the Company or any Company Subsidiary, (ix) the termination by employees of their employment with the Company or any Company Subsidiary, or (x) the identity of Parent, Sub or any of their affiliates, in each case, as the acquirer (whether directly or indirectly) of the Company.

(b) The Company has previously provided to Parent true and complete copies of the charter and By-Laws or other organizational documents of the Company and each Company Subsidiary as presently in effect, and none of the Company or any Company Subsidiary is in default in the performance, observation or fulfillment of such documents, except, in the case of Company Subsidiaries, such defaults that, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

3.2   Authority to Execute and Perform Agreement.   The Company has the corporate power and authority to enter into, execute and deliver this Agreement and, subject, in the case of consummation of the Merger, to the adoption of this Agreement by the holders of Company Capital Stock, to perform fully its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board of Directors.  No other action on the part of the Company is necessary to consummate the transactions contemplated hereby (other than adoption of this Agreement by the holders of Company Capital Stock).  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.3   Capitalization.

(a)  The Company is authorized to issue 70,000,000 shares of Company Common Stock, of which 55,035,739 shares were issued and outstanding as of May 25, 2007.  All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of pre emptive rights.

(b) The Company has reserved 8,250,000 shares of Company Common Stock for issuance pursuant to all of the Company Options.  Company Options to purchase 5,980,584 shares of Company Common Stock were outstanding as of May 25, 2007.  Section 3.3(b) of the Company Disclosure Schedule includes a true and complete list of all Company Options outstanding as of May 25, 2007, which schedule shows the underlying shares that have vested, the applicable vesting and acceleration provisions, the expiration date, and whether any option is an incentive stock option.  True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished to Parent.  Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, the Company is not obligated to accelerate the vesting of any Company Options as a result of the transactions contemplated hereby.  The Company Stock Option Plan (including all amendments) has been duly approved by the Company’s stockholders.  Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, all Company Options were granted with an exercise price not less than fair market value of Company Common Stock on the date of the grant.

(c)  The Company has reserved 849,148 shares of Company Common Stock for issuance pursuant to all of the Company Warrants.  Company Warrants to purchase 849,148 shares of Company Common Stock were outstanding as of May 25, 2007.  Section 3.3(c) of the Company Disclosure Schedule includes a true and complete list of all Company Warrants outstanding as of May 25, 2007, which schedule shows the applicable expiration date.  True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished to Parent.

(d) Except as set forth in Section 3.3(d) of the Company Disclosure Schedule, the Company does not have an employee stock purchase plan or similar arrangement and has never issued performance units or restricted shares under the Company Stock Option Plan or otherwise.

(e)  The Company is authorized to issue 20,000,000 shares of Preferred Stock (“Company Preferred Stock”), of which 2,250,000 shares are issued and outstanding shares of Company Convertible Preferred Stock and 500,000 shares have been designated as Series A Junior Participating Preferred Stock, all of which were reserved for issuance upon exercise of  preferred stock purchase rights (the “Company Rights”) issuable pursuant to the Rights Agreement, dated as of November 17, 2004, between the Company and American Stock Transfer & Trust Company, as rights agent (the “Company Rights Agreement”).

(f)  Except for (i) shares of Company Common Stock indicated as issued and outstanding on May 25, 2007 in Section 3.3(a), (ii) shares issued after such date upon (A) the exercise of outstanding Company Options listed in Section 3.3(b) of the Company Disclosure Schedule, or (B) the exercise of outstanding Company Warrants listed in Section 3.3(c) of the Company Disclosure Schedule, and (iii) shares of Company Preferred Stock indicated as issued and outstanding on May 25, 2007 in Section 3.3(e), there are not as of the date hereof, and at the Effective Time there will not be, any shares of Company Capital Stock issued and outstanding.

(g)  The Company’s authorized capital stock consists solely of the Company Common Stock described in Section 3.3(a) and the Company Preferred Stock described in Section 3.3(e).  There are not as of the date hereof, and at the Effective Time there will not be, authorized or outstanding any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of the Company or obligating the Company to grant, extend or enter into any such agreement, other than Company Options listed in Section 3.3(b) of the Company Disclosure Schedule and Company Warrants listed in Section 3.3(c) of the Company Disclosure Schedule.  To the knowledge of the Company, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company.   For purposes of this Agreement, “knowledge of the Company” and words of similar import shall mean the actual knowledge, after reasonable inquiry of the employees of the Company who are primarily responsible for the matter(s) in question, of the individuals listed in Section 3.3(g) of the Company Disclosure Schedule.

(h) The Company has no outstanding bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders may vote.

3.4   Company Subsidiaries.

(a)  Section 3.4(a) of the Company Disclosure Schedule sets forth a true and complete list of the names, jurisdictions of organization and capitalization of each Company Subsidiary and, for the Company and each Company Subsidiary, the jurisdictions in which it is qualified to do business.  Section 3.4(a) of the Company Disclosure Schedule also sets forth for each such subsidiary the individuals who comprise the board of directors or comparable body for each such entity.  The Company agrees to take, or cause to be taken, the actions necessary so that those individuals will resign and be replaced by individuals specified by Parent effective as of the Effective Time.  All issued and outstanding shares or other equity interests of each Company Subsidiary are owned directly by the Company free and clear of any charges, liens, encumbrances, security interests or adverse claims.  As used in this Agreement, “Company Subsidiary” means any corporation, partnership or other organization, whether incorporated or unincorporated, of which (i) the Company or any Company Subsidiary is a general partner or (ii) at least 50% of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership or other organization are directly or indirectly owned or controlled by the Company or by any Company Subsidiary, or by the Company and one or more Company Subsidiary.

(b) There are not as of the date hereof, and at the Effective Time there will not be, any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any Company Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, shares of the capital stock or other securities of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement.  To the knowledge of the Company, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Company Subsidiary.

(c)  Section 3.4(c) of the Company Disclosure Schedule sets forth, for each Company Joint Venture, the interest held by the Company and the jurisdiction in which such Company Joint Venture is organized.  Interests in Company Joint Ventures held by the Company are held directly by the Company, free and clear of any charges, liens, encumbrances, security interests or adverse claims.  The term “Company Joint Venture” means any corporation or other entity (including partnership, limited liability company and other business association) that is not a Company Subsidiary and in which the Company or one or more Company Subsidiaries owns an equity interest (other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or other equity of any such entity).

3.5   SEC Reports.   The Company previously has made available to Parent (i) its Annual Report on Form 10-K for the year ended June 30, 2006 (the “Company 10-K”), as filed with the SEC, (ii) all proxy statements relating to the Company’s meetings of stockholders held or to be held after June 30, 2006 and (iii) all other documents filed by the Company with, or furnished by the Company to, the SEC under the Securities Exchange Act since June 30, 2003 and prior to the date of this Agreement (the “Company SEC Reports”).  As of their respective dates, such documents complied, and all documents filed by the Company with the SEC between the date of this Agreement and the Closing Date shall comply, in all material respects, with applicable SEC requirements and did not, or in the case of documents filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The parties agree that failure of the Company’s chief executive officer or chief financial officer to provide an unqualified certification in any certification required to be filed with any document filed with the SEC shall constitute an event that has a Company Material Adverse Effect.  On and since June 30, 2006, the Company has timely filed, and between the date of this Agreement and the Closing Date shall timely file, with the SEC all documents required to be filed by it under the Exchange Act.  No Company Subsidiary is required to file any form, report or other document with the SEC.

3.6   Financial Statements.

(a)  The consolidated financial statements contained in the Company 10-K and in the Company’s quarterly reports on Form 10-Q for the quarters ended December 31, 2006 and March 31, 2007 (collectively, the “Company 10-Qs”) have been prepared from, and are in accordance with, the books and records of the Company and present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and the Company Subsidiaries as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject in the case of the unaudited financial statements included in the Company 10-Qs to normal year-end adjustments, which in the aggregate are not material, and the absence of notes in the unaudited financial statements.

(b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The management of the Company has designated and implemented disclosure controls and procedures (as defined in Rules 13a-15(e) promulgated under the Exchange Act), or caused such disclosure controls and procedures to be designed and implemented under their supervision, to ensure that material information relating to the Company is made known to the management of the Company by others within the Company.  Since the date of the filing of the Company’s most recent quarterly report on Form 10-Q prior to the date hereof, the Company’s outside auditors and the audit committee of the Company Board have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Any material change in internal control over financial reporting and any significant deficiency or material weakness in the design or operation of internal control over financial reporting required to be disclosed in any SEC Report or in any form, report or document filed by the Company with the SEC has been so disclosed and each significant deficiency and material weakness previously so disclosed have been remediated.

(c)  Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 promulgated under the Exchange Act and Sections 302 and 906 of Sarbanes-Oxley Act with respect to the SEC Reports and with respect to any form, report or document filed by the Company with the SEC after the date hereof.  For purposes of the immediately preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(d) The Company is not a party to, or does not have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Reports.

(e)  Section 3.6(e) of the Company Disclosure Schedule identifies each “open tax position” as such term is used in FIN 48.

3.7   Absence of Undisclosed Liabilities.   As of June 30, 2006, the Company and the Company Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for Taxes due or then accrued or to become due), required to be reflected or disclosed in the balance sheet dated June 30, 2006 (or the notes thereto) included in the Company 10-K (the “Company Balance Sheet”) that were not adequately reflected or reserved against on the Company Balance Sheet.  The Company has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, other than liabilities (i) adequately reflected or reserved against on the Company Balance Sheet, (ii) reflected in the Company’s unaudited balance sheet dated March 31, 2007, included in the Form 10-Q filed by the Company for the quarter ended March 31, 2007, (iii) included in Section 3.7 of the Company

Disclosure Schedule, or (iv) incurred since March 31, 2007 in the ordinary course of business, consistent with past practice.

3.8   Absence of Adverse Changes.

(a)  Except as disclosed in the Company SEC Reports, since June 30, 2006, there has not been any change, event or circumstance that has had, or is reasonably likely to have, individually, or in the aggregate, a Company Material Adverse Effect.

(b) Except as disclosed in the Company SEC Reports, there has not been any action taken by the Company or any Company Subsidiary during the period from June 30, 2006  through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

3.9   Compliance with Laws.

(a)  The Company and the Company Subsidiaries including their respective employees (to the extent applicable) have obtained each material Federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Entity (i) pursuant to which the Company or any Company Subsidiary currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the business of the Company or any Company subsidiary or the holding of any such interest ((i) and (ii) are herein collectively called “Permits”), and all of such Permits are in full force and effect, except where the failure to obtain or have any such Permit would, individually, or in the aggregate not reasonably be expected to have a Company Material Adverse Effect; and no proceeding is  pending or, to the knowledge of the Company, threatened to revoke, suspend, cancel, terminate or adversely modify any such Permit.

(b) The Company and the Company Subsidiaries have complied in all material respects, with all material federal, state, local or foreign laws, statutes, regulations, rules, ordinances and judgments, decrees, orders, writs and injunctions, of any court or Governmental Entity (collectively, “Laws”) relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, (i) the Foreign Corrupt Practices Act of 1977 and any other Laws regarding use of funds for political activity or commercial bribery and (ii) Laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental matters, interstate commerce, anti-kickback, healthcare and antitrust.

(c)  To the knowledge of the Company, the Company and the Company Subsidiaries including their respective employees (to the extent applicable) are not in violation of and have no liabilities, whether accrued, absolute, contingent or otherwise, under any Federal, state, local or foreign Law,  including without limitation the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, relating to the operation of clinical testing laboratories, labor and employment practices, health and safety, zoning, pollution or protection of the environment except for violations of or liabilities under any of the foregoing which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) To the knowledge of the Company, each product and product candidate subject to United States Food and Drug Administration (the “FDA”) jurisdiction under the Federal Food, Drug and Cosmetic Act (“FDCA”), the Public Health Service Act (“PHS”) or similar foreign Governmental Entity or Law that is manufactured, tested, distributed, held and/or marketed by the Company, the Company Subsidiaries and their licensees is being manufactured, tested, distributed, held and marketed in compliance in all material respects with all applicable requirements under the FDCA, the PHS or such similar Law of any foreign jurisdiction including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, promotional activities, record keeping, filing of reports and security.

(e)  The Company has provided to Parent copies of all documents in the possession of the Company or any Company Subsidiary (or to which any of them has access) which, to the knowledge of the Company, are material to assessing compliance with the FDCA and its implementing regulations, the PHS and its implementing regulations, and similar Laws of foreign jurisdictions, including, but not limited to, copies of (i) all warning letters and untitled letters, notices of adverse findings and similar correspondence received in the last three years, (ii) all 483s and other audit reports performed during the last three years, and (iii) any document concerning any significant oral or written communication received from the FDA and comparable foreign Governmental Entities in the last three years.  The Company has provided to Parent all correspondence from the FDA and each comparable foreign Governmental Entity and minutes from meetings with the FDA and each comparable foreign Governmental Entity during the last two years.

(f)  To the knowledge of the Company, the Company and the Company Subsidiaries are not, and have not been, in material violation of the Federal Anti-Kickback Act, any Federal conspiracy statutes, the Prescription Drug Marketing Act (“PDMA”), Federal False Claims Act, Federal Stark Law or any other Federal, foreign or state statute related to sales and marketing practices of pharmaceutical manufacturers and others involved in the purchase and sale of pharmaceutical products.

(g)  To the knowledge of the Company, the Company and the Company Subsidiaries comply in all material respects with and maintain, and have continuously complied with and maintained systems and programs to ensure compliance with, all requirements of the FDCA, PHS, PDMA and regulations issued thereunder, and similar or related foreign or domestic Laws and regulations, pertaining to programs or systems regarding product quality, notification of facilities and products, corporate integrity, pharmacovigilence and conflict of interest including, but not limited to, Current Good Manufacturing Practice Requirements, Good Laboratory Practice Requirements, Establishment Registration and Product Listing requirements, requirements applicable to the debarment of individuals, requirements applicable to the conflict of interest of clinical investigators and Adverse Drug Reaction Reporting requirements.

(h) To the knowledge of the Company, the Company and the Company Subsidiaries have complied in all material respects with their respective obligations to report accurate pricing information for their pharmaceutical products to the government and to pricing services relied upon by Governmental Entities and other payors for pharmaceutical products, including without limitation their obligation to report accurate “Average Sales Prices” under the Medicare Modernization Act of 2003 and their obligation to charge accurate federal Ceiling Prices to purchases entitled to those.

(i)  To the knowledge of the Company, neither the Company nor any Company Subsidiary has engaged in an unlawful or unauthorized practice of medicine or other professionally licensed activities through any web sites sponsored or operated, or formerly sponsored or operated, by the Company or any Company Subsidiary.

(j)   To the knowledge of the Company, the Company and the Company Subsidiaries have complied in all material respects and continue to comply in all material respects with the applicable administration simplification regulations published pursuant to the Health Insurance Portability and Accountability Act of 1996, including without limitation regulations governing the privacy and security of health information and the conduct of certain electronic transactions (collectively the “HIPAA Regulations”).  To the knowledge of the Company, there are no complaints or allegations against the Company or any Company Subsidiary of any violations of the HIPAA Regulations, whether by a Governmental Entity, a patient, a plan member, a current or former employee or volunteer or any other person.

(k) To the knowledge of the Company, the Company and the Company Subsidiaries have complied in all material respects with all export control Laws, including those administered by the U.S. Department of

Commerce and the U.S. Department of State, and asset control Laws, including those administered by the U.S. Department of the Treasury.

3.10   Actions and Proceedings.

(a)  There are no material outstanding orders, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Company, any Company Subsidiary or any of their securities, assets or properties.  Except as disclosed under the heading “Legal Proceedings” in the Company SEC Reports, there are no material actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary, or any of their securities, assets or properties.  To the knowledge of the Company, there is no fact, event or circumstance now in existence that reasonably could give rise to any action, suit, claim, proceeding or investigation that, if adversely determined, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect or interfere with the Company’s ability to consummate the transactions contemplated hereby.

(b) There are no pending nor, to the knowledge of the Company, threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company or any Company Subsidiary.  There are no product liability claims pending against the Company.

3.11   Contracts and Other Agreements.

(a)  (i) Except as set forth on Section 3.11(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to or bound by, and neither they nor their properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K of the SEC which is not disclosed in the Company 10-K, the Company 10-Qs or a Form 8-K filed by the Company prior to the date of this Agreement.  All of such contracts and other agreements are valid, subsisting, in full force and effect, binding upon the Company or the applicable Company Subsidiary, and, to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company and the Company Subsidiaries have paid in full or accrued all amounts now due from them thereunder, and have satisfied in full or provided for all of their liabilities and obligations thereunder which are presently required to be satisfied or provided for and are not in default under any of them, except for defaults which individually or in the aggregate would not reasonably be expected to result in termination of an agreement or result in a material liability, nor, to the knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, except for defaults which individually or in the aggregate would not reasonably be expected to result in termination of an agreement or result in a material liability, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for defaults which individually or in the aggregate would not reasonably be expected to result in termination of an agreement or result in a material liability.  True and complete copies of all of the contracts and other agreements referred to in this Section 3.11 have been provided to Parent.

(ii) All of the Select Agreements (as defined below) are valid, subsisting, in full force and effect, binding upon the Company or the applicable Company Subsidiary, and, to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company and the Company Subsidiaries have paid in full or accrued all amounts now due from them thereunder, and have satisfied in full or provided for all of their liabilities and obligations thereunder which are presently required to be satisfied or provided for and are not in default under any of them, nor, to the knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.  Except as set forth on Section 3.11(a) of the Company Disclosure Schedule, none of the execution, delivery, or performance of this Agreement, or the commencement or consummation of Offer, the Merger, or the other transactions contemplated by this Agreement, shall (A) constitute a default under or give rise to rights to any party under any of the Select Agreements or (B) create obligations for, or alter obligations of, the Company, any Company Subsidiary, Parent, Sub or the Surviving Corporation in addition to those obligations of the Company or a Company Subsidiary in effect on the date of this Agreement.  “Select Agreements” mean any and all agreements to which the Company or any Company Subsidiary and any of the following entities or their affiliates (or either’s successors in interest) is a party:  Southern Research Institute or Stegram Pharmaceuticals, Ltd.

(b) Except as provided in the Company SEC Reports, neither the Company nor any Company Subsidiary is a party to any agreement that limits or restricts the Company, any Company Subsidiary or any of their affiliates or successors in competing or engaging in any line of business, in any therapeutic area, in any geographic area or with any person.

(c)  Neither the Company nor any Company Subsidiary is a party to any agreement obligating the Company to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which filing has not yet been made, and the Company is in material compliance with each such agreement, all of which are listed on Section 3.11(c) of the Company Disclosure Schedule.  No registration rights involving the Company securities shall survive consummation of the Merger.

(d) Section 3.11(d) of the Company Disclosure Schedule contains a correct and complete list of all effective registration statements filed by the Company on Form S-3 or Form S-8 or otherwise relying on Rule 415 under the Securities Act.

(e)  Other than agreements filed as exhibits to the Company 10-K or the Company 10-Qs (including any incorporated therein by reference), unredacted copies of which have previously been provided or otherwise made available to Parent or as set forth on Section 3.11(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement (i) involving research, development or the license of Proprietary Rights (as defined in Section 3.12(a)), (ii) granting a right of first refusal, or right of first offer or comparable right with respect to Proprietary Rights, (iii) relating to a joint venture, partnership or other arrangement involving a sharing of profits, losses, costs or liabilities with another person, (iv) providing for the payment or receipt by the Company or any Company Subsidiary of milestone payments or royalties, (v) including or involving a loan to a director or officer, or (vi) that individually requires or contemplates aggregate expenditures by the Company and/or any Company Subsidiary in any twelve month period of more than $100,000.

(f)  To the knowledge of the Company, no officer or director of the Company has (whether directly or indirectly through another entity in which such person has a material interest, other than as the holder of less than 2% of a class of securities of a publicly traded company) any material interest in any property or assets of the Company (except as a stockholder) or a Company Subsidiary, any competitor, customer, supplier or agent of the Company or a Company Subsidiary or any person that is currently a party to any material contract or agreement with the Company or a Company Subsidiary.

(g)  Neither the Company nor any Company Subsidiary is party to any interest rate, equity or other swap or derivative instrument.

3.12   Property.

(a)  To the Company’s knowledge and except as otherwise disclosed under the heading “Legal Proceedings” in the Company SEC Reports, the Company and the Company Subsidiaries own, are licensed to use, or otherwise have the right to use all patents, trademarks, service marks, trade names, trade secrets, copyrights and all other intellectual property (including, without limitation, biological materials), all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights running to or from the Company or a Company Subsidiary as described under the heading “Legal Proceedings” in the Company SEC Reports, that are material to their businesses as presently conducted or as contemplated to be conducted (collectively, the “Proprietary Rights”).  To the knowledge of the Company, the issued patents, registered trademarks and registered copyrights referred to above are subsisting and in full force and effect.  With respect to patents, registered trademarks and registered copyrights owned by the Company, the Company has taken all steps necessary to maintain registrations thereof, including by payment when due of all maintenance fees and annuities and the filing of all necessary renewals, statements and certifications.  Assignment documents have been executed and filed with relevant Governmental Entities as necessary to transfer to the Company or a Company Subsidiary title to any of the Company’s owned Proprietary Rights previously owned by a third party and to record such transfer.  The named inventors of each of the Company’s owned patent applications have assigned the Company’s owned patent applications to the Company, and the named inventors of each of the Company’s licensed patent applications have assigned the Company’s licensed patent applications to Stegram Pharmaceuticals Ltd. or University College London, as applicable.  On the expiration date of the Offer, the Company shall provide Parent with a schedule of any Taxes, maintenance fees or actions falling due within 90 days of such expiration with respect to such patents, trademarks and copyrights.  To the Company’s knowledge, the Company is not aware of any reasonable basis for any claim by any third party that the businesses of the Company or the Company Subsidiaries infringe upon the proprietary rights of others, nor, to the Company’s knowledge, has the Company or any Company Subsidiary received any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation, or conflict (including any claim that the Company, a Company Subsidiary or any of their affiliates must license or refrain from using any intellectual property rights).  To the Company’s knowledge, no third party has infringed upon any of the Proprietary Rights, or asserted any competing claim of right to use or own any of, the Proprietary Rights.  Section 3.12(a) of the Company Disclosure Schedule identifies (i) all issued patents and registered trademarks that have been issued to the Company or a Company Subsidiary, (ii) each pending application therefor submitted by the Company or a Company Subsidiary and (iii) all issued patents, registered trademarks and pending applications therefor owned by a third party who has granted the Company or a Company Subsidiary exclusive rights thereto.  To the knowledge of the Company, the Company and the Company Subsidiaries have the right to sell their products and services (whether now offered for sale or under development) free from any royalty or other obligations to third parties.  Neither the Company nor any Company Subsidiary has agreed to, or has an obligation to, indemnify any third party for or against any interference, infringement, misappropriation or other conflict with respect to Proprietary Rights.  To the knowledge of the Company, none of the activities of the employees of the Company or any Company Subsidiary on behalf of such entity violates any agreement or arrangement which any such employees have with former employers.  To the knowledge of the Company, all employees and consultants who contributed to the discovery or development of any of the subject matter of the Company’s owned patent applications did so either (x) within the scope of their employment such that, in accordance with applicable Law, all rights to such developed subject matter became the exclusive property of the Company or the Company Subsidiary or (y) pursuant to written agreements assigning all rights to such developed subject matter to the Company or a Company Subsidiary.  Assignment documents assigning to Company all rights of such employees, contractors and consultants have been duly filed in all relevant patent offices worldwide for all patent applications and patents owned in whole or in part by Company.  To the knowledge of the Company, each employee, contractor or consultant of the Company who has proprietary knowledge of or information relating to the manufacturing processes, or the formulation of the products, of the Company or a Company Subsidiary has executed and delivered to the Company an agreement or agreements restricting such person’s right to use and disclose confidential information of the Company.  Except as would not unreasonably be expected to have a Company Material Adverse Effect, there are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which the Company or any Company Subsidiary is party that:  (i) restrict any Proprietary Rights; (ii) restrict the conduct of the business of the Company or any of its employees; or (iii) grant third parties any material rights under Proprietary Rights.  To the knowledge of the Company and except as would not unreasonably be expected to have a Company Material Adverse Effect, no material trade secret of the Company has been disclosed or authorized to be disclosed to any third party in violation of confidentiality obligations to the Company and, to the knowledge of the Company, no party to a nondisclosure agreement with the Company is in breach or default thereof.  To the knowledge of the Company, no current or former director, officer, consultant or employee of the Company will, after giving effect to the Offer and the Merger, own any of the Proprietary Rights.  To the knowledge of the Company and except as would not unreasonably be expected to have a Company Material Adverse Effect, the execution of, the delivery of, the consummation of the Offer and Merger contemplated by, and the performance of the Company’s obligations under, this Agreement will not result in any loss or impairment of any Proprietary Rights.  To the knowledge of the Company, neither government funding nor government, academic or non-profit research facilities were used in the development of any of the patent applications owned by the Company.

(b) With respect to property other than Proprietary Rights, the Company and each Company Subsidiary has all assets, properties, rights and contracts necessary to permit the  Company and the Company Subsidiaries to conduct their business as it is currently being conducted, except where the failure to have such assets, properties, rights and contracts would not reasonably be expected to have a Company Material Adverse Effect.  The Company and each Company Subsidiary has good, clear and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of since the June 30, 2006 in the ordinary course of business consistent with past practice), or with respect to leased properties and assets, valid leasehold interests in such properties and assets, in each case, free and clear of all imperfections of title, restrictions, encroachments, liens and easements, except (i) liens for current Taxes not yet due and payable, that are payable without penalty or that are being contested in good faith, (ii) such imperfections of title, restrictions, encroachments, liens and easements as do not and could not reasonably be expected to materially detract from or interfere with the use or value of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which are reflected on the Company Balance Sheet.  There are no written or oral subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any real property leased by the Company or any Company Subsidiary (collectively, the “Real Property”), and there is no person in possession of the Real Property other than the Company and the Company Subsidiaries. There is no pending, or, to the knowledge of the Company, threatened eminent domain, condemnation or similar proceeding affecting any Real Property leased by the Company or a Company Subsidiary.  To the knowledge of the Company, the property and equipment of the Company and each Company Subsidiary that are used in the operations of business are (i) in good operating condition and repair and (ii) have been maintained in accordance with normal industry practices.  Section 3.12(b) of the Company Disclosure Schedule lists all Real Property leased by the Company or a Company Subsidiary, neither the Company nor any Company Subsidiary owns any Real Property.

3.13   Insurance.   All policies or binders of material fire, liability, product liability, workers’ compensation, vehicular, directors’ and officers’ and other material insurance held by or on behalf of the Company and the Company Subsidiaries are in full force and effect in all material respects, are reasonably adequate for the businesses engaged in by the Company and the Company Subsidiaries and are in conformity in all material respects with the requirements of all leases or other agreements to which the Company or the relevant Company Subsidiary is a party and, to the knowledge of the Company, are valid and enforceable in accordance with their terms.  Neither the Company nor any Company Subsidiary is in default in any material respect with respect to any provision contained in such policy or binder nor has any of the Company or a Company Subsidiary failed to give any notice or present any material claim under any such policy or binder in due and timely fashion.  All premiums for each policy or binder have been paid for the current period, and there are no outstanding premium finance payments due for such period. There are no material outstanding unpaid claims under any such policy or binder.  Neither the Company nor any Company Subsidiary has received notice of cancellation or non-renewal of any such policy or binder.  All applications for the Company’s currently effective directors’ and officers’ insurance were true, correct and complete in all material respects when submitted to the carrier.  There are no gaps in insurance coverage for the Company or any Company Subsidiary, no coverage limits of insurance policies covering the Company or a Company Subsidiary have been exhausted and to the Company’s knowledge, all of the insurers of the Company or any Company Subsidiary remain solvent and able to pay claims.

3.14   Commercial Relationships.   None of the Company’s or the Company Subsidiaries’ material suppliers, collaborators, distributors, licensors or licensees has canceled or otherwise terminated its relationship with the Company or a Company Subsidiary or has, during the last twelve months, materially altered its relationship with the Company or a Company Subsidiary.  To the knowledge of the Company, there is no plan or intention of any such entity, and the Company has not received any threat or notice from any such entity, to terminate, cancel or otherwise materially modify its relationship with the Company or a Company Subsidiary.  Without limiting the generality of the foregoing, the Company is in compliance in all material respects with diligence obligations, and has not failed to achieve any development milestones within applicable time periods, under material license agreements.

3.15   Tax Matters.

(a)  For purposes of this Agreement, the term “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means all United States Federal, state and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, social security, unemployment insurance, workers’ compensation, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, capital, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties and additions imposed on or with respect to such amounts, including any liability for taxes of a predecessor entity.  “Tax Return” means any return, declaration, report, claim for refund, tax shelter disclosure statements or information return or statement filed or required to be filed with any taxing authority in connection with the determination, assessment, collection or imposition of any Taxes, including any attachments thereto and any amendments thereof.

(b) All federal income Tax Returns and other material Tax Returns required to be filed by or with respect to the Company and the Company Subsidiaries have been timely and properly filed.  All such Tax Returns are true, correct and complete in all material respects, and all material Taxes due and payable by the Company or the Company Subsidiaries, whether or not shown on any Tax Return, have been paid except for those Taxes that are being contested in good faith by appropriate proceedings and for which a specific reserve has been established in accordance with FIN 48.  The Company and the Company Subsidiaries file Tax Returns in all jurisdictions where they are required to so file, and, to the knowledge of the Company and the Company Subsidiaries, no claim has ever been made in writing by any taxing authority in any jurisdiction where the Company or the Company Subsidiaries do not file Tax Returns that the Company or the Company Subsidiaries are or may be subject to taxation by that jurisdiction.

(c)  There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company or the Company Subsidiaries, other than with respect to Taxes not yet due and payable.

(d) No audit is currently pending or threatened in writing with respect to any Tax Return of the Company or the Company Subsidiaries, nor to the Company’s and Company Subsidiaries’ knowledge, have any material deficiencies for any Taxes been proposed, asserted, threatened or assessed, in writing, against the Company or the Company Subsidiaries.

(e)  With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company has, in accordance with generally accepted accounting principles, made due and sufficient accruals for such Taxes (excluding any “deferred taxes” or similar items that reflect timing differences between tax and financial accounting principles) in the Company’s books and records.

(f)  The Company and the Company Subsidiaries have withheld all material amounts required by law or contract to be withheld from the wages, salaries or other payments to (i) employees of or consultants to the Company and (ii) any other third party.  Such withheld amounts were either duly paid to the appropriate taxing authority to the extent due and payable or, to the extent not due and payable, set aside in accounts for such purpose.  The Company and the Company Subsidiaries have complied in all material respects with all record keeping and reporting requirements in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(g)  The Company and the Company Subsidiaries are not a party to or bound by, nor do they have any obligation under, any Tax sharing agreement or similar contract or arrangement.  Neither the Company nor any Company Subsidiary has any material liability for the Taxes of any other person (other than Taxes of any member of a consolidated group of which the Company is the common parent) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(h) Except as set forth in Section 3.15(h) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has made any payments that has, or has been or is a party to any agreement, contract, arrangement or plan that have, resulted or will result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G or in the imposition of an excise Tax under Code Section 4999 (or any corresponding provisions of state, local or foreign Tax law).

(i)  Neither the Company nor the Company Subsidiaries are, or were during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(j)   Except as set forth in Section 3.15(j) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Code Section 355 or 361.

(k) The Company has made available to Parent (i) complete and correct copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Company Subsidiary filed or received by the Company or any Company Subsidiary since December 31, 2001.

(l)  The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) adjustment under Section 481 of the Code (or any corresponding or similar provisions of state, local or foreign Tax law) made prior to the Closing Date or (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provisions of state, local or foreign Tax law) executed during the six (6) year period ending on the Closing Date.

(m)                The Company has not engaged in any “listed transaction” identified pursuant to Treas. Reg. Section 1.6011-4(b)(2).

3.16   Employee Benefit Plans.

(a)  Section 3.16(a) of the Company Disclosure Schedule lists each employee benefit plan (as hereinafter defined) (i) that is maintained, contributed (or required to be contributed) to, or sponsored by the Company or any Company Subsidiary, or (ii) to which the Company or any Company Subsidiary is a party, or (iii) with respect to which the Company or any Company Subsidiary has any liability, including any contingent liability, for the payment or delivery of any premiums, compensation or benefits (collectively, the “Plans”).  For purposes of the preceding sentence, an “employee benefit plan” is any of the following that benefits or is intended to benefit any current or former employee or director (whether or not an employee) of, or consultant or other service provider (whether or not an employee) with respect to, any of the Company or the Company Subsidiaries, or the beneficiaries of any of them:  (A) a “plan” described in Section 3(3) of the Employee Retirement Income Security Act (“ERISA”); (B) a stock bonus, stock option, stock purchase, restricted stock, stock appreciation right, or other equity-based plan, policy, program, agreement or arrangement; or (C) an incentive, bonus, deferred compensation, welfare, retiree medical or life insurance, retirement, supplemental retirement, termination, salary continuation, severance, change in control, and any material fringe benefit or other material benefit plan, policy, program, agreement or arrangement, whether written or unwritten.  With respect to each Plan, the Company has delivered to Parent a true and complete copy of each of the following, together with all amendments:  (i) the Plan (or, where a Plan has not been reduced to writing, a summary of all material Plan terms), (ii) in the case of any funded Plan, the trust agreement or similar instrument, (iii) for each Plan subject to the requirement that annual reports be filed on a Form 5500, the most recently filed such annual report with schedules, financial statements and auditor’s opinion attached, (iv) in the case of each Plan intended to be qualified under Section 401(a) of the Code, the most recent IRS determination or opinion letter applicable to the Plan, (v) all related custodial agreements, insurance policies, administrative services and similar agreements, and investment advisory or investment management agreements, if any, and (vi) the most recent summary plan description or similar summary and any employee handbook referencing the Plan.

(b) None of the Company or any Company Subsidiary or any other person (including an entity) that together with the Company or any Company Subsidiary is or at any relevant time was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company and any Company Subsidiary, an “ERISA Affiliate”) has ever contributed or been required to contribute to, or has ever sponsored or maintained, (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA, (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which an ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA, or (iv) a voluntary employees’ beneficiary association within the meaning of Section 501(c)(9) of the Code or a welfare benefit fund within the meaning of Section 419(e) of the Code.  Except as described in Section 3.6(b) of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not, by themselves or together with any other event, cause or result in the payment, acceleration or vesting of any payment, right or benefit under any Plan.

(c)  Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and is the subject of a favorable determination or opinion letter from the Internal Revenue Service (the “IRS”).  No such determination or opinion letter has been revoked, and revocation has not been threatened.  No such Plan has been amended or operated since the date of its most recent determination or opinion letter in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost.

(d) Each Plan has been maintained and administered at all times in accordance with its material terms.  Each Plan, including any associated trust or fund, has been established and administered in material compliance with the applicable provisions of ERISA, the Code and other applicable law

(including, where applicable, non-U.S. law), and, to the knowledge of the Company, nothing has occurred with respect to any Plan that has subjected or could reasonably be expected to subject the Company or any ERISA Affiliate to any liability or penalty under Section 502 of ERISA or to any tax under Chapter 43 of the Code.  All filings and reports with respect to each Plan required to have been submitted to the IRS, the United States Department of Labor, or any other Governmental Entity have been duly and timely submitted.

(e)  No Plan provides health or life insurance benefits following retirement or other termination of employment, and neither the Company nor any Company Subsidiary has any obligation to provide any such benefits following retirement or other termination of employment, in each case except for benefit continuation coverage to the extent required under Part 6 of Subtitle B of Title I of ERISA.

(f)  With respect to each Plan, no administrative investigation, inquiry, audit or other proceeding by the IRS, Department of Labor other Governmental Entity, and no other lawsuit, claim, or other controversy, other than claims for benefits in the ordinary course and proceedings with respect to qualified domestic relations orders, is pending or, to the knowledge of the Company, threatened.

(g)  With respect to each Plan, all contributions (including salary reduction contributions), premiums and other payments (i) to the extent due, have been timely made, and (ii) to the extent not yet due, have been appropriately accrued on the books of the Company and the Company Subsidiaries.

(h) Each Plan subject to Section 409A of the Code (“Section 409A”) has been operated in good faith compliance with Section 409A.

(i)  Except for the UK plans listed on Section 3.16(a) of the Company Disclosure Schedule, no Plan is subject to the laws of a jurisdiction other than the United States, whether or not United States law also applies.  For purposes of the preceding sentence, the Commonwealth of Puerto Rico, Guam, American Samoa, the Northern Marianna Islands and the Virgin Islands shall be considered jurisdictions other than the United States.

(j)   Each Plan and its related documentation or agreement, summary plan description, or other written communication distributed generally to employees by its terms expressly and adequately reserves the right to amend and terminate such Plan, and each Plan may be terminated without liability to the Company or any Company Subsidiary, except for vested benefits accrued through the date of termination and the administrative and professional costs incurred in such transaction.  Except as listed in Section 3.16(j) of the Company Disclosure Schedule, no Plan includes in its assets any securities issued by the Company or any of Company Subsidiary.  No Company Plan has been subject to Tax under section 511 of the Code.

3.17   Employee Relations.

(a)  Except as otherwise provided in this Section 3.17(a), upon termination of the employment of any employees or the service relationship of any director or consultant, none of the Company, the Company Subsidiaries, the Surviving Corporation nor Parent shall be liable, by reason of the Offer or Merger or anything done in connection with the Offer or Merger, to any of such employees, directors, or consultants for severance pay or any other similar payments (other than accrued salary, vacation or sick pay in accordance with normal policies), except as set forth Section 3.17(a) of the Company Disclosure Schedule.  True and complete information as to the name, current job title, date of hire/election and base salary for each of the last two years of all current employee, directors and executive officers of the Company has been provided or otherwise made available to Parent.  Section 3.17(a) of the Company Disclosure Schedule sets forth good faith estimates of amounts reportable as W-2 income that are payable to employees identified in the Company Disclosure Schedule as exceptions to the first sentence of this Section 3.17(a).

(b) The Company and each Company Subsidiary (i) is in compliance in all material respects with all applicable foreign, Federal, state and local Laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) has withheld all material amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to employees, (iii) is not liable for any arrears of wages, salaries, commissions, bonuses or other direct compensation for any services performed or amounts required to be reimbursed to any employees or consultants or any material taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice), except for matters that, individually or in the aggregate, could not reasonably be expected to result in a liability in excess of $1 million.

(c)  No work stoppage or labor strike against the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened.  Neither the Company nor any Company Subsidiary is involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints that, if adversely determined, could reasonably be expected to result in material liability to the Company.  Neither the Company nor any Company Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that could reasonably be expected to result in material liability to the Company.  Neither the Company nor any Company Subsidiary is presently, nor has it been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees other than as set forth in Section 3.17 of the Company Disclosure Schedule and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary.  To the best knowledge of the Company, no union organizing campaign or activity with respect to non-union employees of the Company or any Company Subsidiary is ongoing, pending or threatened.

(d) Section 3.17(d) of the Company Disclosure Schedule sets forth a list of all independent contractors currently performing services relating to the Company or any Company Subsidiary or under contract to perform such future services for the Company or any Company Subsidiary.  All such individuals have acknowledged in writing that they are not employees of the Company or any Company Subsidiary and are not entitled to any employee compensation or benefits.  Accurate and complete copies of all written agreements with any such independent contractor have been provided to Parent.  Other than the employees, directors and executive officers described in Section 3.17(a) and the independent contractors described in this Section 3.17(d), no other individuals provide services to the Company and Company Subsidiaries.

(e)  Section 3.17(e) of the Company Disclosure Schedule lists each oral or written agreement with any employee, director or officer of the Company or any Company Subsidiary, including, but not limited to, any agreement (i) under which the amount or timing of benefits are contingent, or the terms are altered, upon the occurrence of a transaction involving the Company or any Company Subsidiary of the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee, director or officer.

3.18   Environmental Matters.   Except as set forth in Schedule 3.18 of the Company Disclosure Schedule:

(a)  Neither the Company nor any of the Company Subsidiaries has materially violated, is in material violation of, or has been notified that it is in material violation of any Environmental Law (as defined in Section 3.18(e)(i)), and except in material compliance with Environmental Laws, neither the Company nor any of the Company Subsidiaries has generated, used, handled, transported or stored any Hazardous Materials (as defined in Section 3.18(e)(ii)) or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility.  There has been no generation, use, handling, storage or disposal of any Hazardous Materials by the Company or any of the Company Subsidiaries in material violation of any Environmental Law at any site owned or operated by, or premises leased by, the Company or any of the Company Subsidiaries during the period of the Company’s or such Company Subsidiary’s ownership, operation or lease nor has there been or is there threatened any Release (as defined in Section 3.18(e)(iii)) of any Hazardous Materials into, on, at, under or from any such site or premises by the Company or any of the Company Subsidiaries during such period in material violation of any Environmental Law or which created or could create an obligation pursuant to any Environmental Laws to report or respond to such Release or would create any material liability for the Company or the Company Subsidiary.  To the Company’s knowledge, there is no underground storage tank at any site owned or operated by, or premises leased by the Company or any Company Subsidiary.

(b) Neither the Company nor any Company Subsidiary has received written notification that, and the Company has no knowledge that, any site currently or formerly owned or operated by, or premises currently or formerly leased by, the Company or any Company Subsidiary is the subject of any Federal, state or local civil, criminal or administrative investigation evaluating whether, or alleging that, any action is necessary to respond to a Release or a threatened Release of any Hazardous Material.  No such site or premises is listed, or to the Company’s knowledge, proposed for listing, on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as maintained under the Federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), or on any comparable state governmental lists.  Neither the Company nor any Company Subsidiary has received written notification of, and the Company has no knowledge of, any potential responsibility or liability of the Company or any Company Subsidiary pursuant to the provisions of (i) CERCLA, (ii) any similar Federal, state, local, foreign or other Environmental Law, or (iii) any order issued pursuant to the provisions of any such Environmental Law.

(c)  The Company and the Company Subsidiaries have obtained all material permits required by Environmental Law necessary to enable them to conduct their respective businesses and are in compliance in all material respects with such permits.  All such permits are in full force and effect and there are no pending (and, to the Company’s knowledge, no threatened) proceedings that seek the revocation, cancellation, suspension or any adverse modification of any such permits.

(d) To the Company’s knowledge, there is no environmental or health and safety matter that reasonably would be expected, individually or in the aggregate, to have a Company Material Adverse Effect.  The Company previously has furnished to Parent true and complete copies of all material environmental audits or risk assessments, site assessments, permits required under Environmental Laws, planning and reporting documents created under Environmental Laws, and all other material correspondence with Governmental Entities in the Company’s possession relating to compliance with Environmental Laws, management of Hazardous Materials, or the environmental condition of properties presently or formerly owned, operated, or leased in connection with the business of the Company or any Company Subsidiaries (or any predecessor in interest in connection with the business of the Company or any Company Subsidiary).

(e)  For purposes of this Agreement:

(i)          “Environmental Laws” means any Federal, state, local or foreign Laws, regulations, codes, rules, orders, ordinances, permits, requirements and final governmental determinations, in each case as amended and in effect in the jurisdiction in which the applicable site or premises are located, pertaining to the protection of human health, safety or the environment, including without limitation, the following statutes and all regulations promulgated thereunder: the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Federal Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, 42 U.S.C. § 2014 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.; any state or local statute of similar effect; and any Laws relating to protection of safety, health or the environment which regulate the management or disposal of biological agents or substances including medical or infectious wastes;

(ii)        “Hazardous Materials” means (A) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “chemical substances,” “toxic substances,” “toxic pollutants,” “pollutants,” “contaminants,” “pesticides,” or “oil” as defined in any applicable Environmental Law, or (B) any petroleum or petroleum products, natural or synthetic gas, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, urea formaldehyde foam insulation, radon and any other substance defined or designated as hazardous, toxic or harmful to human health, safety or the environment under any Environmental Law; and

(iii)       “Release” has the meaning specified in CERCLA.

3.19   No Breach.   Except for (a) filings with the SEC under the Exchange Act, (b) filings with the Secretary of State of Delaware contemplated herein, (c) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the “HSR Act”) and any similar filings in foreign jurisdictions and (d) matters listed in Section 3.19 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate any provision of the certificate of incorporation or by-laws of the Company, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, require any notice or action under, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Company or any Company Subsidiary is a party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any Law applicable to the Company or the Company Subsidiaries or by which any of the Company’s or the Company Subsidiaries’ assets or properties is bound, (iv) violate any Permit, (v) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body, or (vi) result in the creation of any lien or other encumbrance on the assets or properties of the Company or a Company Subsidiary, excluding from the foregoing clauses (ii), (iii), (iv), (v), and (vi) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect and would not materially interfere with the ability of the Company to consummate the transactions contemplated hereby or materially increase the costs of consummation of the Offer and the Merger.  Except as set forth in Section 3.19 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is or will be required to give any notice to or obtain any consent or waiver from, or give any notice to, any individual or entity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than failures which could not result in any material modification or termination of, or a payment or default under, such agreement.  The failure to obtain a consent or waiver with respect to any of the Select Agreements or any agreement referenced in, or listed as an exhibit to, any Company SEC Report filed in the last twelve months shall be deemed to have a Company Material Adverse Effect.

3.20   Board Approvals; Anti-Takeover; Vote Required.

(a)  The Company Board of Directors, at a meeting duly called and held at which all directors were present, has (i) duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors to authorize this Agreement and the consummation of the transactions contemplated hereby, (ii) resolved that the transactions contemplated hereby are advisable and in the best interests of the stockholders of the Company, and (iii) subject to the other terms and conditions of this Agreement, resolved to recommend that the stockholders of the Company accept the Offer, tender their shares of Company Common Stock and Company Preferred Stock to Sub pursuant to the Offer, and approve and adopt this Agreement and each of the transactions contemplated hereby, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified.

(b) The Company has taken all action necessary such that no restrictions contained in any “fair price,” “control share acquisition,” “business combination” or similar statute (including Section 203 of the DGCL) will apply to the execution, delivery or performance of this Agreement and the tender and voting Agreements with the Principal Shareholders.

(c)  The Board of Directors of the Company has taken such action as is necessary with respect to the Company Rights Agreement such that the execution and delivery of this Agreement and the tender and voting agreements with the Principal Shareholders and the transactions contemplated hereby and thereby will not (i) result in Parent or Sub becoming an “Acquiring Person” under the Company Rights Agreement or (ii) result in the grant of any rights to any person under the Company Rights Agreement or enable, require or cause the preferred stock purchase rights under the Company Rights Agreement to become exercisable, detach from the Company Common Stock, be exercised or deemed exercised, or be distributed or otherwise triggered.

(d) If approval by the Company’s stockholders is required under the DGCL to approve and adopt this Agreement and the transactions contemplated hereby, the only votes necessary for such approval are the affirmative votes of (i) the holders of a majority of the outstanding shares of Company Common Stock and (ii) the holders of a majority of the outstanding shares of Company Convertible Preferred Stock.

(e)  The Company (acting through a compensation committee of the Company’s Board of Directors composed solely of independent directors (as such term is used in Rule 14d-10(d) under the Exchange Act)) has taken all steps necessary to cause each compensation, severance or other benefit agreement, arrangement or understanding between the Company or a Company Subsidiary and any of its or their current or former officers, directors or employees to be approved as an employment compensation arrangement and to satisfy the requirements of the non-exclusive safe-harbor set forth in Rule 14d-10(d) under the Exchange Act.

3.21   Financial Advisor.

(a)  The Company Board of Directors has received the opinion of UBS Securities LLC to the effect that, as of the date of such opinion, the consideration to be received in the Offer and the Merger, taken together, by the holders of the Company Common Stock (other than as set forth in such opinion) is fair, from a financial point of view, to such holders.  The Company shall forward to Parent, solely for informational purposes, a copy of the written version of such opinion promptly after receipt thereof by the Company.

(b) Other than UBS Securities LLC, no broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Company, or any action taken by the Company.  The Company previously has provided or made available to Parent a copy of the UBS Securities LLC engagement letter, and the fees set forth therein are the only fees payable to UBS Securities LLC.

3.22   Information in the Offer Documents and the Schedule 14D-9.   The information supplied by the Company expressly for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to statements made in the Schedule 14D-9 based on information furnished by Parent or Sub expressly for inclusion therein.

3.23   Information in the Proxy Statement.   The Proxy Statement, if any, (and any amendment thereof and supplement thereto) at the date mailed to the Company’s stockholders and at the time of any meeting of the Company stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Sub expressly for inclusion in the Proxy Statement.  The Proxy Statement, as to information supplied by the Company for inclusion therein, will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

SECTION 4—REPRESENTATIONS AND WARRANTIES OF PARENT

Parent and Sub hereby make the following representations and warranties to the Company:

4.1   Organization.   Parent is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts.   Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.  All of the issued and outstanding capital stock of Sub is validly issued, fully paid and non-assessable and is owned, beneficially and of record, by Parent, free and clear of any claim, lien, encumbrance or agreement with respect thereto.  Except for obligations and liabilities incurred in connection with its incorporation and the transactions contemplated by this Agreement, Sub has not and will not have incurred, directly or indirectly, any material obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

4.2   Authority to Execute and Perform Agreement.

(a)  Parent and Sub have the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder and the transactions contemplated hereby.  The Board of Directors of each of Parent and Sub has approved this Agreement and the transactions contemplated hereby.  No approval by Parent’s shareholders or Sub is required to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation, enforceable against them in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b) The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby will not (i) violate any provision of the charter or by-laws of Parent or Sub, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, require any notice or action under, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Parent or Sub is a party or to which either of them or any of their respective assets or properties is bound or subject, (iii) violate any Law applicable to Parent or Sub or by which any of their respective assets or properties is bound, (iv) violate any governmental permit, (v) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body, excluding from the foregoing clauses (ii), (iii), (iv) and (v) violations, conflicts breaches, modifications and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated hereby.

4.3   Information in the Offer Documents.   The information supplied by either of Parent or Sub expressly for inclusion or incorporation by reference in the Offer Documents or the Schedule TO will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Schedule TO will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that neither of Parent or Sub makes any representation or warranty with respect to statements made in the Schedule TO based on information furnished by the Company expressly for inclusion therein.

4.4   Information in the Proxy Statement.   The Proxy Statement, if any (and any amendment thereof and supplement thereto), at the date mailed to the Company’s stockholders and at the time of any meeting of the Company stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by either of Parent or Sub other than with respect to statements made therein based on information supplied by the Company expressly for inclusion in the Proxy Statement. The Proxy Statement, as to information supplied by either of Parent or Sub for inclusion therein, will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

4.5   Sub.   Sub is duly organized, validly existing and in good standing as a Delaware corporation.   Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

4.6   Financing.   Parent currently has, and Parent will cause Sub to have, (i) upon the consummation of the Offer, sufficient unrestricted funds to pay in full for all shares of Company Capital Stock validly tendered into the Offer, subject to the terms and conditions of the Offer and this Agreement and (ii) at the Effective Time, sufficient unrestricted funds to pay in full the Merger Consideration, subject to the terms and conditions of this Agreement.

4.7   Ownership of Company Common Stock.   On the date hereof, Parent and Sub own no shares of Company Capital Stock, and (other than as provided herein) own no additional rights to purchase Company Capital Stock through any option from any other person.

4.8   Litigation.   Except as set forth in the reports and documents required to be filed by Parent with the SEC since January 1, 2007, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Parent, threatened against Parent or Sub, or any of their officers or directors (in their capacity as such) that individually or in the aggregate would reasonably be expected to prevent, enjoin, alter or delay the Offer or the Merger.

4.9   Financial Advisor.   Parent, and not the Company, shall be liable for any fee or other commission payable to any broker, finder, agent or similar intermediary engaged by Parent or Sub in connection with the transactions contemplated hereby, including Banc of America Securities LLC.

SECTION 5—COVENANTS AND AGREEMENTS

5.1   Conduct of Business.   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each Company Subsidiary shall, except to the extent that Parent shall otherwise consent in writing and except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule, carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws and regulations, pay its debts and Taxes when due, subject to good faith disputes over such debts and Taxes, and pay or perform other material obligations when due.  Without limiting the generality of the foregoing, without the prior written consent of Parent and except as otherwise specifically provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall observe the following covenants:

(a)   Affirmative Covenants Pending Closing.   The Company shall:

(i)   Preservation of Personnel.   Use its reasonable commercial efforts to preserve intact and keep available the services of present employees of the Company and the Company Subsidiaries;

(ii)   Insurance.   Use reasonable commercial efforts to keep in effect casualty, product liability, workers’ compensation and other insurance policies in coverage amounts substantially similar to those in effect at the date of this Agreement;

(iii)   Preservation of the Business; Maintenance of Properties, Contracts.   Use reasonable efforts to preserve the business of the Company, to develop, commercialize and pursue regulatory approvals for the Company’s product candidates and products and to advertise, promote and market the products of the Company and the Company Subsidiaries, and use reasonable commercial efforts to keep the Company’s properties substantially intact, to preserve its goodwill and business, to maintain all physical properties in such operating condition as will permit the conduct of the Company’s business on a basis consistent with past practice, and to perform and comply in all material respects with the terms of the contracts referred to in Section 3.11.

(iv)   Intellectual Property Rights.   Use its reasonable best efforts to preserve and protect the Proprietary Rights;

(v)   Company Options and Warrants.   Take all reasonable actions necessary with respect to Company Options and Company Warrants to effectuate the terms of this Agreement, provided, however, that Parent shall have the right to approve any agreements to modify material terms of the underlying instruments (such approval not to be unreasonably withheld, delayed or conditioned); and

(vi)   Regulatory Matters.   Notify and consult with Parent promptly (A) after receipt of any material communication from any Governmental Entity or inspections of any manufacturing or clinical trial site and before giving any material submission to a Governmental Entity, and (B) prior to making any material change to a study protocol, adding new trials, making any material change to a manufacturing plan or process, or making a material change to the development timeline for any of its product candidates or programs.

(b)   Negative Covenants Pending Closing.   The Company shall not:

(i)   Disposition of Assets.   Sell or transfer, or mortgage, pledge, lease, license or otherwise encumber any of its assets, including its Proprietary Rights, other than sales or transfers in the ordinary course of business and in amounts not exceeding, in the aggregate, $100,000;

(ii)   Liabilities.   Incur any indebtedness for borrowed money in excess of $100,000 in the aggregate or incur any obligation or liability or enter into any contract or commitment involving potential payments to or by the Company or any Company Subsidiary, other than in the ordinary course of business consistent with past practice, in an amount aggregating in excess of $250,000;

(iii)   Compensation.   Change the compensation payable to any officer, director, employee, agent or consultant, or enter into any employment, severance, retention or other agreement or arrangement with any officer, director, employee, agent or consultant of the Company or a Company Subsidiary, or adopt, or increase the benefits (including fringe benefits) under, any employee benefit plan or otherwise, except (A), in each case, as required by Law or in accordance with existing agreements disclosed in the Company Disclosure Schedule and (B), in the case of compensation for employees, agents or consultants who are not officers or directors, in the ordinary course of business consistent with past practice; or make any loans to any of its directors, officers or employees, agents or consultants, or make any change in its existing borrowing or lending arrangements for or on behalf of any such persons pursuant to an employee benefit plan or otherwise;

(iv)   Capital Stock.   Make any change in the number of shares of its capital stock authorized, issued or outstanding or grant or accelerate the exercisability of any option, warrant or other right to purchase, or convert any obligation into, shares of its capital stock, declare or pay any dividend or other distribution with respect to any shares of its capital stock, sell or transfer any shares of its capital stock, or redeem or otherwise repurchase any shares of its capital stock; provided, however, the foregoing limitations shall not apply in connection with (1) the payment (which shall be in cash) of any dividends required to made under the Company’s certificate of incorporation, as in effect on the date hereof (including, without limitation, under Section 7 of that certain Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on or about May 7, 2002) and (2) the conversion or exercise of convertible securities outstanding on the date of this Agreement and disclosed in this Agreement or in the Company Disclosure Schedule, including, without limitation, the issuance of shares of Company Common Stock upon the exercise of Company Warrants and/or Company Options;

(v)   Charter, By Laws, Directors and Officers.   Cause, permit or propose any amendments to the certificate of incorporation or by-laws of the Company or any Company Subsidiary or elect or appoint any new directors or officers;

(vi)   Acquisitions.   Make, or permit to be made, any material acquisition, lease, investment, or capital contribution outside the ordinary course of business consistent with past practice;

(vii)   Capital Expenditures.   Authorize any single capital expenditure in excess of $100,000 or capital expenditures which in the aggregate exceed $250,000;

(viii)   Accounting Policies.   Except as may be required as a result of a change in Law or in generally accepted accounting principles, change any of the accounting practices or principles used by it or restate, or become obligated to restate, the financial statements included in the Company 10-K or Company 10-Qs;

(ix)   Taxes.   Make any material Tax election or settle or compromise any material Federal, state, local or foreign Tax liability, change annual tax accounting period, change any material method of Tax accounting, enter into any closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

(x)   Legal.   Commence, settle or compromise any pending or threatened suit, action or claim which (A) is material to the Company or any Company Subsidiary or which relates to the transactions contemplated hereby, (B) would involve restrictions on the business activities of the Company or any Company Subsidiary, or (C) would involve the issuance of Company securities;

(xi)   Extraordinary Transactions.   Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries (other than the Offer and Merger); amend, alter, or terminate the Company Rights Agreement, except as contemplated by Section 3.20(c); or take any action to render inapplicable, or to exempt any person from the provisions of the DGCL or any other Law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock, except as contemplated by this Agreement;op

(xii)   Payment of Indebtedness.   Pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet included in the Company 10-Qs or incurred in the ordinary course of business since that date;

(xiii)   Loans and Advances.   Make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned subsidiaries of the Company or customary advances to employees for travel and business expenses in the ordinary course of business);

(xiv)   WARN Act.   Effectuate a “plant closing” or “mass layoff,” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 or effectuate any similar action under any foreign Law;

(xv)   New Agreements/Amendments.   Except as contemplated in this Agreement, enter into or modify, or permit a Company Subsidiary to enter into or modify, any material license, development, research, or collaboration agreement, lease or other contract with any other person;

(xvi)   Confidentiality and Non-Competition Agreements.   Modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement or non-competition agreement to which the Company is a party;

(xvii)   Obligations.   Obligate itself to do any of the foregoing.

(c)   Advice of Changes.   The Company shall promptly advise Parent orally and in writing of any change or event that has had or would reasonably be expected to have a Company Material Adverse Effect.

5.2   No Solicitation.

(a)  Each of the Company and its Representatives (as defined below) has ceased and caused to be terminated all existing solicitations, initiations, encouragements, discussions, negotiations and communications with any persons or entities with respect to any offer or proposal or potential offer or proposal relating to any transaction or proposed transaction or series of related transactions, other than the transactions contemplated hereby, involving:  (A) any acquisition or purchase from the Company by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a twenty percent (20%) interest in the Company Common Stock or the Company Convertible Preferred Stock or any of voting securities of the Company Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning twenty percent (20%) or more of the total outstanding voting securities of the Company or any of its Subsidiaries, (B) any consolidation, business combination, merger or similar transaction involving the Company; (C) any sale, lease, exchange, transfer, license, acquisition or disposition of assets of the Company or its Subsidiaries (including for this purpose the outstanding equity securities of the Company’s Subsidiaries) for consideration equal to twenty percent (20%) or more of the market value of all of the outstanding shares of Company Common Stock on the last trading day prior to the date of this Agreement; or (D) any recapitalization, restructuring, liquidation or dissolution of the Company (each of clauses (A)-(D), an “Acquisition Proposal”).  Except as provided in Section 5.2(b) or (c), from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not and shall not authorize or permit its officers, directors, employees, investment bankers, attorneys, accountants or other agents or those of its subsidiaries (collectively, “Representatives”) to directly or indirectly (i) initiate, solicit or knowingly encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent or any of its affiliates or representatives) relating to any Acquisition Proposal or grant any waiver or release under any standstill or other agreement.  Notwithstanding the foregoing, nothing contained in this Section 5.2 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (x) taking and disclosing to the Company’s stockholders its position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (y) making such disclosure to the Company’s stockholders as in the good faith judgment of the Company Board of Directors, after receipt of advice from outside legal counsel, is required under applicable Law and that the failure to make such disclosure would cause the Company Board of Directors to violate its fiduciary duties to the Company’s stockholders under applicable Law.

(b) Notwithstanding the foregoing, prior to the acceptance of shares of Company Capital Stock pursuant to the Offer (the “Acceptance Date”), the Company and its Representatives may furnish information concerning its business, properties or assets to any person pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement and may negotiate and participate in discussions and negotiations with such person concerning an Acquisition Proposal if, but only if, such person has, in the absence of any violation of this Section 5.2 by the Company, submitted a bona fide written proposal to the Company relating to any such Acquisition Proposal which the Board of Directors determines in good faith, after consultation with its financial advisor, is or is reasonably expected to lead to a Superior Proposal (as defined below).  The Company shall promptly (and in any case within 24 hours) notify Parent (i) of each such Superior Proposal, which notice shall include a copy of such Superior Proposal and (ii) upon receipt of any inquiries, proposals or offers received by, any request for information from, or any discussions or negotiations sought to be initiated or continued with, the Company, any of the Company Subsidiaries or the Representatives concerning an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal and disclose the identity of the other party and the material terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials and (iii) provide Parent with copies of all written materials provided by the Company to such party.  The Company will keep Parent informed on a reasonably prompt basis (and, in any case, within 24 hours of any significant development) of the status and details (including amendments and proposed amendments) of any such Superior Proposal or other inquiry, offer, proposal or request.  The Company shall promptly, following a determination by the Company Board of Directors that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.  For purposes of this Agreement, a “Superior Proposal” is an Acquisition Proposal for 100% of the outstanding Company Capital Stock that involves consideration to the holders of shares of Company Capital Stock that is superior to the consideration offered to such holders pursuant to the Offer and the Merger and that otherwise represents a superior transaction to the Offer and the Merger.

(c)  Except as set forth herein, neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the transactions contemplated by this Agreement to Parent or Sub, the approval or recommendation by the Company Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal (any action referred to in the foregoing clauses (i) and (ii) being referred to as an “Adverse Recommendation Change”) or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the Acceptance Date, the Company Board of Directors may (subject to the terms of this and the following two sentences) effect an Adverse Recommendation Change at any time after (x) it has concluded in good faith, after receipt of advice from outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the Company’s stockholders, (y) the third (3rd) business day following the Company’s delivery to Parent of written notice advising Parent that the Company Board of Directors has received a Superior Proposal (which notice shall include a copy of such Superior Proposal) and identify the Person making such Superior Proposal and advising Parent that the Company intends to effect an Adverse Recommendation Change, and (z) during such three (3) business day period, the Company has provided the Parent the opportunity to make such adjustments in the terms and conditions of this Agreement as would enable the Board of Directors of Company to proceed with its recommendation of the Offer and Merger to stockholders without making an Adverse Recommendation Change; provided, however, that any such adjustments shall be at the discretion of Parent and Sub at such time.  Any Adverse Recommendation Change shall not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other state Law to be inapplicable to the transactions contemplated by this Agreement, including each of the Offer and the Merger or by the tender and voting Agreements with Principal Shareholders.

(d) The Company shall promptly (but in no event later than two (2) business days after the date of this Agreement) demand that each individual or entity that has executed a confidentiality agreement in connection with potential Acquisition Proposal return (or destroy, to the extent permitted by the terms of the applicable confidentiality agreement) all confidential information furnished to such individual or entity by or on behalf of the Company or a Company Subsidiary.

5.3   401(k).   Except with the prior written consent of the Parent, during the period from the date of this Agreement to the Effective Time, the Company shall not (i) make any discretionary contribution to the Company’s 401(k) plan, other than employer matching contributions at the rate in effect immediately prior to the date of this Agreement, or (ii) make any required contribution to the Company’s 401(k) plan in Company Common Stock.  If requested by the Parent in writing, the Company shall terminate the Company’s 401(k) plan immediately prior to the scheduled expiration date of the Offer.

SECTION 6—ADDITIONAL AGREEMENTS

6.1   Proxy Statement.   If required by the Exchange Act, the Company shall, as soon as practicable following the expiration of the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company, Parent and Sub shall use their reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto.  The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement.  If at any time prior to receipt of the adoption of this Agreement by the required vote of the holders of the outstanding shares of Company Capital Stock (the “Company Shareholder Approval”) there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement.  The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.  The Company shall use its best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after filing with the SEC.  Subject to the terms and conditions of this Agreement, the Proxy Statement shall contain the recommendation of the Company Board of Directors in favor of the Merger.

6.2   Meeting of Stockholders of the Company.   The Company shall, as soon as practicable following the expiration of the Offer and the purchase of the shares of Company Capital Stock pursuant thereto, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of seeking the Company Shareholder Approval.  The Company shall, through the Company Board of Directors, recommend to its stockholders that they give the Company Shareholder Approval.  Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of Company Common Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with the DGCL.

6.3   Access to Information.   Prior to the Effective Time, Parent shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of the Company and the Company Subsidiaries as is reasonably necessary or appropriate in connection with Parent’s investigation of the Company with respect to the transactions contemplated hereby.  Any such investigation and examination shall be conducted at reasonable times during business hours upon reasonable advance notice and under reasonable circumstances so as to minimize disruption to or impairment of the Company’s business and the Company shall cooperate fully therein.  No investigation by Parent shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement.  In order that Parent may have full opportunity to make such investigation, the Company shall furnish the representatives of Parent during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.  The information and documents so provided shall be subject to the terms of the Confidentiality Agreement.

6.4   Public Disclosure.   The initial press release concerning the Offer and the Merger shall be a joint press release and, thereafter, so long as this Agreement is in effect, neither Parent, Sub nor the Company will disseminate any press release or other announcement concerning the Merger, the Offer or this Agreement or the other transactions contemplated by this Agreement (other than a press release or other announcement that relates to a Superior Proposal) to any third party, except as may be required by Law or by any listing agreement with NASDAQ, without the prior consent of each of the other parties hereto, which consent shall not be unreasonably withheld or delayed.  The parties have agreed to the text of the joint press release announcing the execution of this Agreement.  Notwithstanding the foregoing, without prior consent of the other party, each party (a) may communicate information that is not confidential to the other party with financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable Law and (b) may disseminate material substantially similar to material included in a press release or other document previously approved for external distribution by the other parties.  Each party agrees to promptly make available to the other parties copies of any written communications made without prior consultation with the other parties.

6.5   Regulatory Filings; Reasonable Efforts.

(a)  As promptly as practicable after the date hereof, each of Parent, Sub and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with the Offer, the Merger and the other transactions contemplated hereby, including, without limitation: (i) Notification and Report Forms with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) as required by the HSR Act, (ii) filings required by the merger notification or control Laws of any applicable jurisdiction, as agreed by the parties hereto, and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other applicable Laws or rules and regulations of any Governmental Entity relating to the Offer and the Merger.  Each of Parent and the Company will cause all documents that it is responsible for filing with any Governmental Entity under this Section 6.5(a) to comply in all material respects with all applicable Laws and rules and regulations of any Governmental Entity.

(b) Each of Parent, Sub, and the Company shall promptly supply the other with any information which may be reasonably required in order to effectuate any filings or application pursuant to Section 6.5(a).

(c)  Each of Parent, Sub and the Company will notify the others promptly upon the receipt of:  (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any applicable Laws and rules and regulations of any Governmental Entity.  Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.5(a), Parent, Sub or the Company, as the case may be, will promptly inform the others of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(d) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated hereby, including complying in all material respects with all applicable Laws and with all rules and regulations of any Governmental Entity and using its reasonable best efforts to accomplish the following:  (i) the causing of all the conditions set forth in Section 7 and in Annex I hereto to be satisfied and to consummate and make effective the Offer, the Merger and the other transactions contemplated hereby, (ii) the obtaining of all reasonably requested actions or nonactions, waivers, consents, clearances, approvals, orders and authorizations from Governmental Entities and the making of all reasonably requested registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), (iii) the obtaining of all reasonably requested consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated hereby, and to carry out fully the purposes of, this Agreement.  In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement or any of the other transactions contemplated hereby, use all reasonable best efforts to ensure that the Offer, the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger, this Agreement and the other transactions contemplated hereby.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and Sub shall use all reasonable best efforts to take, or cause to be taken, all such necessary actions.  Parent shall cause Sub to fulfill all Sub’s obligations under, and pursuant to, this Agreement.  The Company will use its reasonable best efforts to obtain any consent, approval, or waiver with respect to the Select Agreements such that no party will have a reasonable basis to maintain that the representations and warranties in Section 3.11(a)(ii) are not true and correct.  Nothing in this Agreement shall require Parent, the Surviving Corporation or any other subsidiary of Parent to sell, hold separate, license or otherwise dispose of any assets or conduct their business in a specified manner, or agree or proffer to sell, hold separate, license or otherwise dispose of any assets or conduct their business in a specified manner, or permit or agree to the sale, holding separate, licensing or other disposition of, any assets of Parent, the Surviving Corporation or any other subsidiary of Parent or the Company, whether as a condition to obtaining any approval from, or to avoid potential litigation or administrative action by, a Governmental Entity or any other person or for any other reason.  Until this Agreement is terminated in accordance with Section 8.1, Parent shall have the right to participate in the defense of any action, suit or proceeding instituted or threatened against the Company (or any of its directors or officers) before any court or governmental or regulatory body, to restrain, modify or prevent the consummation of the transactions contemplated hereby, or to seek damages or discovery in connection with such transactions.

6.6   Notification of Certain Matters.   Each party shall give prompt notice to the other parties of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty made by such party in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any condition set forth in Annex I that is unsatisfied in any material respect at any time from the date hereof to the date the Sub purchases shares of Company Capital Stock pursuant to the Offer (except to the extent it refers to a specific date), and (iii) any material failure of such party or any of its representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties, the conditions to the obligations of the parties under this Agreement or the remedies available to the party receiving such notification.

6.7   Indemnification.

(a)  Parent agrees that any rights to indemnification or exculpation now existing in favor of the directors or officers of the Company and the directors or officers of each Company Subsidiary (the “Indemnified Parties” and, each, an “Indemnified Party”) as provided in their respective organizational documents, in effect as of the date hereof, with respect to matters occurring at or prior to the Acceptance Date shall survive the Merger and shall continue in full force and effect for a period of six (6) years after the Acceptance Date, and Parent guarantees any such obligations of the Surviving Corporation.  During such period, Parent shall not, nor shall it permit the Surviving Corporation to, amend, repeal or otherwise modify such provisions for indemnification in any manner that would materially and adversely affect the rights thereunder of individuals who at any time on or prior to the Acceptance Date were directors or officers of the Company or directors or officers of any of Company Subsidiary in respect of actions or omissions occurring at or prior to the Acceptance Date (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law; provided, however, that in the event any claim or claims are asserted or made either prior to the Acceptance Date or within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

(b) At or prior to the Acceptance Date, the Company shall purchase an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverages or insurance policies that provide coverage similar to the coverage provided under the Company’s existing directors’ and officers’ liability insurance coverages or insurance policies for the Company’s directors and officers in a form acceptable to the Company that shall provide such directors and officers with coverage for six (6) years following the Acceptance Date of not less than the existing coverage and have other terms not materially less favorable to, the insured Persons than the directors’ and officers’ liability insurance coverages or insurance policies presently maintained by the Company; provided, however, that the aggregate cost of such endorsement (the “Premium Price”) shall not exceed $1.80 million, and in the event that the Premium Price is insufficient for such coverage, the Company shall purchase the maximum amount of coverage that is available for such amount; and provided, further, however, that prior to purchasing any such endorsement with a Premium Price equal or exceeding $1.35 million, the Company shall afford Parent the opportunity to purchase a substitute policy with the same coverage limits and substantially similar terms as in the endorsement proposed to be purchased by the Company from a reputable insurance carrier with a substantially similar credit rating as the insurance carrier from which the Company proposes to purchase such policy.  Parent shall, and shall cause the Surviving Corporation not to, take actions to cancel such endorsement or dishonor any obligations of Parent or the Surviving Corporation thereunder.

(c)  The obligations under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7 applies shall be third party beneficiaries of this Section 6.7 and shall be entitled to enforce the covenants contained herein).

(d) In the event Parent, Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.7.

6.8   Consents and Approvals.   Each of the Company, Parent and Sub will take all reasonable actions necessary to (i) comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby, (ii) promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this Agreement and the transactions contemplated hereby and (iii) take and cause its respective subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub the Company or any of their subsidiaries in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement (collectively, the “Requisite Approvals”).

6.9   Additional Agreements.   Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable Laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to satisfy the conditions to the Offer and make effective the Merger and the other transactions contemplated by this Agreement.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

6.10   Directors.

(a)  Promptly upon the first acceptance for payment of, and payment by Sub for, any shares of Company Common Stock which represent at least a majority of the issued and outstanding shares of Company Common Stock (which assumes the exercise or conversion of all vested options, rights and securities exercisable or convertible into shares of such class) pursuant to the Offer, Parent shall be entitled to designate such number of directors on the Company Board of Directors as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board of Directors equal to at least that number of directors, rounded up to the next whole number, which is the product of (x) the total number of directors on the Company Board of Directors (giving effect to the directors elected pursuant to this sentence) multiplied by (y) the percentage that (I) such number of shares of Company Common Stock so accepted for payment and paid for by Sub plus the number of shares of Company Common Stock otherwise owned by Parent, Sub or any other subsidiary of Parent bears to (II) the number of such shares of Company Common Stock outstanding, and the Company shall, at such time, cause Parent’s designees to be so elected; provided, however, that in the event that Parent’s designees are appointed or elected to the Company Board of Directors, until the Effective Time the Company Board of Directors shall have at least three directors who are directors on the date of this Agreement and who are not officers of the Company (the “Independent Directors”); and provided further that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who are not officers or affiliates of the Company, Parent or Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.  At such time, the Company shall, upon Parent’s request, also cause persons elected or designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of (i) each committee of the Company Board of Directors of Directors, (ii) each board of directors (or similar body) of each of the Company’s Subsidiaries, and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable Law or the rules of any stock exchange on which the Company Common Stock is listed.  Subject to applicable Law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub’s designees).  In connection with the foregoing, the Company shall promptly, at the option of Sub, either increase the size of the Company Board of Directors or obtain the resignation of such number of its current directors, or both, as is necessary to enable Sub’s designees to be elected or appointed to the Company Board of Directors as provided above.

(b) Notwithstanding anything in this Agreement to the contrary, if Parent’s designees constitute a majority of the Company Board of Directors after the acceptance for payment of shares of Company

Capital Stock pursuant to the Offer and prior to the Effective Time, then the affirmative vote of a majority of the Independent Directors (or if only one exists, then the vote of such Independent Director) shall be required to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company’s rights, benefits or remedies hereunder, if such action would materially and adversely affect holders of shares of Company Capital Stock other than Parent or Sub, (iii) amend the certificate of incorporation or by-laws of the Company, or (iv) take any other action of the Company Board of Directors under or in connection with this Agreement or the transactions contemplated hereby; provided, however, that if there shall be no Independent Directors as a result of such persons’ deaths, disabilities or refusal to serve, then such actions may be effected by majority vote of the entire Company Board of Directors.

SECTION 7—CONDITIONS PRECEDENT TO THE OBLIGATION OF PARTIES TO
CONSUMMATE THE MERGER

7.1   Conditions to Obligations of Each Party to Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or written waiver at or prior to the Closing Date of the following conditions:

(a)   Stockholder Approval.   The Merger and this Agreement shall have been approved and adopted by the requisite vote of the holders of the shares of Company Capital Stock, to the extent required pursuant to the requirements of the certificate of incorporation and the DGCL.

(b)   Statutes; Court Orders.   No statute, rule, executive order or regulation shall have been enacted, issued, enforced or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing consummation of the Merger.

SECTION 8—TERMINATION, AMENDMENT AND WAIVER

8.1   Termination.   This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Effective Time, whether before or after stockholder approval thereof:

(a)    By mutual written consent of Parent and the Company duly authorized by the Board of Directors of the Parent and the Company Board of Directors; or

(b)   By either Parent or the Company: (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, and such order, decree or ruling or other action shall have become final and non-appealable, or there shall exist any statute, rule or regulation, in each case, permanently restraining, enjoining or otherwise prohibiting (collectively, “Restraints”) the consummation of any of the transactions contemplated hereby; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i) shall have used reasonable best efforts to prevent the entry of and to remove such Restraints; or (ii) if the Merger has not been consummated by December 31, 2007 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to be consummated by such date; or

(c)    By Parent if, prior to the purchase of shares of Company Capital Stock pursuant to the Offer, there has been a breach by the Company of or inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in this Agreement, which breach or inaccuracy has resulted in the conditions set forth in paragraphs (c) or (f) Annex I not being satisfied (and such breach or inaccuracy has not been cured or such condition has not been satisfied within thirty (30)

days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured or such condition is not reasonably capable of being satisfied within such period); or (ii) due to an occurrence or circumstance that has resulted in a failure to satisfy any condition set forth in Annex I hereto, Sub shall have allowed the Offer to terminate, without having accepted any shares of Company Capital Stock for payment thereunder, unless such occurrence or circumstance shall have been caused by or resulted from the failure of Parent or Sub to perform, in any material respect, any of their covenants or agreements contained in this Agreement, or the material breach by Parent or Sub of any of their representations or warranties contained in this Agreement; or

(d)   By the Company if, prior to the purchase of shares of Company Capital Stock pursuant to the Offer, there has been a breach by Parent or Sub of any representation, warranty, covenant or other agreement contained herein, or if a representation or warranty of Parent or Sub shall have become untrue, which situation in any case (i) would result in any of the representations and warranties of Parent and Sub set forth in this Agreement not being true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or similar terms set forth therein) except where the failure to be so true and correct does not have, and would not reasonably be expected to have, or would result in a failure by Parent or Sub to perform in all material respects its obligations and covenants required to be performed by it under this Agreement and (ii) has not been cured within 30 days following notice by the Company or, if the Termination Date is less than 60 days from the notice by the Company, has not been or cannot reasonably be expected to be cured by the Termination Date; or

(e)    By Parent, at any time prior to the purchase of the shares of Company Capital Stock pursuant to the Offer, if (i) the Company Board of Directors shall have (A) effected an Adverse Recommendation Change, (B) recommended to the Company’s stockholders any proposal other than by Parent or Sub in respect of an Acquisition Proposal, or publicly announced its intention to enter into any agreement in respect of any Acquisition Proposal, (C) failed to publicly reaffirm its recommendation of this Agreement or the Offer within two (2) business days of Parent’s request, or (D) failed to recommend against, or taken a neutral position with respect to, a tender or exchange offer related to an Acquisition Proposal in any position taken pursuant to Rules 14d-9 and 14e-2 under the Exchange Act; or (ii) after receiving an Acquisition Proposal, the Company shall have materially, knowingly and intentionally violated or breached any of its obligations under Section 5.2 with respect to such Acquisition Proposal; or

(f)    At any time prior to the purchase of the shares of Company Capital Stock pursuant to the Offer, by the Company, if the Company has received a Superior Proposal, which, after giving effect to all of the adjustments that may be offered by Parent pursuant to Section 5.2, the Company Board of Directors determines in good faith (after consultation with its financial advisors) continues to constitute a Superior Proposal, provided the Company shall not have materially, knowingly and intentionally violated or  breached any of its obligations under Section 5.2 with respect to such Superior Proposal.

8.2   Effect of Termination.

(a)  Any termination of this Agreement under Section 8.1 hereof will be effective immediately upon the delivery of a written notice of the terminating party to the other party hereto and, if then due, payment of the Termination Fee.  In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become null and void and be of no further force or effect and there shall be no liability on the part of Parent, Sub or the Company (or any of their respective directors, officers, employees, stockholders, agents or representatives), except as set forth in the last sentence of Section 6.3, Section 8 and Section 9, each of which shall remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from liability for fraud or the knowing and intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(b) If Parent shall have terminated this Agreement pursuant to Section 8.1(e), the Company shall promptly pay Parent a termination fee (the “Termination Fee”) of $9 million.  If the Company intends to terminate this Agreement pursuant to Section 8.1(f), it shall, in connection with and as a condition to such termination, pay Parent the Termination Fee.  If Parent terminates this Agreement pursuant to Section 8.1(c) due to a knowing and intentional breach by the Company, and prior to such time an Acquisition Proposal has been made, then the Company shall pay Parent the Termination Fee at the closing of a transaction relating to an Acquisition Proposal provided such closing occurs within twelve (12) months after the termination date.  If Parent shall have terminated this Agreement pursuant to Section 8.1(e), the Company shall pay to Parent the Termination Fee promptly, but in no event later than two (2) business days after the date of receipt of Parent’s termination notice.  All amounts due hereunder shall be payable by wire transfer in immediately available funds to such account as Parent may designate in writing to the Company.  If the Company fails to promptly make any payment required under this Section 8.2(b) and Parent commences a suit to collect such payment, the Company shall indemnify Parent for its fees and expenses (including attorneys fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime rate of Bank of America (or its successors or assigns) in effect on the date the payment was payable pursuant to this Section 8.2(b).

8.3   Fees and Expenses.   Except as set forth in Section 8.2, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.  The Company will provide for the transfer, on the Acceptance Date, to UBS Securities LLC, of a cash amount sufficient to pay in full amounts due and payable to UBS Securities LLC in connection with the Offer and the Merger.

8.4   Amendment.   Subject to applicable Law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, but after the purchase of shares of Company Capital Stock pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration and, after the approval of this Agreement by the stockholders, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.5   Waiver.   At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided, that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

SECTION 9—MISCELLANEOUS

9.1   No Survival.   None of the representations and warranties contained herein shall survive the Effective Time.

9.2   Notices.   Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or by electronic mail, or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

(a)	if to Parent or Sub, to:

Genzyme Corporation
500 Kendall Street
Cambridge, Massachusetts 02142
Attn: Earl M. Collier, Jr.
	Telephone:	(617)-252-7500
	Facsimile:	(617)-252-7600
	Email:	duke.collier@genzyme.com
with a copy to:
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Attn: Paul M. Kinsella
Email: paul.kinsella@ropesgray.com
	Telephone:	(617) 951-7921
	Facsimile:	(617) 235-0822
(b)	if to the Company, to:
Bioenvision, Inc.
345 Park Avenue
41st Floor
New York, New York 10154
Attn: Chief Executive Officer
	Telephone:	(212) 750-6700
	Facsimile:	(212) 750-6777
	Email:	ChrisWood@bioenvision.com
with a copy to:
Goodwin Procter LLP
53 State Street
Exchange Place
Boston, MA 02109
	Attn:	Christopher J. Denn
	Telephone:	(617) 570-8717
	Facsimile:	(617) 523-1231
	Email:	cdenn@goodwinprocter.com

Attn:	James R. Kasinger
Telephone:	(617) 570-1104
Facsimile:	(617) 523-1231
Email:	jkasinger@goodwinprocter.com

Any party may by notice given in accordance with this Section 9.2 to the other parties designate updated information of notices hereunder.

9.3   Entire Agreement.   This Agreement contains the entire agreement among the parties with respect to the Offer, the Merger and related transactions, and supersedes all prior agreements, written or oral, among the parties with respect thereto, other than the Confidentiality Agreement and the tender and voting agreements with the Principal Shareholders.

9.4   Governing Law.   This Agreement and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, provided, however, that the Laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

9.5   Binding Effect; No Assignment; No Third-Party Beneficiaries.

(a)  This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Sub may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) to Parent and one or more direct or indirect wholly-owned subsidiaries of Parent, or (iii) to one or more direct or indirect wholly-owned subsidiaries of Parent (each, an “Assignee”). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees; provided, however, that in connection with any assignment to an Assignee, Parent and Sub (or the assignor) shall agree to remain liable for the performance by Parent and Sub (and such assignor, if applicable) of their obligations hereunder.  Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(b) Other than Section 6.7, which shall confer third party beneficiary rights to the parties identified therein, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Parent, Sub and the Company and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.6   Section Headings.   The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.

9.7   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.8   Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.  The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

9.9   Submission to Jurisdiction; Waiver.   Each of the Company, Parent and Sub irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the Commonwealth of Massachusetts and each of the Company, Parent and Sub hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.  Each of the Company, Parent and Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

9.10   Enforcement.   The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction without posting a bond or other undertaking restraining any violation or threatened violation of the provisions of this Agreement.  In the event that any action shall be brought in equity to enforce the provisions of the Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

9.11   Rules of Construction; Certain Definitions.

(a)  All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(b) For purposes of this Agreement, the term “Governmental Entity” shall mean any foreign or domestic arbitrator, court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government.

(c)  For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

9.12   No Waiver; Remedies Cumulative.   No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

9.13   Waiver of Jury Trial.   EACH OF PARENT, COMPANY AND SUB HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger under seal as of the date first stated above.

BIOENVISION, INC.

By:	Christopher B. Wood
	Name:	Christopher B. Wood
	Title:	Chairman & Chief Executive Officer

GENZYME CORPORATION

By:	Peter Wirth
	Name:	Peter Wirth
	Title:	Executive Vice President, Chief Legal Officer and Secretary

WICHITA BIO CORPORATION

By:	Peter Wirth
	Name:	Peter Wirth
	Title:	Vice President and Secretary

[Signature Page to Agreement and Plan of Merger]

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to Agreement and Plan of Merger (this “Amendment”) is made as of August 8, 2007, by and among Genzyme Corporation, a Massachusetts corporation (“Parent"), Wichita Bio Corporation, a Delaware corporation and a wholly owned subsidiary of Genzyme (“Sub”), and Bioenvision, Inc., a Delaware corporation (the “Company”).

WHEREAS, the parties have entered into that certain Agreement and Plan of Merger dated as of May 29, 2007 (the “Merger Agreement”), which provides that Sub be merged with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, the parties wish to amend the terms of the Merger Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    In the first sentence of Section 2.4 of the Merger Agreement, the phrase “Acceptance Date” is hereby deleted in its entirety and replaced with the phrase “Effective Time.”

2.    In the second sentence of Section 5.3 of the Merger Agreement, the phrase “scheduled expiration date” is hereby deleted in its entirety and replaced with the phrase “date scheduled for the Special Meeting.”

3.    Genzyme, Sub, and the Company each represents and warrants that it has full corporate power and authority to enter into this Amendment and that all corporate action on its part necessary to authorize this Amendment (other than the approval of the Merger (as defined in the Merger Agreement)), as contemplated by Section 8.4 of the Merger Agreement, has been taken.

4.    Except as expressly modified hereby, the Merger Agreement shall remain in full force and effect in accordance with its original terms.

5.    This Amendment and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

6.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.    The parties hereto acknowledge and agree that certain of the provisions of this Amendment address scrivener's errors in the Merger Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Agreement and Plan of Merger as of the date first stated above.

GENZYME CORPORATION

By:	Earl M. Collier, Jr.
Earl M. Collier, Jr.
Executive Vice President

WICHITA BIO CORPORATION

By:	Earl M. Collier, Jr.
Earl M. Collier, Jr.
President

BIOENVISION, INC.

By:	Christopher B. Wood
Christopher B. Wood
Chairman & Chief Executive Officer

Annex B

TENDER AND VOTING AGREEMENT

THIS TENDER AND VOTING AGREEMENT (this “Agreement”) dated May 29, 2007, is entered into between Genzyme Corporation, a Massachusetts corporation (“Parent”), Wichita Bio Corporation, a Delaware corporation and direct or indirect wholly owned subsidiary of Parent (“Sub”), and                                , (“Shareholder”), with respect to (i) the shares of common stock, par value $0.001 per share (the “Company Common Stock”), of Bioenvision, Inc. a Delaware corporation (the “Company”), (ii) the shares of the Company’s Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Company Convertible Preferred Stock”), (iii) all securities exchangeable, exercisable or convertible into Company Common Stock or Company Convertible Preferred Stock, and (iv) any securities issued or exchanged with respect to such shares of Company Common Stock or Company Convertible Preferred Stock, and upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or upon any other change in the Company’s capital structure, in each case whether now owned or hereafter acquired by the  Shareholder (collectively, the “Securities”).

W I T N E S S E T H:

WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, other than to lower the price to be paid in the Offer or Merger, the “Merger Agreement”) pursuant to which Sub has agreed to make a cash tender offer described therein and thereafter merge with and into the Company (the “Merger”) with the result that the Company becomes a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, Shareholder beneficially owns and has the power to dispose of the Securities set forth on Schedule I hereto and has the power to vote the shares of Company Common Stock or Company Convertible Preferred Stock set forth thereon;

WHEREAS, Parent and Sub desire to enter into this Agreement in connection with their efforts to consummate the acquisition of the Company; and

WHEREAS, capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Merger Agreement.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Certain Covenants.

1.1   Lock-Up.   Subject to Section 1.5, except as contemplated by the Merger Agreement, Shareholder hereby covenants and agrees that between the date hereof and the Termination Date, Shareholder will not (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote in any manner any of the Securities, or agree to do any of the foregoing, or (b) take any action which would have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.  Notwithstanding the foregoing, in connection with any transfer not involving or relating to any Acquisition Proposal (as defined in the Merger Agreement), Shareholder may transfer any or all of the Securities as follows: (i) in the case of a Shareholder that is an entity, to any subsidiary, partner or member of Shareholder, and (ii) in the case of an individual Shareholder, to Shareholder’s spouse, ancestors, descendants or any trust for any of their benefits or to a charitable trust; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, (x) each person to which any of such Securities or any interest in any of such Securities is or may be transferred (a) shall have executed and delivered to Parent and Sub a counterpart to this

Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement, and (b) shall have agreed in writing with Parent and Sub to hold such Securities or interest in such Securities subject to all of the terms and provisions of this Agreement, and (y) this Agreement shall be the legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms.

1.2   No Solicitation.   Between the date hereof and the Termination Date, except as otherwise permitted by Section 5.2 of the Merger Agreement, neither the Shareholder nor any director, officer, agent, representative, employee, affiliate or associate (collectively, “Representatives”) of Shareholder shall, directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal or of any other sale, transfer, pledge or other disposition or conversion of any of the Securities or of any of the other debt or equity securities of the Company, or (b) participate in or knowingly encourage any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, enter into any agreement with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or any other sale, transfer, pledge or other disposition or conversion of any of the Securities or of any of the other debt or equity securities of the Company, in any case, from, to or with any person other than Parent or Sub.  Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any such other parties conducted heretofore with respect to any of the foregoing.  Shareholder will notify Parent immediately if any party contacts the Shareholder following the date hereof (other than Parent and Sub) concerning any Acquisition Proposal or any other sale, transfer, pledge or other disposition or conversion of any of the Securities or of any of the other debt or equity securities of the Company.

1.3   Certain Events.   This Agreement and the obligations hereunder will attach to the Securities and will be binding upon any person to which legal or beneficial ownership of any or all of the Securities passes, whether by operation of Law or otherwise, including without limitation, the Stockholder’s successors or assigns.  This Agreement and the obligations hereunder will also attach to any additional shares of Company Common Stock or other Securities of the Company issued to or acquired by the Stockholder.

1.4   Grant of Proxy; Voting Agreement.

(a)  The Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities and hereby irrevocably appoints Parent as proxy for Shareholder to vote the Securities for Shareholder and in Shareholder’s name, place and stead, at any annual, special or other meeting or action of the shareholders of the Company, as applicable, or at any adjournment thereof or pursuant to any consent of the shareholders of the Company, in lieu of a meeting or otherwise, whether before or after the closing of the Offer (as defined in the Merger Agreement), for the adoption and approval of the Merger Agreement and the Merger.  The parties acknowledge and agree that neither Parent, nor Parent’s successors, assigns, subsidiaries, divisions, employees, officers, directors, shareholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees) and compensation of any kind or nature whatsoever to the Shareholder in connection with  or as a result of any voting by Parent of the Securities subject to the irrevocable proxy hereby granted to Parent at any annual, special or other meeting or action or the execution of any consent of the shareholders of the Company.  The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy, Parent may vote the Securities in furtherance of its own interests, and Parent is not acting as a fiduciary for the Shareholder.

(b) Notwithstanding the foregoing grant to Parent of the irrevocable proxy, if Parent elects not to exercise its rights to vote the Securities pursuant to the irrevocable proxy, Shareholder agrees to vote the Securities during the term of this Agreement in favor of or give its consent to, as applicable, a proposal to adopt and approve the Merger Agreement and the Merger as described in Section 1.4(a) at any annual, special or other meeting or action of the shareholders of the Company, in lieu of a meeting or otherwise.

(c)  This irrevocable proxy shall not be terminated by any act of the Shareholder or by operation of law, whether by the death or incapacity of the Shareholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which Shareholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership).  If between the execution hereof and the Termination Date, Shareholder should die or become incapacitated, or if any trust or estate holding the Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, certificates representing the Securities shall be delivered by or on behalf of Shareholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by the Parent hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not the Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

1.5   Tender of Securities.   Shareholder agrees, in exchange for the consideration described in the Merger Agreement, to tender the Securities to Sub in the Offer as soon as practicable following the commencement of the Offer, and in any event not later than five (5) business days following the commencement of the Offer, and Shareholder shall not withdraw any Securities so tendered unless the Offer is terminated.

1.6   Public Announcement.   Shareholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of Parent, except as may be required by Law, including any filings with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This Section 1.6 shall terminate and be null and void upon the earlier of (i) the Termination Date and (ii) consummation of the Merger.

1.7   Disclosure.   Shareholder hereby authorizes Parent and Sub to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the American Stock Exchange or any other national securities exchange and in the Offer Documents and, if necessary, the Proxy Statement (each as defined in the Merger Agreement), (including all documents and schedules filed with the SEC in connection with either of the foregoing), its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement.  Parent and Sub hereby authorize Shareholder to make such disclosure or filings as may be required by the SEC or the NASDAQ or any other national securities exchange.

1.8   Matters Pertaining to Company Convertible Preferred Stock.   Reference is hereby made to that certain Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock to the Company’s certificate of incorporation filed with the Secretary of State of the State of Delaware on or about May 7, 2002 (as originally adopted and as the same may have been or may be amended, modified, supplemented or restated from time to time in accordance with its terms, the “Certificate of Designations”).  With respect to any shares of Company Convertible Preferred Stock held (beneficially or of record) by the Shareholder, the Shareholder hereby irrevocably acknowledges and agrees with the following solely in connection with the Offer, the Merger and the other transactions contemplated by the Merger Agreement:  (i) the Offering constitutes a Deemed Liquidation (as defined in Section 5(c) of the Certificate of Designations) and such Shareholder irrevocably waives the right to receive any amounts under Section 5(a) of the Certificate of Designations; (ii) such Shareholder waives such Shareholder’s “opt out” right set forth in the second sentence of Section 5(c) of the Certificate of Designations; (iii) such Shareholder elects to receive the amounts payable with respect to such Shareholder’s shares of Company Convertible Preferred Stock under the Merger Agreement (and not the amounts described in clause (i) of the third sentence of Section 5(c) of the Certificate of Designations); (iv) such Shareholder waives the right to any notice under Section 5(d) of the Certificate of Designations; (v) such Shareholder waives the rights provided to such Shareholder under Section 6 of the Certificate of Designations; and (vi) such Shareholder consents to the Offer, the Merger and the other transactions contemplated by the Merger Agreement for all purposes under Section 9 of the Certificate of Designations.  The foregoing consents and waivers shall be irrevocable at all times prior to the Termination Date.

2.   Representations and Warranties of Shareholder.   Shareholder hereby represents and warrants to Parent and Sub, as of the date hereof and as of the date Sub purchases shares of Company Capital Stock pursuant to the Offer, that:

2.1   Ownership.   Shareholder has good and marketable title to, and is the sole legal and beneficial owner of the Securities, in each case free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, other than those arising under the securities laws or under the Company’s governance documents or under any Registration Rights Agreement between the Company and Shareholder (collectively, “Liens”).  At the time Sub purchases shares of Company Capital Stock pursuant to the Offer, Shareholder will transfer and convey to Parent or its designee good and marketable title to the shares of Company Capital Stock included in the Securities, free and clear of all Liens created by or arising through Shareholder.

2.2   Authorization.   Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to the Securities with no restrictions on its voting rights or rights of disposition pertaining thereto.  Shareholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.  If the Shareholder is married and the Securities constitute community property, this Agreement has been duly authorized, executed and delivered by the Shareholder’s spouse, and this Agreement is a legal, valid and binding agreement of the Shareholder’s spouse, enforceable against the Shareholder’s spouse in accordance with its terms.

2.3   No Violation.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require the Shareholder to file or register with, or obtain any permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity other than filings with the SEC pursuant to the Exchange Act, or (b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any Law binding upon the Shareholder, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have an adverse effect on the Shareholder’s ability to satisfy its obligations under this Agreement.  No proceedings are pending which, if adversely determined, will have an adverse effect on any ability to vote or dispose of any of the Securities. The Shareholder has not previously assigned or sold any of the Securities to any third party.

2.4   Shareholder Has Adequate Information.   Shareholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Securities and has independently and without reliance upon either Sub or Parent and based on such information as Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.  Shareholder acknowledges that neither Sub nor Parent has made and neither makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.  Shareholder acknowledges that the agreements contained herein with respect to the Securities by Shareholder are irrevocable (prior to the Termination Date), and that Shareholder shall have no recourse to the Securities, Parent or Sub, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement.

2.5   No Setoff.   The Shareholder has no liability or obligation related to or in connection with the Securities other than the obligations to Parent and Sub as set forth in this Agreement.  There are no legal or equitable defenses or counterclaims that have been or may be asserted by or on behalf of the Company or the Shareholder to reduce the amount of the Securities or affect the validity or enforceability of the Securities.

2.6   No Amounts Payable to Shareholder.   Except as disclosed in the Merger Agreement, there are no amounts due or payable by the Company or any Company Subsidiary to the Shareholder or any of its affiliates or associates in connection with the transactions contemplated by the Merger Agreement or this Agreement or otherwise (other than any payments required under the Merger Agreement solely in exchange for equity securities of the Company).

3.   Representations and Warranties of Parent and Sub.   Parent and Sub hereby represent and warrant to Shareholder, as of the date hereof that:

3.1   Authorization.   Parent and Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  Parent and Sub have duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

3.2   No Violation.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or cause a breach of or default under, any contract or agreement, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon Parent or Sub, except for such violations, breaches or defaults which are not reasonably likely to have a material adverse effect on either Parent’s or Sub’s ability to satisfy its obligations under this Agreement.

4.   Survival of Representations and Warranties.   The respective representations and warranties of Shareholder, Parent and Sub contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto.  The representations and warranties contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

5.   Specific Performance.   Shareholder acknowledges that Sub and Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder which are contained in this Agreement.  It is accordingly agreed that, in addition to any other remedies which may be available to Sub and Parent upon the breach by Shareholder of such covenants and agreements, Sub and Parent shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

6.   Miscellaneous.

6.1   Term.   This Agreement and all obligations hereunder shall terminate upon the earlier of (i) the day after the Merger is consummated, (ii) December 31, 2007, (iii) the date of any modification, waiver or amendment to the Merger Agreement in a manner that reduces the amount and form of consideration payable thereunder to the Shareholder, and (iv) the termination of the Merger Agreement pursuant to Section 8.1 thereof (the earliest of (i), (ii), (iii) and (iv), the “Termination Date”).

6.2   Fiduciary Duties.   Notwithstanding anything in this Agreement to the contrary: (a) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder’s capacity as a record holder and beneficial owner of Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by the Shareholder or any Representative of the Shareholder, as applicable, serving on the Company Board of Directors or on the board of directors of any Company Subsidiary or as an officer or fiduciary of the Company or any of Company Subsidiary, acting in such person’s capacity as a director, officer or fiduciary of the Company or any Company Subsidiary.

6.3   Expenses.   Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement.  Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it.

6.4   Binding Effect.   This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

6.5   Entire Agreement.   This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended only by a written instrument duly executed by the parties hereto.

6.6   Headings.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.7   Assignment.   Without limitation to Section 1.1, this Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that each of Parent and Sub may freely assign its rights to another direct or indirect wholly owned subsidiary of Parent or Sub without such prior written approval but no such assignment shall relieve Parent or Sub of any of its obligations hereunder.  Any purported assignment requiring consent without such consent shall be void.

6.8   Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.

6.9   Notices.   Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or by electronic mail, or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

(a)	If to Parent	Genzyme Corporation
	or Sub:	500 Kendall Street
Cambridge, Massachusetts 02142
Attention: Earl M. Collier, Jr.
Facsimile: (617)-252-7600
Email: duke.collier@genzyme.com
	with a copy to:	Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: Paul Kinsella
Facsimile: (617) 951-7050
Email: paul.kinsella@ropesgray.com

(b) If to Shareholder, to the addresses indicated on Schedule I hereto.

Any party may by notice given in accordance with this Section 6.9 to the other parties to designate updated information for notices hereunder.

6.10   Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

6.11   Enforceability.   The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible and, absent agreement among the parties, a court is authorized to so modify this Agreement.

6.12   Further Assurances.   From time to time, at Parent’s request and without further consideration, Shareholder shall execute and deliver to Parent such documents and take such action as Parent may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Parent good, valid and marketable title to the Securities, including, but not limited to, using its best efforts to cause the appropriate transfer agent or registrar to transfer of record the Securities.

6.13   Remedies Not Exclusive.   All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

6.14   Dividend Rights.   For the avoidance of doubt, until the Acceptance Date, the Shareholder shall retain all rights to any dividends payable on the Company Convertible Preferred Stock.

6.15   Waiver of Jury Trial.   EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, Parent, Sub and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

GENZYME CORPORATION
By:
Name: Peter Wirth
Title: Executive Vice President,
Chief Legal Officer & Secretary
WICHITA BIO CORPORATION
By:
Name: Peter Wirth
Title: Vice President & Secretary
SHAREHOLDER:
Name:

SCHEDULE I TO
THE TENDER AND VOTING AGREEMENT

1.             Securities held by Shareholder:

Shareholder	Shares of Common Stock	Options to Purchase Common Stock	Warrants to Purchase Common Stock	Shares of Series A Convertible Participating Preferred Stock

2.             Address to which notices or other communications are to be sent in accordance with Section 6.9 of this Agreement:

Shareholder:

Facsimile:
Email:

with a copy to:

Facsimile:
Email:
and with a copy to:	Goodwin Procter LLP
53 State Street
Exchange Place
Boston, MA 02109
	Attn:	Christopher J. Denn
	Telephone:	(617) 570-8717
	Facsimile:	(617) 523-1231
	Email:	cdenn@goodwinprocter.com
	Attn:	James R. Kasinger
	Telephone:	(617) 570-1104
	Facsimile:	(617) 523-1231
	Email:	jkasinger@goodwinprocter.com

Annex C

OPINION OF UBS SECURITIES LLC

[LETTERHEAD OF UBS SECURITIES LLC]

May 28, 2007

The Board of Directors
Bioenvision, Inc.
345 Park Avenue
New York, New York 10154

Dear Members of the Board:

We understand that Bioenvision, Inc., a Delaware corporation (“Bioenvision”), is considering a transaction whereby Genzyme Corporation, a Massachusetts corporation (“Genzyme”), will acquire Bioenvision. Pursuant to the terms of an Agreement and Plan of Merger, draft dated May 28, 2007 (the “Merger Agreement”), among Genzyme, Wichita Bio Corporation (“Sub”), a Delaware corporation and wholly owned subsidiary of Genzyme, and Bioenvision, (i) Sub will commence a tender offer (the “Tender Offer”) to purchase all outstanding shares of the common stock, par value $0.001 per share, of Bioenvision (“Bioenvision Common Stock”) at a purchase price of $5.60 per share in cash (the “Common Stock Consideration”), and (ii) subsequent to the consummation of the Tender Offer, Sub will be merged with and into Bioenvision (the “Merger” and, together with the Tender Offer, the “Transaction”) and each outstanding share of Bioenvision Common Stock not previously tendered will be converted into the right to receive the Common Stock Consideration. The Merger Agreement also provides, in connection with the Transaction, for the acquisition by Sub of all of the outstanding shares of Series A Convertible Participating Preferred Stock of Bioenvision. In addition, simultaneously with the execution of the Merger Agreement, certain stockholders of Bioenvision are entering into stockholder agreements with Genzyme and Sub (such stockholders, the “Excluded Holders”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Bioenvision Common Stock (other than Genzyme, Sub, the Excluded Holders and their respective affiliates) of the Common Stock Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to Bioenvision in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS has provided investment banking services to Bioenvision unrelated to the proposed Transaction for which UBS received compensation, including having acted as joint bookrunning manager in connection with an equity offering of Bioenvision in 2005. In addition, in the past, UBS has provided investment banking services to Genzyme unrelated to the proposed Transaction for which UBS received compensation, including having acted as financial advisor to Genzyme in connection with certain acquisition transactions in 2005 and 2006. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Bioenvision and Genzyme and, accordingly, may at any time hold a long or short position in such securities.

The Board of Directors
Bioenvision, Inc.
May 28, 2007

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to Bioenvision or Bioenvision’s underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any stockholder of Bioenvision as to whether such stockholder should tender shares of Bioenvision Common Stock in the Tender Offer or how such stockholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Common Stock Consideration to the extent expressly specified herein, of the Merger Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Merger Agreement will not differ in any material respect from the draft that we have reviewed, (ii) Bioenvision and Genzyme will comply with all material terms of the Merger Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on Bioenvision or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to Bioenvision; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of Bioenvision that were provided to us by the management of Bioenvision and not publicly available, including financial forecasts and estimates prepared by the management of Bioenvision; (iii) conducted discussions with members of the senior management of Bioenvision concerning the business and financial prospects of Bioenvision; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of Bioenvision Common Stock; (vii) reviewed the Merger Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your direction, we contacted selected third parties to solicit indications of interest in a possible transaction with Bioenvision and held discussions with certain of these parties prior to the date hereof.

In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Bioenvision, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Bioenvision as to the future performance of Bioenvision. We have relied, at your direction, without independent verification or investigation, upon the assessments of the management of Bioenvision as to the products and technology of Bioenvision and the risks associated with such products and technology (including, without limitation, the probability of successful testing, development and marketing, and approval by appropriate governmental authorities, of such products and technology). Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

The Board of Directors
Bioenvision, Inc.
May 28, 2007

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock Consideration to be received by holders of Bioenvision Common Stock (other than Genzyme, Sub, the Excluded Holders and their respective affiliates) in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors in connection with, and for the purpose of, its evaluation of the Transaction.

Very truly yours,
/s/ UBS Securities LLC
UBS SECURITIES LLC

Annex D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
RIGHTS OF APPRAISAL

(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.      Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.      Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.      Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.      Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b., and c. of this paragraph.

(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:

(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)   If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the Merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the Merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

BIOENVISION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BIOENVISION, INC. FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON               , 2007.

The undersigned, as a stockholder of Bioenvision, Inc. (the “Company”), hereby appoints Christopher B. Wood, M.D. and James S. Scibetta, and each of them, with full power of substitution, as proxies to vote all shares of stock of the Company which the undersigned is entitled to vote through the execution of a proxy with respect to the special meeting of stockholders of the Company (the “Special Meeting”) to be held at the offices of Goodwin Procter LLP, 599 Lexington Avenue, New York, New York 10022, on               , 2007 at               , local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below.

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company’s proxy statement.

Please specify your choices by marking the appropriate boxes.

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement by and among Bioenvision, Inc., Genzyme Corporation and Wichita Bio Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐
1.	Adoption of the Agreement and Plan of Merger, dated as of May 29, 2007, by and among Bioenvision, Inc., Genzyme Corporation and Wichita Bio Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.

In their discretion, to transact any other business as may properly come before the Special Meeting, or any adjournment or postponement thereof, or upon matters incident to the conduct of the Special Meeting.

You may revoke or change your proxy at any time prior to its use at the Special Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, New York 10154, ATTN: Kristen Dunker, Esq. so as to be delivered at or before the taking of the vote at the Special Meeting.

(Continued and to be dated and signed on the reverse side)

FOR YOUR VOTE TO COUNT YOUR PROXY CARD MUST BE RECEIVED PRIOR TO THE SPECIAL MEETING ON               , 2007. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. IF YOU FAIL TO RETURN THE PROXY CARD OR VOTE IN PERSON AT THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

Returned proxy cards will be voted (1) as specified on the matters above; (2) in accordance with the Board of Directors’ recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted “FOR” approval of the proposals set forth above. By signing this proxy, you hereby acknowledge receipt of the Notice of the Special Meeting and the proxy statement dated               , 2007 and furnished herewith.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.